                                                Filed Pursuant to Rule 424(b)(3)

PROSPECTUS                                            REGISTRATION NO. 333-38852

                                 CELLPOINT INC.

                        1,883,801 SHARES OF COMMON STOCK

    This Prospectus is being used by certain stockholders (the "Selling Stockholders") of CellPoint Inc. (together with its subsidiaries, unless the context otherwise requires, the "Company" or "CellPoint") to sell an aggregate of up to 1,883,801 shares (the "Shares") of the Common Stock of the Company. The Selling Stockholders will sell the Common Stock, from time to time, at prices then attainable, less ordinary brokers' commissions and dealers' discounts, as applicable. The Shares were offered and sold to the Selling Stockholders pursuant to private offerings in which the Shares were not registered with the Securities and Exchange Commission. The Shares are being offered solely for the account of the Selling Stockholders and we will receive no part of the proceeds of this Offering. For more information about the Selling Stockholders, please refer to the sections entitled "Summary of Offering" and "The Selling Stockholders".

    Our Common Stock trades on the NASDAQ National Market ("NASDAQ") under the symbol CLPT. On December 21, 2000 the last reported sale price per share of Common Stock was $5.25.

    INVESTING IN THE COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS.

                                                                  PROCEEDS TO ISSUER
                                              PRICE TO PUBLIC     OR OTHER PERSONS(2)
Per Share.................................              $5.25(1)              (1),(2)
  Total...................................  $    9,889,955.25(1)              (1),(2)

------------------------

(1) Estimated, based upon the last reported sale price of our Common Stock on December 21, 2000.

(2) We will receive no part of the proceeds from the sale of the shares described in this Prospectus. All proceeds will go to the Selling Stockholders, and the amount set forth above assumes that all Shares described in this Prospectus are sold. Our estimated expenses in connection with this Prospectus are approximately $87,000.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

  The date of this Prospectus is August 4, 2000, as amended as of December 29,
                                     2000.

    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING OR SOLICITATION WITH RESPECT TO THESE SECURITIES BY THE COMPANY TO ANY PERSON WHO MAY BE CONSIDERED TO BE AN UNDERWRITER OR TO ANY PERSON IN ANY STATE IN WHICH SAID OFFERING OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF OR IN WHICH THE PERSON MAKING SAID OFFERING OR SOLICITATION IS NOT QUALIFIED TO ACT AS DEALER OR BROKER OR OTHERWISE TO MAKE SUCH OFFERING OR SOLICITATION.

    WE HAVE AGREED TO FILE AMENDMENTS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART IN ORDER TO INFORM POTENTIAL PURCHASERS OF THE COMMON STOCK OF ANY FACTS OR EVENTS ARISING AFTER THE DATE OF THIS PROSPECTUS WHICH ARE MATERIAL TO SUCH PURCHASER'S INVESTMENT DECISION. WE WILL DISTRIBUTE ANY SUCH AMENDMENTS TO THIS PROSPECTUS TO THE SELLING STOCKHOLDERS AFTER SUCH AMENDMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

    We file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") (our SEC file number is 000-25205). Our SEC filings are also available over the Internet at the SEC's website at HTTP://WWW.SEC.GOV. You may also read and copy any document we file at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room and their copy charges. We maintain a website at http://www.cellpt.com.

    IN CONNECTION WITH THIS OFFERING, CERTAIN SELLING STOCKHOLDERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK OF THE COMPANY ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "PLAN OF DISTRIBUTION".

                           FORWARD-LOOKING STATEMENTS

    This Prospectus contains certain "forward-looking statements". We have based these forward-looking statements on our current expectations and projections about future events, and they do not relate strictly to historical or current facts. Our actual results could differ materially from the results discussed in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions about CellPoint, including, among other things:

    - The rate of market development and acceptance of location and telematics technologies;

    - The unpredictability and length of our sales cycle;

    - The limited revenues and significant operating losses we have generated to date;

    - Our ability to achieve adequate levels of revenue to recover our investment in capitalized software development costs;

    - The dependence on the efforts of mobile networks operators;

    - The possibility of significant ongoing capital requirements;

    - The loss of any significant customer;

    - Our ability to secure additional financing as and when necessary;

    - Our ability to retain the services of our key management and to attract new members of the management team; and

    - Our ability to effect and retain appropriate patent, copyright and trademark protection of our products.

    We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events contained or incorporated by reference in this Prospectus might not occur.

                            ------------------------

    We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus, as well as information we previously filed with the SEC, is accurate as of the date on the front cover of this Prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                              SUMMARY INFORMATION

    THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT OUR BUSINESS AND THIS OFFERING. IT MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING "RISK FACTORS" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN SHARES OF COMMON STOCK.

OUR BUSINESS

    CellPoint Inc. and its subsidiaries promote, market, develop, offer, sell, support and distribute digital cellular, or GSM (Global System for Mobile Communications, "GSM") technologies and applications for mobile phone location services and telematics. We are primarily an enabler of location technology and services for mobile phones and other mobile devices. Location services for mobile phones are made possible by combining location technology, a location services platform (similar to an operating system) and applications to deliver various location services. Our operating system also supports our telematics terminals to enable telemetry services with broad industrial scope.

    CellPoint is an end-to-end provider of location services. Our location technology enables users to determine the position of a cellular telephone or object in unmodified GSM cellular networks. The primary location service applications include resource management of mobile workforce assets, friend-finding relative to one's own location, personal security services and fleet management and vehicle tracking for security, including positioning and tracking for recovery in the event of theft. In the resource and fleet management application, companies can view and track their mobile service personnel over the Internet. Information services can include location-sensitive traffic reports, weather, and concierge information services such as the location of the nearest hotel, restaurant or repair shop. Emergency applications could include locating persons making emergency calls, roadside assistance in the event of vehicle breakdown or location of a disabled or impaired person who may be lost or missing.

    Unwire, our telematics subsidiary, focuses on the worldwide marketing, support, development, distribution and sales of our technologies and products for telematics. Telematics involves wireless remote management and control of machines and equipment. The field of applications spans all industries and includes, for example, logistics, alarm management, elevator systems, vending machines, container management, meter reading, fleet management, vehicle monitoring and remote control, quality control, cash and ATM terminals, gate and door management, security, supervision and service information.

    As used herein, "we", "us", "our" and "the Company" refer to CellPoint Inc. and its subsidiaries, collectively; "CellPoint" refers to our wholly-owned subsidiaries, CellPoint Systems AB in Sweden, CellPoint Europe Limited in England and CellPoint Systems SA (Pty) Ltd. In South Africa; and "Unwire" refers to our wholly-owned subsidiary, Unwire AB.

OUR ADDRESS

    We were originally organized on February 28, 1997, as Technor
International, Inc., a corporation organized under the laws of the State of Nevada, pursuant to the provisions of General Corporation Law of the State of Nevada. On October 4, 1999, we changed our corporate name to "CellPoint Inc." in order to generate wider name recognition in the business and financial communities. Our Common Stock trades on the NASDAQ National Market under the symbol CLPT.

    Our principal business address and telephone numbers are Kronborgsgrand 7, 164 46 Kista, Sweden, telephone +46 (0)8 5947-4900, facsimile +46 (0)8 35 87 90.
We also maintain executive offices at 3000 Hillswood Drive, Hillswood Business Park, Chertsey, Surrey, KT16 ORS, England, telephone +44 1932 895 310. The Company maintains a website at WWW.CELLPT.COM. Information contained in our website is not a part of this Prospectus.

RECENT DEVELOPMENTS

    On August 28, 2000, Unwire announced a contract with PhoneTrans AG of Germany, pursuant to which PhoneTrans has committed to purchase a minimum of 24,000 telematics terminals from Unwire over 29 months. The purchase price under the contract is expected to aggregate $8,000,000. In the vending machine marketplace, Unwire's terminals will automatically notify owners of low stock levels, saving companies time and money by ensuring stock levels are always there. Unwire will earn revenues from the sale of hardware, consulting services and application license fees.

    On September 8, 2000, Unwire announced its agreement with ItsMobile of Ireland to provide telematics terminals for vending machines in Europe. The purchase price under the contract is expected to aggregate $2,800,000 in revenues. Unwire's terminals will notify owners automatically of low stock levels and will provide such owners with remote management information for the vending machines.

    On September 27, 2000, Unwire and CellPoint announced a contract with Car Tracking Company Ltd. of Thailand. This contract combines Unwire's purpose-designed in-vehicle telematics terminals with CellPoint's location technology to provide security and fleet management for police and government vehicles in Thailand. The contract is expected to aggregate $12,000,000 in revenues over three years.

    On October 9, 2000, we announced a commercial agreement with EuroTel
Praha Ltd. of the Czech Republic for our Mobile Location Services platform and applications. EuroTel, using CellPoint's latest location-based service technology, is able to offer its customers our Resource Manager service based on their current mobile phones and SIM cards.

    On December 6, 2000, we completed a private placement with Castle Creek Technology Partners LLC ("Castle Creek"). In such transaction, we issued to Castle Creek 6% convertible notes in the aggregate principal amount of $10,000,000 and five-year warrants to purchase up to 210,526 shares of the Company's Common Stock. The convertible notes are due September 30, 2002, and may be prepaid prior to such date upon the satisfaction of certain conditions (including the issuance of additional warrants). The warrants are exercisable initially at $11.40 per share. The conversion ratio of the notes and the exercise price of the warrants are subject to anti-dilution adjustments.

THE SELLING STOCKHOLDERS

    This Prospectus relates to the registration of the resale of 3,802,908 shares of our Common Stock, beneficially owned by certain of the Company's stockholders (the "Selling Stockholders"). Of the shares covered by this Prospectus, 898,320 are being registered for sale by purchasers in a private placement through Madison Securities in 1999 and 985,481 are being registered for sale by the former stockholders of Unwire.

    We do not know when or if the Selling Stockholders will exercise their warrants or whether the Selling stockholders will sell any of the Shares. See "The Selling Stockholders" and "Plan of Distribution".

THE OFFERING

    The Shares offered pursuant to this Prospectus are shares of our Common Stock beneficially owned by the Selling Stockholders. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders, except to the extent that any of the Selling Stockholders exercise their warrants and elect to pay the exercise price in cash.

           SUMMARY CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

    THE FOLLOWING TABLES SUMMARIZE THE FINANCIAL DATA FOR OUR BUSINESS. YOU SHOULD READ THIS INFORMATION TOGETHER WITH "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                                                              THREE MONTHS ENDED
                                          YEAR ENDED JUNE 30,                    SEPTEMBER 30,
                                               (AUDITED)                          (UNAUDITED)
                                ----------------------------------------   -------------------------
                                    2000          1999          1998          2000          1999
                                ------------   -----------   -----------   -----------   -----------
INCOME STATEMENT DATA:
Operating revenues............  $    915,478   $        --   $        --   $   978,121   $    81,319
Gross profit..................       385,522            --            --       724,186        81,319
(Loss) from operations........   (11,787,375)   (2,873,479)     (835,808)   (5,195,019)   (1,277,225)
Other Income (Expense)........       (43,885)      (96,272)       23,237      (152,279)     (510,760)
Net (Loss)....................   (11,831,260)   (2,969,751)     (812,571)   (5,347,298)   (1,787,985)
(Loss) per share basic and
  diluted.....................         (1.35)         (.40)         (.18)         (.61)         (.22)

BALANCE SHEET DATA:
Current assets................     7,781,060   $   236,193     7,272,737     5,281,906     1,426,083
Total assets..................    86,706,310    11,756,542    11,632,829    81,127,119    12,463,714
Total liabilities.............     6,606,234       595,460       919,495     6,376,987     2,433,638
Working capital...............     5,174,826      (359,447)    6,353,242     2,904,919    (1,007,555)
Stockholders' equity..........    80,100,076    11,160,902    10,713,334    74,750,132    10,030,076

                                  RISK FACTORS

    THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE YOU DECIDE TO BUY OUR SHARES. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION WOULD BE LIKELY TO SUFFER. IN THAT CASE, THE MARKET PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

    OUR LIMITED OPERATING HISTORY MAKES EVALUATION OF OUR BUSINESS AND PROSPECTS DIFFICULT.

    We have only a limited operating history on which you can base an evaluation of our business and prospects. While we have generated limited revenues since July 1999, we cannot assure you that we will generate sufficient revenues to fund our operations or that we will be profitable at such level of operations. Our business and prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets, such as the market for positioning services.

    WE HAVE A HISTORY OF LOSSES AND WE ANTICIPATE SIGNIFICANT FUTURE LOSSES.

    For the year ended June 30, 2000, we had aggregate commercial revenues of $915,478. We incurred a loss of ($11,787,375) for fiscal year 2000, as compared to a loss of ($2,873,479) for the fiscal year ended June 30, 1999. If we were to record profits, we do not anticipate paying dividends on our Common Stock in the foreseeable future.

    WE MAY NEED ADDITIONAL FINANCING FOR OUR FUTURE CAPITAL NEEDS WHICH MAY NOT BE AVAILABLE ON FAVORABLE TERMS, IF AT ALL.

    We are likely to need additional cash in order to implement our strategies, including cash for (i) payment of increased operating expenses; and
(ii) further implementation of our business strategies. We may raise such additional capital through additional public or private financings, as well as borrowings and other resources. While we have no commitments in place as of the date of this Prospectus, we are actively negotiating with several investment banks to undertake a financing. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to our stockholders. We cannot be assured that we will have access to the capital markets in the future, or that financing will be available to us on acceptable terms to satisfy our cash requirements. If we cannot obtain the necessary capital, our business and financial condition will be materially and adversely affected. In such event, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our assets that we would not otherwise choose to do.

    WE DEPEND HEAVILY ON OUR KEY PERSONNEL, AND OUR INABILITY TO RETAIN THEM COULD ADVERSELY AFFECT OUR BUSINESS.

    Our success will depend, in part, on the continued availability of our senior management team, particularly Peter Henricsson, President and Chief Executive Officer, Lynn Duplessis, Vice President, Lars Persson, Chief Executive Officer of CellPoint Europe Limited, and Lars Wadell, Chief Financial Officer. We have employment agreements with each of these executive officers.
Mr. Henricsson and Ms. Duplessis are husband and wife. The loss of any of these key employees could have a material adverse effect on our business and prospects. We believe that all commercially reasonable efforts have been made to minimize the risks that might arise should any of our key personnel depart from the Company. We do not maintain any key man life insurance with respect to any of our executive employees.

    AN INVESTMENT IN OUR COMPANY MUST BE CONSIDERED SPECULATIVE.

    We cannot assure you that you will realize a return on your investment or that our stockholders will not lose their investments in our Company in their entirety. In the event we are forced to dissolve or commence insolvency proceedings, any proceeds from the liquidation of our assets will be distributed to our stockholders only after the satisfaction of the claims of our creditors. Your ability to recover all or any portion of an investment in our capital stock will depend upon the amount of the dissolution proceeds.

    WE MAY NOT BE ABLE TO MANAGE OUR EXPANDING OPERATIONS EFFECTIVELY.

    We are currently experiencing a period of rapid expansion. Due to the limited deployment of our services to date, the ability of our systems and operations to connect and manage a substantially larger number of customers while maintaining adequate performance is unproven. In addition, rapid growth is likely to place a strain on managerial and operational resources. To accommodate this growth, we must accomplish the following:

    - implement new or upgraded operating and financial systems, procedures and controls in many different locations;

    - expand customer service, billing and other related support systems;

    - devise and implement new advertising and marketing campaigns focused on the CellPoint brand and certain of new products and services; and

    - obtain sufficient resources or additional capacity from network operators.

    We may not succeed with these efforts. Our failure to accomplish these goals in an efficient manner could cause expenses to grow and revenues to decline or grow more slowly than expected, and could otherwise have a material adverse effect on our business, financial condition and results of operations.

    WE HAVE NOT YET ACHIEVED FULL MARKET ACCEPTANCE OF OUR PRODUCTS.

    We are currently implementing commercial operations of the CellPoint System. Our first commercial agreement was signed in April 1999 with Tele2, a GSM network operator in Sweden, for positioning services for GSM telephones. Tele2 launched commercial services in Sweden for positioning of mobile phones based on the CellPoint System in November 1999. We announced a commercial agreement where France Telecom Mobiles will license CellPoint's location platform and one location services application, Resource Manager. A commercial agreement was announced on October 9, 2000 with EuroTel Praha Ltd. of the Czech Republic for our Mobile Location Services Platform and applications. Further strategic alliances are in place to co-market new services internationally, such as with Yahoo Sverige AB, where Yahoo! has branded CellPoint's Finder! product as Yahoo! Find-A-Friend, and with Matrix Vehicle Tracking (Pty) Ltd. for deploying vehicle tracking and fleet management services with purpose-designed terminals. We have begun to receive contract revenues from these initial contracts. Though we are marketing the CellPoint System throughout Europe and Asia, we cannot assure you that we will be successful in procuring additional contracts, or that the contracts obtained will be profitable. We also cooperate with numerous cellular industry suppliers including application developers and cellular phone and SIM card manufacturers. We are seeking additional strategic alliances for distribution and marketing channels to sell the positioning and telematics services for GSM cellular phones and proprietary hardware terminals to end-users.

    We cannot assure you that the CellPoint System will achieve a significant degree of market acceptance, and that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient (or substitute products developed) to permit the Company to recover start-up and other associated costs. Failure of the CellPoint System to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions, and results of operations.

    OUR SALES CYCLES ARE LONG AND OUR REVENUE IS UNPREDICTABLE.

    Our products and services are complex and it typically takes a cellular network operator a significant amount of time to reach a decision to purchase them. We may spend a significant amount of time, effort and expense during a particular period that does not yield any orders during that period or at all. If orders or payments are delayed, then it may be difficult to meet cash flow requirements or obtain credit. Furthermore, deployment of services by a network operator may take several months. A delay in sales of our products could cause operating results to vary significantly from projected results. The sales of services by the network operators will depend on how quickly the network operator is able to roll-out mobile location service. Since we have no control over the timing of the roll-out and since we have limited revenue history, it is particularly difficult to predict revenue and operating results. If the timing and magnitude of sales are not accurately predicted, then it may be difficult to meet customers' delivery requirements. These problems could impede our growth, restrict our ability to take advantage of new opportunities, and ultimately have a material adverse effect on our financial condition.

    WE MAY HAVE DIFFICULTY IDENTIFYING AND FINANCING SUITABLE ACQUISITIONS, JOINT VENTURES OR STRATEGIC ALLIANCES, AND THOSE THAT WE DO COMPLETE COULD ADVERSELY AFFECT OPERATING RESULTS.

    As part of our business strategy, senior management reviews potential acquisitions, joint ventures and strategic alliances that may complement or expand existing business or increase revenues. We may not be able to identify appropriate joint ventures, acquisitions or alliances or be able to finance these transactions successfully once identified. Any failure to identify or finance future transactions may impair our growth.

    Any acquisitions that are not completed will be accompanied by the risks commonly encountered with acquisitions of companies, such as the difficulty of integrating the operations and personnel of the acquired businesses, the potential disruption of our business, the assumption of unexpected liabilities relating to the acquired assets, the imposition and maintenance of common standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of difficulties arising out of integration. Furthermore, the value of any business acquired may be less than the amount paid for it if, for example, there is a decline in the position of that business in the relevant market in which it operates or there is a decline in that market generally.

    WE MAY ENCOUNTER DIFFICULTIES IN IMPLEMENTING OUR BUSINESS STRATEGY.

    Although we intend to pursue a strategy of aggressive product marketing, development and distribution, implementation of this strategy will depend in large part on our ability to (i) establish a significant customer base and maintain favorable relationships with those customers, (ii) effectively introduce acceptable products to our customers, (iii) obtain adequate financing on favorable terms to fund our business strategy, (iv) maintain appropriate procedures, policies, and systems, (v) hire, train, and retain skilled employees, and (vi) continue to operate in the face of increasing competition. If we are unable to achieve any or all of these goals, we will not be able to successfully implement our business strategy, which could have a material adverse effect on our results of operations and financial condition.

    THE PERFORMANCE OF OUR PRODUCTS COULD RESULT IN PRODUCT LIABILITY FOR OUR BUSINESS OR PRODUCT RECALLS.

    We are responsible for product performance and liabilities of our products based on our core technology. We currently have product liability insurance, but there can be no assurance that we will be able to obtain additional insurance or maintain such insurance on acceptable terms that such insurance will provide adequate coverage against potential liabilities. We face a business risk of exposure to product liability, claims for consequential damages and other claims in the event that the use of our technology and services or the failure of our technology to perform in accordance with specifications is alleged to result in adverse effects. We cannot assure you that we will avoid significant product liability exposure or that insurance coverage will be available in the future on commercially reasonable terms, or at all. A loss of insurance coverage or the assertion of a product liability claim or claims would likely materially adversely affect our business, financial condition and results of operations. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the marketing and distribution of the CellPoint System.

    WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND MAY BE SUBJECT TO CLAIMS ALLEGING INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

    We cannot be certain that the steps we have taken to protect our intellectual property rights will be adequate to deter misappropriation of proprietary information or prevent others from independently developing or offering similar products or services. Given the global reach of mobile communications, trademarks and other forms of intellectual property could be displayed in countries that offer less intellectual property protection than the United States, Sweden, South Africa and the United Kingdom. Furthermore, although we have and expect to have confidentiality and non-competition agreements with our employees, suppliers and manufacturers, no assurances can be made that such arrangements will be adequate to protect our trade secrets and intellectual property rights. We are not aware of any infringement by our technology on the proprietary rights of others and have not received any notice of claimed infringement. However, we have not conducted any investigation as to possible infringement. In addition, we cannot be sure that a third-party will not assert an infringement claim in the future, or if asserted, that we will be able to successfully defend against any such claim. Any such misappropriation or claim could have a material adverse effect on our future financial results and/or our ability to operate the business.

    A FEW STOCKHOLDERS OWN A SUFFICIENT NUMBER OF SHARES OF OUR COMMON STOCK CAN EXERT A MAJOR INFLUENCE ON MAJOR DECISIONS TO BE TAKEN BY OUR STOCKHOLDERS.

    Mr. Henricsson and Ms. Duplessis, the founders of the Company, beneficially own together approximately 19.1% of our issued and outstanding shares of Common Stock. Novel Electronics Systems & Technologies, Ltd., the company from whom we purchased the core technology, beneficially owns approximately 24.1% of our issued and outstanding shares of Common Stock. Mr. Henricsson and Ms. Duplessis are not shareholders of Novel. Because of such ownership, Mr. Henricsson, Ms. Duplessis and Novel together could have a major influence on the election of all members of the Board of Directors of the Company and determine our corporate action. Stockholders are not entitled to accumulate their votes for the election of directors or otherwise.

RISKS RELATED TO OUR INDUSTRY

    IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGES AND CHANGES IN CUSTOMER NEEDS, WE MAY LOSE SALES.

    The mobile industry is characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as frequent new product and service introductions. We will need to maintain technological competitiveness, achieve market acceptance and meet an expanding range of customer requirements in order to attract and retain customers and manage customer data effectively.

    Our services are integrated with mobile devices and must also be compatible with the networks of mobile network operators. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards including GPRS and UMTS, or changing customer requirements. Our ability to grow and achieve profitability will depend, in part, on our ability to accomplish the following in a timely and cost-effective manner:

    - effectively use and integrate new mobile technologies;

    - continued development and maintenance of technical expertise;

    - develop applications to adapt to new mobile systems and personal devices;

    - influence and respond to emerging industry standards and other changes;

    - effectively market our services; and

    - develop innovative services that continue to satisfy the needs of our customers.

    We cannot assure you that we will be able to achieve these goals and our failure to do so could have a material adverse effect on our future financial results and/or ability to operate the business.

    THERE IS NO ESTABLISHED MARKET FOR LOCATION SERVICES.

    The success of our business depends heavily on the development of a market for mobile location products and services. Since this market is new, and its potential is uncertain, there can be no assurances that it will develop or be sustained for a period sufficient to recover start-up and other associated costs. In order to be successful, we need mobile network operators to launch and maintain mobile location services utilizing our location services platform and location applications. Although we intend to market our products aggressively, we cannot assure you that network operators will accept our products or that consumers will purchase mobile location services from their network operators. If significant sales of location services do not develop, our financial condition and results of operations may suffer.

    OUR SUCCESS DEPENDS ON ESTABLISHING AND MAINTAINING RELATIONSHIPS WITH, AND OBTAINING SUFFICIENT CAPACITY FROM MOBILE NETWORK OPERATORS.

    The primary source of our location services revenue is based on the volume of subscribers using our services through a mobile network operator. Our success depends heavily on the success of mobile network operators in pricing and marketing new location services to their customers. If one or more network operators are unable to gain location services subscribers, then our earnings may suffer. We also depend on mobile network operators to provide uninterrupted service and we will not be able to satisfy our customers' needs if the network operators fail to provide the required level of service, including bandwidth. In addition, our expenses may increase and profitability could be materially adversely affected if network operators were to increase the prices of their services. Some network operators are, or could become, competitors and, if they become competitors, they may refuse to provide their services to us or only provide them to us on less advantageous terms. This could have a material adverse effect on our future financial results and/or our ability to operate the business.

    OUR BUSINESS COULD SUFFER IF MOBILE DEVICES ARE NOT WIDELY ADOPTED FOR INTERNET-BASED SERVICES.

    The success of our business depends in part on the acceptance by the market of mobile devices as a method of accessing the Internet. There are a number of technological and market barriers to the widespread use of mobile devices for this purpose. These barriers include limited display capability, difficulty of data input, slower connection speeds, lack of acceptable security technologies, concerns over privacy and inconsistent quality of service.

    ACTUAL OR PERCEIVED HEALTH RISKS ASSOCIATED WITH THE USE OF MOBILE PHONES COULD REDUCE THE NUMBER OF MOBILE USERS.

    We are aware of recent concerns expressed that there may be risks associated with the effects of electromagnetic signals from mobile handsets and transmission masts, which serve as antennae for transmitting radio signals. While there is currently no substantiated link between radio waves and long-term health issues, the actual or perceived risk of mobile communications devices and masts could affect us through a reduction in the number of mobile handset users or a reduction in the average usage per mobile subscriber.

    COMPETITION COULD HARM OUR BUSINESS.

    The markets for the location and telematics services offered by us are becoming increasingly competitive. If we are unable to either respond adequately to the competitive challenges we face or establish a sustainable competitive advantage, we may lose market share or be forced to lower prices to unprofitable levels. In addition, we have a number of existing and potential competitors, located in various service categories, and may be unable to predict or plan adequately for the strategies of competitors. Accordingly, we may be unable to respond quickly or adequately to the changes in the marketplace brought on by new service offerings and the marketing and promotional efforts of existing or new competitors.

    As many of our agreements with mobile network operators are non-exclusive, competitors may use the same networks in competition with us. It may be possible for competitors to develop technologies, products and services that are more effective than our technologies, products and services or that could render our technology, products and services obsolete and non-competitive. Competitors could include mobile network operators, software developers, systems integrators, media companies and Internet portals. Many potential competitors have significantly greater financial, technical, marketing and other resources than we have. No assurances can be made that existing competitors or other companies will not provide services that could be more attractive to consumers or companies than those provided by us or that we will be able to respond adequately to the competitive challenges we face. Additional information regarding competition is described under "Business--Competition".

    WE ARE DEPENDENT ON INTERNATIONAL SALES, AND OUR BUSINESS IS SUBJECT TO THE LOCAL BUSINESS RISKS IN EACH COUNTRY IN WHICH WE DO BUSINESS.

    We anticipate that a significant portion of the revenue from the sale of our location services and telematics products and services will be derived from customers located outside of the United States. Our sales and operations could be subject to certain risks of international trade, including tariffs and other barriers, difficulties in staffing and managing foreign subsidiary and branch operations, currency exchange risks and exchange controls, potentially adverse tax consequences and the possibility of difficulty in accounts receivable collection. Any of these factors could adversely affect our business, financial condition and results of operations.

    Our products may be subject to foreign government standards and regulations that are continually being amended and may vary from country to country. Although we will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that the CellPoint System or the Unwire telemetry terminals will comply in all respects with such government standards and regulations, or changes thereto, or that it will be cost effective for us to redesign our products to comply with such standards or regulations. Our inability to design or redesign products to comply with foreign standards could have a material adverse effect on our business, financial condition and results of operations.

    FLUCTUATIONS IN THE VALUE OF FOREIGN CURRENCIES COULD RESULT IN CURRENCY EXCHANGE LOSSES.

    Our products and services are sold in currencies other than the U.S. Dollar, which makes the management of currency fluctuations difficult and exposes us to risks. Fluctuations in the value of foreign currencies relative to the U.S. Dollar could cause us to incur currency exchange losses. The risk will increase to the extent international revenue increases. The effect of exchange rate fluctuations on future operating results cannot be predicted. We have no experience in entering into currency hedging contracts, and if we use hedging to try to manage any future foreign currency exposure, we may incur hedging-related losses.

    NEW LAWS AND REGULATIONS THAT IMPACT OUR INDUSTRY COULD INCREASE COSTS OR REDUCE OPPORTUNITIES TO EARN REVENUE.

    We are currently subject to certain regulations specifically aimed at e-commerce and Internet-related services in addition to regulations applicable to businesses in general. In the future, however, we may become subject to further regulation by local or national regulatory authorities including, among other issues, in relation to e-commerce and taxation. Concerns about personal privacy could also result in regulations limiting the use of mobile location services. For example, the European Union has issued a revised telecommunications data protection directive that covers advanced location systems such as the CellPoint System. The revised directive provides that location data may only be used with the consent of the subscriber and that subscribers and users must be provided with a simple means of temporarily denying the processing of their location data. The revised directive, which is not expected to take effect in Europe until 2002, may affect the extent to which network operators are able to use the CellPoint System. In addition to regulations covering CellPoint, the network operators that supply us with capacity are subject to laws and regulations that could cause them to increase our costs or reduce our ability to continue selling and supporting our services.

RISKS RELATED TO THIS OFFERING

    OUR SHARES MAY EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS.

    The market price for our Common Stock may fluctuate significantly in response to a variety of reasons, some of which are beyond our control:

    - variations in quarterly operating results;

    - changes in financial estimates by securities analysts;

    - changes in market valuation of our competitors or perceived competitors;

    - changes in market valuation of companies in the telecommunications industry;

    - announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

    - additions or departures of key personnel;

    - sales of common stock or termination of stock transfer restrictions; and

    - fluctuations in trading volume, which are particularly common among high technology companies.

In addition, the stock market has, from time to time, experienced significant price and volume fluctuations that have affected the market prices for securities generally.

    Our Common Stock is currently traded on the NASDAQ National Market. Although we believe that we will continue to meet the criteria necessary to maintain such listing, there can be no assurance that we will meet the criteria to continue such listing. To the extent that we do not maintain such listing, our stockholders could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. In addition, failure to maintain a listing for our Common Stock may make our Common Stock ineligible for use as, or make our Common Stock substantially less attractive as, collateral for margin and purpose loans, for investment by financial institutions under their internal policies or state legal investment laws, as consideration in the financing of future acquisitions of businesses or assets by us, and for issuance by us in future capital raising transactions.

    SALES OF SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE.

    As a result of the limited trading market for our Common Stock and the large number (relative to such trading markets) of shares of our Common Stock available for sale in the public market pursuant to Rule 144 under the Securities Act, sales by our stockholders of our Common Stock in the public market could materially adversely affect the prevailing market price for our Common Stock and could impair our ability to raise capital through offerings of our equity securities. Any such sales could materially adversely affect the then-prevailing market price for our Common Stock or the ability of our stockholders to sell their shares.

    CERTAIN ANTI-TAKEOVER PROVISIONS MAY PRODUCE RESULTS DISFAVORED BY OUR STOCKHOLDERS.

    Our Articles of Incorporation permit us, without further stockholder action, to issue up to 3,000,000 shares of preferred stock, having such rights and preferences as our Board of Directors may determine. In addition, our Articles and Amended and Restated By-laws contain various provisions that, under certain circumstances, could make it more difficult for a third party to gain control of the Company (e.g., by means of a tender offer), prevent or substantially delay such a change of control, discourage bids for our Common Stock at a premium, or otherwise adversely affect the market price of our Common Stock.

                                USE OF PROCEEDS

    We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. Some of the Shares included in this Prospectus have not yet been issued, but are issuable upon the exercise of warrants held by certain of the Selling Stockholders, which warrants have exercise prices ranging from $7.49 to $8.89. In connection with the exercise of such warrants, each warrant holder may elect to pay the exercise price by (i) cash or check or (ii) net issuance; i.e., cashless exercise. To the extent that a warrant holder elects the net issuance method, we would not receive any cash as a result of such exercise. To date, the holders of warrants for 114,750 shares of our Common Stock have exercised their warrants, resulting in the issuance of 83,594 shares of Common Stock. While the majority of the holders of such warrants chose to pay the exercise price by the net issuance method, we received proceeds of $149,800 from holders that paid their exercise price in cash. We have used these proceeds for our working capital. Additional proceeds, if any, that we receive from the exercise of the warrants will be used for working capital.

                                DIVIDEND POLICY

    We have never declared or paid any cash dividends on our capital stock, and do not currently anticipate paying any cash dividends on our common stock in the foreseeable future.

                                 CAPITALIZATION

    Our capitalization, at September 30, 2000, was as follows:

Preferred stock, par value $0.001...........................            --
Common stock, par value $0.001..............................
  Stated capital............................................        10,485
  Additional paid-in capital................................    95,584,128
Cumulative translation adjustment...........................      (140,420)
Accumulated deficit.........................................   (20,984,901)
                                                              ------------
Total stockholders' equity..................................  $ 81,127,119
                                                              ============

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

    The following table contains selected financial information derived from our financial statements set forth elsewhere in this Prospectus, and should be read in conjunction with such financial statements and notes thereto. The following tables summarize certain financial data derived from our audited consolidated financial statements for the fiscal years ended June 30, 2000, 1999 and 1998, respectively.

                                                                              THREE MONTHS ENDED
                                    YEAR ENDED JUNE 30, (AUDITED)          SEPTEMBER 30, (UNAUDITED)
                               ----------------------------------------   ---------------------------
                                   2000          1999          1998           2000           1999
                               ------------   -----------   -----------   ------------   ------------
INCOME STATEMENT DATA:
Operating revenues...........  $    915,478   $        --   $        --   $   978,121    $    81,319
Gross profit.................       385,522            --            --       724,186         81,319
(Loss) from operations.......   (11,787,375)   (2,873,479)     (835,808)   (5,195,019)    (1,277,225)
Other Income (Expense).......       (43,885)      (96,272)       23,237      (152,279)      (510,760)
Net (Loss)...................   (11,831,260)   (2,969,751)     (812,571)   (5,347,298)    (1,787,985)
(Loss) per share basic and
  diluted....................         (1.35)         (.40)         (.18)         (.61)          (.22)
BALANCE SHEET DATA:
Current assets...............     7,781,060   $   236,193     7,272,737     5,281,906      1,426,083
Total assets.................    86,706,310    11,756,542    11,632,829    81,127,119     12,463,714
Total liabilities............     6,606,234       595,460       919,495     6,376,987      2,433,638
Working capital..............     5,174,826      (359,447)    6,353,242     2,904,919     (1,007,555)
Stockholders' equity.........    80,100,076    11,160,902    10,713,334    74,750,132     10,030,076

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO WHICH APPEAR ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT REFLECT OUR PLANS, ESTIMATES AND BELIEFS, AND IS SUBJECT TO UNCERTAINTIES AND RISKS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS, PARTICULARLY IN "RISK FACTORS".

GENERAL

    Except for historical information, the material contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations is forward-looking. This discussion includes, in addition to historical information, forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences are discussed below. These risks and uncertainties include the rate of market development and acceptance of positioning technology, the unpredictability of our sales cycle, the limited revenues and significant operating losses generated to date, and the possibility of significant ongoing capital requirements. For the purposes of the safe harbor protection for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995, you are urged to review the risk factors set forth elsewhere in this prospectus.

    For purposes of the discussion contained herein, unless otherwise stated, all information is reported on a consolidated basis for CellPoint and its wholly-owned subsidiaries. With our acquisition of Unwire during the fiscal year ended June 30, 2000 ("Fiscal 2000"), we now operate in two segments of the wireless services market-location services and telematics services. Accordingly, our results of operations are discussed on the basis of these two segments.

OVERVIEW

    Since incorporation in 1997, we have been developing and marketing location and telemetry technology and services that utilize GSM networks. GSM is the world's leading wireless communications standard and is deployed in more than 140 countries on five continents. With more than 350 million subscribers today, GSM accounts for approximately 58 percent of the world's wireless market, and 67 percent of the total digital wireless market. (Source: EMC World Cellular Database).

    Our business strategy is to provide location technology, enabling platforms and location service applications in targeted GSM markets around the world. CellPoint's technology and services enable users to determine the position of a cellular telephone or mobile device, such as a Personal Digital Assistant ("PDA"), for use in a broad range of consumer and business applications. Our technology is also used for telematics services for industrial and in-vehicle applications. We begin with installing the CellPoint Mobile Location System platform with a GSM cellular network operator. The network operator, or a third party, will then market the chosen location services as value-added services offered to the end-users of the cellular network. The Company earns revenues through (i) percentage or fixed price participation in the revenue streams resulting from the new services offered by the network operator, (ii) sale of tiered licenses to network operators, such as a fixed price for the first 50,000 users with increases for additions of 100,000, 500,000 and 1,000,000 users,
(iii) usage revenues from service providers, based on transaction volumes or time frames, (iv) sale of the CellPoint System to strategic partners where partners are licensed to operate the technology in a specified geographic area,
(v) advertising revenues for Internet applications, (vi) consulting and professional services, and (vii) programming interfaces.

    Unwire's business strategy is to provide telematics technology, terminals and applications in target markets around the world. Telematics services are marketed directly to larger industrial users, either directly or through systems integrators, and the GSM telematics terminals are programmed for specific applications such as ventilation system management, vehicle tracking, container management or for remote management, supervision and control of security systems or automatic door systems. Revenues are realized from (i) sale of telematics terminals, (ii) licensing fees on application software, (iii) professional services such as consulting, education and development, (iv) usage revenues,
(v) revenue sharing on phone line usage, and (vi) programming interfaces.

FISCAL 2000 VS. FISCAL 1999

RESULTS OF OPERATIONS

    REVENUES. In Fiscal 2000, gross revenues from operations were $915,478, as compared to no revenues from operations for the fiscal year ended June 30, 1999 ("Fiscal 1999"). For Fiscal 2000, $839,003 in revenues, or approximately 91.6% of our total revenues, were attributable to the location services segment. Of such revenues from location services, $536,306 were derived from the Tele2 contract. We acquired Unwire on February 29, 2000. Results of operations from Unwire are included in our results of operations for the period from March 1, 2000 through June 30, 2000. The telematics segment had revenues of $76,475, or approximately 8.4% of total revenues, for Fiscal 2000. On a PRO FORMA basis, if the acquisition of Unwire were deemed to have occurred as of July 1, 1998, the beginning of Fiscal 1999, we would have shown revenues of $186,546 for Fiscal 1999 and $1,053,989 for Fiscal 2000. PRO FORMA results do not necessarily indicate the results which would have occurred had the acquisition occurred on that date, nor are they intended to indicate our expected revenues for the next fiscal year.

    COST OF REVENUES. We incurred costs of $529,956 in Fiscal 2000 in producing revenues. Costs of producing revenues were $506,254 for the location services segment and $23,702 for the telematics segment. No costs of revenues were recorded in Fiscal 1999 as we had no revenues from commercial operations in that fiscal year.

    GROSS PROFIT. For Fiscal 2000, we had a gross profit of $385,522. The location services segment had a gross profit of $332,749 (or 86.3% of our gross profit) and the telematics segment had a gross profit of $52,773 (or 13.7% of our gross profit) in Fiscal 2000. We did not have any gross profit for Fiscal 1999 as we had no revenues from commercial operations in such fiscal year.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $3,144,859, from $1,637,240 in Fiscal 1999 to $4,782,099 in Fiscal 2000. Selling, general and administrative expenses were $4,320,399 (or 90.3% of the total of such expenses) for the location services segment and $461,700 (or 9.7% of the total of such expenses) for the telematics segment in Fiscal 2000. Professional fees, including technology development consulting services, were $1,742,848 in Fiscal 2000, as compared to $534,176 in Fiscal 1999. The increase in selling, general and administrative expenses in the location services segment was substantial as we continued to build its infrastructure at both the corporate and operational levels. The primary components of the increased selling, general and administrative expenses in Fiscal 2000 were an increase in personnel costs due to an increase in the number of employees and an increase in rent and other property costs resulting from a relocation to new premises. We expect selling, general and administrative expenses to continue at a similar level in the near future as we continue to devote resources to the expansion of our business.

    PROFESSIONAL FEES. Professional fees increased by $1,208,672 from $534,176 in Fiscal 1999 to $1,742,848 in Fiscal 2000. Professional fees were $1,526,806 (87.7% of such expenses) for the location services segment, and $216,042 (12.3% of such expenses) for the telematics segment in Fiscal 2000. In Fiscal 1999, all such expenses were incurred by the location services division. Professional fees primarily related to costs incurred in connection with the move from the Electronic Bulletin Board to the Nasdaq National Market, certain costs related to potential financing transactions that did not come to fruition, and other professional fees incurred in connection with the acquisition of Unwire. Management expects to continue to incur significant professional fees while in its expansion phase and in connection with anticipated financing transactions.

    DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization expense increased from $702,063 in Fiscal 1999 to $5,647,950 in Fiscal 2000. The location services segment recorded depreciation and amortization expense of $2,418,978, or 42.8% of the total of such expenses, for Fiscal 2000, while the telematics segment recorded such expenses of $3,228,972, or 57.2% of the total of such expenses. For Fiscal 1999, all of the depreciation and amortization expense was recorded in the location services segment, as we did not acquire Unwire's telematics business until the third quarter of Fiscal 2000. The increase in depreciation and amortization expense from Fiscal 1999 to Fiscal 2000 is substantial not only because of the acquisition of the telematics business in Fiscal 2000, but also because of the acquisition of the core location technology from Novel that occurred in Fiscal 1999. The costs of developing the location services technology prior to establishing a product's technological feasibility are expensed as incurred. After technological feasibility has been demonstrated, the development costs are capitalized until the product is available for release. The development costs for the location services technology are amortized over an estimated useful life of three years.

    On February 29, 2000, we acquired all of the outstanding shares of Unwire for 1,075,000 shares of our common stock, having a fair market value of approximately $72,000,000. Such fair market value was determined based on the average of the closing prices of our common stock for the two days immediately prior to our announcement of the transaction on February 17, 2000. The acquisition of Unwire was recorded as a purchase. The excess cost over fair market value of the net tangible liabilities has been allocated to acquired technology and will be amortized over seven years. Unwire's telematics technology enables remote control and monitoring of machines and equipment, and uses existing GSM cellular networks. Objects would typically be assets such as motor vehicles including cars, trucks, boats, construction machinery and other assets possessing battery power, fleet management, vehicle monitoring and remote control, quality control, cash and ATM terminals, gate and door management, security supervision and service information.

    LOSS FROM OPERATIONS. Loss from operations for Fiscal 2000 was ($11,787,375) versus ($2,873,479) in Fiscal 1999. For Fiscal 2000, the location services segment had a loss from operations of ($7,614,318), or approximately 64.6% of the total loss from operations, and the telematics segment had a loss from operations of ($4,173,057), or approximately 35.4% of the total loss. All of our loss from operations in Fiscal 1999 was attributable to the location services segment. The loss from operations was larger in Fiscal 2000 because we greatly expanded our infrastructure, tripled the number of our full-time employees and increased our marketing and selling expenses as we sought to commercialize our products and obtain contracts for the sale of our services and products.

    FINANCIAL ITEMS. Financial items resulted in an expense of $43,885 in Fiscal 2000 compared to a net expense of $96,272 in Fiscal 1999. Interest income was $144,221 in Fiscal 2000, compared to $33,895 in Fiscal 1999. The increase in interest income was attributable to the investment of net proceeds of $9,000,000 from a private placement in the first and second quarters of Fiscal 2000. Interest expense was $190,122 in Fiscal 2000, as compared to no interest expense in Fiscal 1999. In Fiscal 2000, we had realized and unrealized exchange gains aggregating $2,016 whereas in Fiscal 1999, the Company had a net realized exchange loss of ($130,167). These items result primarily from exchange rate fluctuations among the currencies of the United States, Sweden and South Africa.

    LOSS BEFORE INCOME TAXES. We generated a loss before income taxes of ($11,831,260) in Fiscal 2000 as compared to ($2,969,751) in Fiscal 1999. The increased loss before income taxes is primarily attributable to the costs of expansion of our infrastructure, the hiring of additional personnel, the expenses associated with commercialization of our products and the acquisition of Unwire.

    NET LOSS AND LOSS PER SHARE. Net loss was ($11,831,260) for Fiscal 2000, versus ($2,969,751) for Fiscal 1999. On a PRO FORMA basis, if the acquisition of Unwire were deemed to have occurred as of

July 1, 1998, the beginning of Fiscal 1999, we would have shown a net loss of ($4,083,273) for Fiscal 1999 and ($12,665,312) for Fiscal 2000. PRO FORMA
results do not necessarily indicate the results that would have occurred had the acquisition occurred on that date, nor are they intended to indicate our expected results for the next fiscal year. Loss per share was ($1.35) based on weighted average shares outstanding of 8,743,630, while the Fiscal 1999 loss per share was ($.40) based upon a weighted average of 7,440,000 shares outstanding.

LIQUIDITY AND CAPITAL RESOURCES

    WORKING CAPITAL. At June 30, 2000, we had $7,781,060 in current assets. Cash and cash equivalents amounted to $6,624,662. Current liabilities were $2,606,234 at June 30, 2000. At June 30, 1999, we had $236,193 in current assets, of which $180,073 consisted of cash and cash equivalents. Working capital at the end of Fiscal 2000 was $5,174,826, as compared to ($359,447) at the end of Fiscal 1999. The increase in working capital is attributable to our completion of a private placement of equity in the first and second quarters of Fiscal 2000 resulting in net proceeds to us of $9,000,000. In addition, at June 30, 2000, the Company had an outstanding loan of $4,000,000. The loan bears interest at 9% per annum and matures in July 2001. The ratio of current assets to current liabilities was 3.0 to 1.0 at the end of Fiscal 2000 as compared to
0.4 to 1.0 at the end of Fiscal 1999.

    CASH FLOW FROM OPERATIONS. For Fiscal 2000, we used net cash in operating activities of $6,308,878, as compared to $2,436,193 for Fiscal 1999. The significant increase in Fiscal 2000 was largely attributable to our net loss (($11,831,260) for Fiscal 2000 compared to ($2,969,751) for Fiscal 1999), offset in Fiscal 2000 by non-cash amortization expense of $5,513,984.

    CASH FLOW FROM INVESTING ACTIVITIES. For Fiscal 2000, we had a net cash outflow from investing activities of $443,647 versus a net cash outflow of $512,320 in Fiscal 1999. In Fiscal 1999, we purchased the South African development team and certain fixed assets now in its South African subsidiary. The total purchase price included $500,000 in cash. In Fiscal 2000, we purchased fixed assets of $443,647. We do not currently have any commitments for capital expenditures during the next fiscal year, but we may make such expenditures if an opportunity consistent with our business strategy presents itself.

    CASH FLOW FROM FINANCING ACTIVITIES. For Fiscal 2000, we had a net cash inflow from financing activities of $12,858,499 versus a net cash inflow of $2,366,667 in Fiscal 1999. We received net proceeds of $9,000,000 from a private placement of shares and warrants and $4,000,000 from a bank loan in Fiscal 2000, while in Fiscal 1999, we received net proceeds of $2,466,667 from a private placement of our Common Stock.

    STOCKHOLDERS' EQUITY. Our stockholders' equity at June 30, 2000 was $80,100,076, including an accumulated deficit of ($15,637,603) Our stockholders' equity was $11,160,902 at June 30, 1999, including an accumulated deficit of ($3,806,343). The increase in stockholders' equity during Fiscal 2000 is primarily attributable to our receipt of proceeds from its private placement ($8,898,875), the additional paid-in capital of $70,680,175 attributable to the issuance of shares in connection with the Unwire acquisition, and $660,000 in original issue discount in connection with the private placement.

FISCAL 1999 VS. FISCAL 1998

RESULTS OF OPERATIONS

    For fiscal 1999, we had no revenues from commercial operations. We funded our operations out of proceeds from equity offerings. For fiscal 1999, we incurred a net loss of ($2,969,751).

    The remaining $120,000 stock subscription outstanding at June 30, 1998 was paid in November 1998 and in March 1999 such that at June 30, 1999, there was a zero balance.

    We had no revenues from operations during the fiscal year ended June 30, 1998. In March 1997, we sold 500,000 shares of our Common Stock at $0.20 per share pursuant to Rule 504 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). We received gross proceeds of $100,000 from such offering. During the period from the commencement of operations until June 1997, the end of our first fiscal year, we spent approximately $40,100. This amount was spent for general and administrative purposes, including the costs of setting up offices.

    For our fiscal year ended June 30, 1998, we did not have any revenues from commercial operations. In February 1998, we sold 715,000 shares of our Common Stock at $1.25 per share, pursuant to Rule 504 of Regulation D under the Securities Act. We received gross proceeds of $893,750 from such offering. In June 1998, we sold 775,000 shares of our Common Stock at $4.00 per share, pursuant to Regulation S under the Securities Act. All such shares were sold to "non-U.S. Persons" as defined in Regulation S. We received gross proceeds of $3,100,000 from such offering.

    We incurred a loss of ($812,571) for our 1998 fiscal year. For that period, selling, general and administrative expenses were $513,652, professional fees were $315,431, and depreciation expense was $6,725. We also realized a net gain of $23,237 for financial items, consisting mainly of exchange rate differences during the financing together with interest on capital. Labor costs for fiscal 1998 were $196,300 as we grew from two to seven employees. We purchased computer equipment for $110,000.

    In fiscal 1998, we issued 1,950,000 shares of our Common Stock and paid $500,000 for the initial license of the technology platform underlying the CellPoint System. Such transaction was amended and restated in 1999 so that we acquired the technology outright for additional 500,000 shares of our Common Stock.

LIQUIDITY AND CAPITAL RESOURCES

    At June 30, 1999, we had $236,193 in current assets. Cash and cash equivalents amounted to $180,073. The decrease in cash and cash equivalents from June 30, 1998 is attributable to our ongoing operations without receiving any commercial revenues during that period. During such fiscal year, current assets decreased by $7,036,544 mostly as a result of the restated agreements during the period. This includes $5,400,000 relative to the exercise of the option to purchase our core technology and related assets. Current liabilities decreased from $919,495 at June 30, to $595,640 at June 30, 1999.

    Our stockholders' equity was $11,160,899 at June 30, 1999, including an accumulated deficit of $3,806,343.

    At June 30, 1998, we had $7,272,737 in current assets. Cash and cash equivalents amounted to $764,603. We also had $2,346,667 in subscription receivable from our Regulation S offering, which subscriptions of $2,226,667 were subsequently paid during the first fiscal quarter of 1999. We had indebtedness to an employee of $151,554, and owed $250,000 in connection with the acquisition of the technology license.

    Our stockholders' equity was $10,713,334 at the end of fiscal 1998, including an accumulated deficit of $836,592.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

    Our auditors from the fall of 1997 through January 27, 1999 were Ohrlings Coopers & Lybrand of Sweden. By mutual agreement, we and Ohrlings Coopers & Lybrand terminated our professional relationship in January 1999. Such decision was approved by our Board of Directors. The report of Ohrlings Coopers & Lybrand on our financial statements for the fiscal year ended June 30, 1998 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. Such report, however, included a statement that the Company was a development stage company, with no revenues, which has sustained losses from operations since inception. Ohrlings Coopers & Lybrand stated that there was substantial doubt about our ability to continue as a going concern. We did not disagree with such statements at that time.

    As of January 1999, our auditors were BDO International AB of Stockholm, Sweden. BDO International AB has audited our financial statements for the fiscal years ended June 30, 1999 and June 30, 1998 For the fiscal year ended June 30, 2000, BDO International AB assigned the overall audit responsibility to its member firm, BDO Stoy Hayward of England.

FISCAL QUARTER ENDED SEPTEMBER 30, 2000 VS. FISCAL QUARTER ENDED SEPTEMBER 30,
  1999

RESULTS OF OPERATIONS

    REVENUES. In the fiscal quarter ended September 30, 2000 (the "Current Quarter"), the Company's gross revenues from operations were $978,121, as compared to revenues from operations of $81,319 for the fiscal quarter ended September 30, 1999 (the "Comparable Quarter"). For the Current Quarter, $925,553 in revenues, or approximately 94.6% of the Company's total revenues, were attributable to the location services segment. Of such revenues from location services, $623,690 were derived from France Telecom Mobiles and $172,267 were derived from the Tele2 contract. All of the Company's revenues in the Comparable Quarter, of $81,319, were attributable to the location services segment, since the Company acquired Unwire on February 29, 2000. The telematics segment (Unwire) had revenues of $52,568, or approximately 5.4% of the Company's total revenues, for the Current Quarter.

    COST OF REVENUES. Costs incurred by the Company in producing revenues in the Current Quarter were $253,935, as compared to costs of producing revenues of $nil in the Comparable Quarter. Costs of producing revenues were $228,833 for the location services segment and $25,102 for the telematics segment.

    GROSS PROFIT. For the Current Quarter, the Company had a gross profit of $724,186. The location services segment had a gross profit of $696,720 (or 96.2% of the Company's gross profit) and the telematics segment had a gross profit of $27,466 (or 3.8% of the Company's gross profit) in the Current Quarter. In the Comparable Quarter, the Company had a gross profit of $81,319, all of which was attributable to the location services segment.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The Company's selling, general and administrative expenses increased by $1,897,256, from $668,054 in the Comparable Quarter to $2,565,310 in the Current Quarter. Selling, general and administrative expenses were $2,134,078 (or 83.2% of the total of such expenses) for the location services segment and $431,232 (or 16.8% of the total of such expenses) for the telematics segment in the Current Quarter. The increase in selling, general and administrative expenses in the location services segment was substantial as the Company continued to build its infrastructure at both the corporate and operational levels. The primary components of the increased selling, general and administrative expenses in the Current Quarter were an increase in personnel costs due to an increase in the number of employees and an increase in rent and other property costs resulting from a relocation to new premises. Management expects selling, general and administrative expenses to continue to increase in the near future as the Company continues to devote resources to the expansion of the Company.

    DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization expense increased from $509,235 in the Comparable Quarter to $3,124,646 in the Current Quarter. The location services segment recorded depreciation and amortization expense of $523,095, or 17% of the Company's total of such expenses, for the Current Quarter, while the telematics segment recorded such expenses of $2,601,551, or 83% of the Company's total of such expenses. The increase in depreciation and amortization expense from the Comparable Quarter to Current Quarter is substantial because of the acquisition of the telematics business in Fiscal 2000. The costs of developing the location services technology prior to establishing a product's technological feasibility are expensed as incurred. After technological feasibility has been demonstrated, the development costs are capitalized until the product is available for release. The development costs for the location services technology are amortized over an estimated useful life of three years.

    LOSS FROM OPERATIONS. Loss from operations for the Current Quarter was ($5,195,019) versus ($1,277,225) in the Comparable Quarter. For the Current Quarter, the Company's location services segment had a loss from operations of ($2,181,951), or approximately 42% of the Company's total loss from operations, and the Company's telematics segment had a loss from operations of ($3,013,068), or approximately 58% of the Company's total loss. The loss from operations of the telematics segment includes depreciation and amortization of $2,601,551 attributable to the acquisition of Unwire. All of the Company's loss from operations in the Comparable Quarter was attributable to the Company's location services segment. The loss from operations was larger in the Current Quarter because the Company greatly expanded its infrastructure, tripled the number of its full-time employees and increased its marketing and selling expenses as the Company sought to commercialize its products and obtain contracts for the sale of its services and products.

    FINANCIAL ITEMS. Financial items resulted in expense of $152,279 in the Current Quarter compared to a net expense of $510,760 in the Comparable Quarter. Interest income was $62,813 in the Current Quarter. Interest expense was $215,092 in the Current Quarter. Both Interest Income and Interest Expense were negligible in the Comparable quarter. In the Current Quarter, the Company had realized exchange loss aggregating $(7,122) whereas in Comparable Quarter, the Company had net realized exchange loss of $(2,841). These items result primarily from exchange rate fluctuations among the currencies of the United States, Sweden and South Africa.

    LOSS BEFORE INCOME TAXES. The Company generated a loss before income taxes of ($5,347,298) in the Current Quarter as compared to ($1,787,985) in the Comparable Quarter. The increased loss before income taxes is primarily attributable to the costs of expansion of the Company's infrastructure, the hiring of additional personnel, the expenses associated with commercialization of its products and the depreciation and amortization expense associated with the acquisition of Unwire.

    NET LOSS AND LOSS PER SHARE. Net loss was ($5,347,298) for the Current Quarter, versus ($1,787,985) for the Comparable Quarter. Loss per share for the Current Quarter was ($0.61) based on weighted average shares outstanding of 8,743,630, while the Comparable Quarter loss per share was ($0.22) based upon a weighted average of 8,190,000 shares outstanding.

    RECENT DEVELOPMENTS. During the quarter, the Company announced a network-based location technology for positioning of any mobile phone in a GSM operator's network, complementing its portfolio of handset-based location technologies already deployed. iMate-TM- was launched--a location-based information application for mobile Internet users, and a new release of Resource Manager-TM- was announced with Swedish GSM operator Tele2 as the first customer. Additional agreements through subsidiary Unwire were announced with future anticipated revenues of $22.8 million.

    The Company was also accepted for trading on the Nasdaq National Market during the quarter, and Lars Persson was appointed Chief Executive Officer of CellPoint's worldwide location services business.

LIQUIDITY AND CAPITAL RESOURCES

    WORKING CAPITAL. At September 30, 2000, the Company had working capital of $2,904,919 as compared to working capital of $5,174,826 at June 30, 2000. At the end of the Current Quarter, the Company had $5,281,906 in current assets versus $1,426,083 in current assets at the end of September 1999. At September 30, 2000, cash and cash equivalents amounted to $3,600,302; cash, cash equivalents and accounts receivable amounted to $4,598,361.

    CASH FLOW FROM OPERATIONS. For the Current Quarter, the Company used net cash in operating activities of $2,977,105, as compared to $703,567 for the Comparable Quarter. This increase is because the Company greatly expanded its infrastructure, tripled the number of its full-time employees and increased its marketing and selling expenses as the Company sought to commercialize its products and obtain contracts for the sale of its services and products.

    CASH FLOW FROM INVESTING ACTIVITIES. For the Current Quarter, the Company had a net cash outflow from investing activities of $44,609 versus a net cash outflow of $26,517 in the Comparable Quarter. The Company does not currently have any commitments for capital expenditures during the current fiscal year, but the Company may make such expenditures if an opportunity consistent with the Company's business strategy presents itself.

    STOCKHOLDERS' EQUITY. The Company's stockholders' equity at September 30, 2000 was $74,750,132, including an accumulated deficit of ($20,984,901), as compared to stockholders' equity of $80,100,076 at June 30, 2000 with an accumulated deficit of ($15,637,603).

    We may require additional capital during our fiscal year ending June 30, 2001 to implement our business strategies, including cash for (i) payment of increased operating expenses such as salaries for additional employees; and
(ii) further implementation of those business strategies. Such additional capital may be raised through additional public or private financing, as well as borrowings and other resources. No assurance can be given, however, that we will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy our cash requirements to implement its business strategies. If we were unable to access the capital markets or obtain acceptable financing, our results of operations and financial conditions could be materially and adversely affected. We may be required to raise substantial additional funds through other means. If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products that we would not otherwise relinquish. While we have begun to receive commercial revenues, there can be no assurances that its existing commercial agreements will provide adequate cash to sustain its operations. If we decide to expand our business faster, or to geographic areas outside of Europe during the next twelve months, we may need to raise further capital.

RECENT DEVELOPMENTS

    On December 6, 2000, we completed a private placement with Castle Creek., pursuant to which we issued to Castle Creek 6% convertible notes in the aggregate principal amount of $10,000,000 and five-year warrants to purchase up to 210,526 shares of the Company's Common Stock. The convertible notes are due September 30, 2002, and may be prepaid prior to such date upon the satisfaction of certain conditions (including the issuance of additional warrants). The warrants are exercisable initially at $11.40 per share. The conversion ratio of the notes and the exercise price of the warrants are subject to anti-dilution adjustments. See "Description of Securities--Castle Creek Convertible Notes and Warrants".

                                    BUSINESS

POSITIONING TECHNOLOGY AND LOCATION SERVICES (CELLPOINT)

    We focus on the worldwide marketing, development, support, distribution and sales of the CellPoint technologies and applications for digital cellular positioning and communication. Our positioning technology, location services platform and the applications of the technology are collectively marketed under the name, the "CellPoint System". The current existing applications are marketed under the names "Resource Manager", "Finder!", "iMate" and "Personal Security".

    The CellPoint System enables users to determine the position of a cellular telephone or mobile device, such as a Personal Digital Assistant (PDA), for use in a broad range of consumer and business applications. The primary location service applications today include resource management of mobile workforce personnel, friend finding relative to one's own location, personal security services and information services. In the resource and fleet management application, companies can view and track their mobile service personnel over the Internet. Information services include location-sensitive traffic reports, weather, and concierge information services such as the location of the nearest hotel, restaurant, bank machine or repair shop. Emergency applications could include locating persons making emergency calls, roadside assistance in the event of vehicle breakdown or location of a disabled or impaired person who may be lost or missing. Friend-finding allows users to maintain buddy lists and view the location of pre-defined, consenting individuals relative to their own location, send messages to these people or call them. Personal security services offer added security to people in higher risk occupations such as night security guards, chauffeurs, tax collectors, health care personnel, postal delivery persons and couriers.

    INDUSTRY OVERVIEW

    We believe that location services will play a key role in the mobile Internet and mobile commerce, and that the location component will be a cornerstone in the majority of mobile Internet use. There has been an explosive growth of wireless communications and the Internet, with mobile telephony being the fastest growing technology of all time. Mobile Internet access will offer corporate and mass-market utility in saving time and money. Merrill Lynch (WIRELESS INTERNET, June 5, 2000) projects 1.5 billion people will have wireless access to the Internet by 2005. Most experts agree that more people will access the Internet from mobile devices than from fixed computers before 2005.

    Mobile operators are facing increased competition, lower revenues per user through falling prices and churn among subscribers from one operator to another. Voice services alone have become a commodity service. The key to unlocking further value in the operators' investments in network infrastructure is through offering unique value-added services to attract more customers and more airtime use per customer. Services such as voice mail, pre-paid subscriptions and short message service (SMS) are value-added service offerings beyond voice that are also becoming commonplace. Location services can offer operators new value-added services to unlock new revenue potential and differentiate operators from their competitors.

    The industry for mobile location services is still very much in its infancy, but new wireless services are an explosive growth area. It has taken longer than we expected for this industry to 'take off', but most experts agree that growth is about to accelerate to massive proportions. We believe that 70% - 80% of mobile phone users will employ location services by 2005, and that the location component is key to using the Internet from mobile devices. Location services for mobile users offer broad utility, and can be grouped into four categories: management and tracking, information, entertainment and security. While the industry is very new, we expect that commercial services with a strong business case for management and service applications will be the first to enter the market, but the mass market services including information and entertainment services will be much larger over time. We have developed applications that span all four key application areas.

    COMPANY HISTORY

    Effective February 28, 1999, CellPoint acquired technology and intellectual property rights from Novel Electronic Systems & Technologies ("Novel") for the core GSM positioning technology originally developed in South Africa. We own the technology, and have the right to use it worldwide, with the exception of sub-Saharan Africa where such rights were acquired by Wasp SA (Pty) Ltd., a corporation organized under the laws of South Africa ("Wasp SA"). Prior to acquiring the technology, we had licensed it from Wasp International (Pty) Ltd. ("Wasp") the company that developed the initial technology used within the GSM networks for positioning and telematics. We also purchased 100% of Wasp, the business of which consists only of a development team and tools used in the development of proprietary GSM positioning and telematics technologies (Wasp has subsequently been renamed as CellPoint Systems S.A. (Pty) Ltd. ("CellPoint SA"). We acquired 10% of Wasp SA, which is the South African corporation with rights to the GSM technology in sub-Saharan Africa.

    The GSM positioning technology was originally commercialized by Wasp and Matrix Vehicle Tracking (Pty) Ltd., a corporation organized under the laws of South Africa ("Matrix"), and has been in commercial use in South Africa for almost four years. There are more than 20,000 commercial users of the technology in South Africa. We have entered into a cooperation agreement with Matrix whereby Matrix will make available to us its knowledge and know-how regarding GSM positioning applications, strategies and service delivery.

    APPLICATIONS

    RESOURCE MANAGER. Our Resource Manager is a valuable tool for fleet and personnel managers such as service and repair companies, sales organizations, courier and shipping agencies, coach companies, taxi services, car rental agencies, delivery firms, railroad companies, etc., that want to manage their mobile resources and assets more effectively. The communication and positioning system will help fleet owners to optimize routes and allocate resources. Customers of these organizations can also benefit from increased information being made available to them through the delivery of new location services, such as when to expect a delivery, installation or service repair person. While we believe that the potential cost savings for fleet owners and personnel managers using the CellPoint System are significant, we have not had extensive experience yet in the commercial use of these products.

    Our first commercial agreement was signed in April 1999 with Tele2, a GSM network operator in Sweden, for positioning services for GSM mobile phones. This is a significant contract in that it constitutes the first commercial use of the technology outside of South Africa. We will receive revenue percentage participation with the operator based on a sliding scale, such that a higher percentage is received for the first few thousand users, and that percentage is reduced beyond higher volume users of the technology. Further, we will receive minimum monthly payments regardless of the number of users. Tele2 launched commercial services in Sweden for positioning of mobile phones based on the CellPoint System in November 1999. Through June 30, 2000, we received $536,306 in revenues from the Tele2 contract.

    On July 28, 1999, we signed an agreement with France Telecom Mobiles for the purchase of a system for an evaluation project of our CellPoint positioning technology and services for commercial fleet management. The CellPoint System has been installed and undergone technical testing since March 1999 to provide location technology and related services in France. A commercial testing phase commenced in September 1999. Revenues commenced during the evaluation project with further revenues to be billed pursuant to a commercial agreement entered into on July 13, 2000 where France

Telecom Mobiles will license CellPoint's location platform and one location services application, Resource Manager. France Telecom Mobiles has not yet disclosed the date of commercial launch of the new location services enabled by CellPoint.

    On October 9, 2000, we announced a commercial agreement with EuroTel
Praha Ltd. of the Czech Republic for our Mobile Location Services platform and applications. EuroTel, using CellPoint's latest location-based service technology, is able to offer its customers our Resource Manager service based on their current mobile phones and SIM cards.

    FINDER! Finder! is designed for and targeted to the mass consumer market. It allows users to maintain buddy lists and view the location of pre-defined, consenting individuals relative to their own location, send messages to these people or call them. We believe Finder! offers both entertainment value as well as practical value for business users.

    On May 4, 2000, we entered into an agreement with Yahoo! We have agreed with Yahoo! to co-market a person-to-person locator service for mobile phones in specified countries in Europe. The service will be called "Yahoo! Find-A-Friend". Using our Finder! technology, Yahoo! Find-A-Friend allows users to pinpoint the location of the friend or colleague they are trying to contact. The service can easily be bundled with pre-paid network packages sold by mobile network operators as an added value feature to maintain customer loyalty and attract new subscribers. Our Finder! and Yahoo! Find-A-Friend can be used anywhere in the world where there is a GSM network in place.

    IMATE. iMate addresses the broadest range of needs in mass-market mobile use. iMate is both a full-featured information service for mobile users and a powerful content collector and integrator. Information can be sourced from any number of websites or databases. Internet content and geographical information is delivered to users based on their location. Content delivered includes weather and traffic reports to personal navigation, proximity services, and concierge services. Information is structured in a navigable hierarchy to optimize ease of use. Through the integrated use of mobile device positioning and profiling, the user has a very powerful and user friendly tool to simplify everyday life or to get more out of a visit to an unfamiliar area.

    PERSONAL SECURITY. This service is based on our core positioning technology and allows personalized user profiles in case of emergency or threat. In a distressed situation, the user may press predefined buttons on the mobile phone. The phone sets up a voice call to an alarm center and sends positioning information for the caller to the alarm center via CellPoint's location services platform. The caller's position is shown to the operator on a digital map. Each user makes an action plan when he or she subscribes to the service. The action plan can contain medical information about blood type or allergies, contact persons at work or home and other information such as hazardous cargo the person may be transporting. With this information at hand, the emergency operator has the caller's location and a much better chance to provide the distressed person with the appropriate assistance.

    STANDARDS

    A wide assortment of standard cellular telephones and WAP ("Wireless Application Protocol") telephones support the CellPoint technology today. We believe that more than 90% of the cellular phones sold in Europe this year are compatible with the CellPoint technology and location services. As GSM standards open up for competition between system layers in location-based systems, a clear division between location platforms and location applications will develop over time. CellPoint provides systems in all layers--the positioning technology, the middleware and the location applications--and provides open interfaces for third party development. Operating entirely within GSM, Internet and WAP standards, CellPoint's location technology and services platform require no network add on or overlay and work in any GSM network regardless of infrastructure vendor or vendors, allowing for worldwide roaming capabilities.

    We contribute to the setting of standards through our membership and participation in the WAP forum (we also hold the Secretary position for Location Services), ETSI (European Telecommunications Standards Institute, "ETSI") and the Location Interoperability Forum (LIF) where we chair the Mobile Location Protocol/Application Programming Interface (MLP/API) definition group.

    The United States Federal Communications Commission (the "FCC") adopted a ruling in June 1996 (Docket No. 94-102) that mandates all cellular telephone carriers to provide location information on all 911 calls by October 2001. We believe that other countries may mandate similar requirements in the future. Even without such additional regulations, we believe that many cellular carriers are interested in providing new value-added services incorporating cellular location such as the services available from CellPoint.

    SYSTEM COMPONENTS

    CellPoint is an end-to-end developer, supplier and enabler of location technology and services. CellPoint provides systems in all layers--the location technology, the middleware and the location applications. CellPoint's location technologies utilize standard GSM functionality that is already supported by all major GSM infrastructure suppliers today. The main component of the technology is the CellPoint Mobile Location System. This third generation location platform supports our location technology, provides open interfaces aligned with third generation standards and is designed to support all or most location technologies expected to reach commercial success in the future. It is through this platform that all operations and services run.

    The Mobile Location System provides a generic location and messaging platform that can be shared by several different applications, such as Finder!, iMate or Resource Manager. The application servers utilize the Mobile Location System through an Application Programmers Interface (APIs), which enables location of a mobile terminal using a uniform protocol that is independent of the type of location provider used. CellPoint also makes the API available to other application developers who can then deliver their location-based services through CellPoint's platform. There are a number of third party developers already doing this, which will provide us with even more applications which the GSM operators can offer their subscribers. A positioning server is attached to the Mobile Location System, as are the map servers, dedicated terminal servers and other databases.

    The CellPoint System utilizes:

    - A standard, unmodified GSM cellular network;

    - Proprietary server system, the CellPoint Mobile Location System, (server hardware and software) interacting with the GSM cellular network operator's system, placed at the operator's site, at CellPoint's premises or third party premises;

    - A standard GSM cellular phone, WAP phone other GSM mobile device;

    - Application software; and

    - The Internet.

    The server consists of a number of computers that manage the traffic between the GSM network and the application software. It is designed to handle large quantities of messages used in complex applications. The Mobile Location System manages the communication processes, including routing of messages, calculation of positions, database management and bi-directional message confirmation. Remote billing features are also integrated. The CellPoint Mobile Location System is fully scaleable and provides carrier-grade availability.

    Application software has been developed based on market and customer driven principles. Normally these applications provide a graphical or text interface to display positions on a computer terminal or mobile phone and can also present information relative to another person's position. Tracking features are also supported as well as remote updating of message text for defined users. Information services relative to a user's location are also supported through application software.

    BUSINESS STRATEGY AND COMMERCIAL APPLICATIONS

    Our business strategy is to provide location services technology, enabling platforms and location service applications in target markets around the world. We begin with installing the CellPoint location services platform with a GSM cellular network operator. The network operator, or a third party, will then market the chosen location services as value-added services offered to the end-users of the cellular network. We earn revenues through (i) percentage or fixed price participation in the revenue streams resulting from the new services offered by the network operator, (ii) sale of tiered licenses to network operators, such as a fixed price for the first 50,000 users with increases for additions of 100,000, 500,000 and 1,000,000 users, (iii) usage revenues from service providers, based on transaction volumes or time frames, (iv) sale of the CellPoint System to strategic partners where partners are licensed to operate the technology in a specified geographic area, (v) advertising revenues for Internet applications, (vi) consulting and professional services, and
(vii) programming interfaces.

    We are currently running pilot projects and technology evaluations with cellular network providers for positioning services throughout Europe and other parts of the world. We cannot assure our stockholders that any of these pilot projects will result in the execution of definitive contracts for its products and services. We cannot rely on the anticipated revenue from these projects to meet our current growth and expense projections. There can be no assurance that the CellPoint System will achieve a significant degree of market share, and that such acceptance, if achieved, will be sustained for any significant period or that life cycles of that technology will be sufficient (or substitute products available) to permit us to recover start-up and other associated costs.

    We are also cooperating with numerous companies of all sizes in the areas of marketing and sales, distribution, application development, standards setting, systems integration and installation and support.

    COMPETITION

    The wireless industry continues to undergo rapid change, and competition is intense and is expected to increase. We are aware that other companies and businesses market, promote and develop technologies and products which could be competitive with or are functionally equivalent to those which we have. We expect that companies or businesses which may have developed or are developing such technologies and products, as well as other companies and businesses that have the expertise which could encourage them to develop and market competitive products and technologies, may attempt to develop technologies and products directly competitive with ours. Many of these competitors have greater financial and other resources than we have.

    Although we believe that the CellPoint System is unique, there can be no assurances that other companies will not introduce similar or more advanced technologies. The location services market can be divided into three parts,
(i) the location technology, (ii) the location services platform and (iii) the applications. We are very active in all three areas.

    TECHNOLOGY. There are two different types of positioning technologies: handset-based and network-based. Our technology was originally handset-based positioning technology, but we have also developed a unique integrated network-based solution. Our positioning technologies are all software-based with no need for hardware overlays or add-ons to an operator's network.

    Network-based solutions can be divided into overlay systems and integrated solutions. Most companies have pursued overlay systems. These systems are very costly and time-consuming to implement, since they require hardware changes and/or add-ons to the network. We are not aware of the implementation of a commercial overlay system to date. Most companies in the industry pursued network-based overlay system location technology solutions subsequent to a mandate by the FCC in the United States in 1996. The FCC mandate requires that all mobile phones be positioned by October 2001, irrespective of the type or vintage of phone. This led companies to pursue network-based overlay location technologies. In September 2000, we announced a network-based solution to position any cellular phone in a GSM network, regardless of age of the phone or network infrastructure supplier. This new technology developed by us is an integrated software only solution for network-based positioning and now extends our location service applications to all mobile GSM users.

    Handset-based technologies can require new model phones, programmed SIM cards or use of WAP phones to be positioned. Our positioning technology was originally developed out of the need to track stolen cars. The concept was to utilize information that was already in existence in a GSM network and have a 'smart terminal' that could gather sufficient information from the network and allow a server system to calculate the location very quickly.

    In November 1998, we announced the capability to position normal cellular phones. The technology from the special terminals could now be utilized in normal mobile phones with a standard SIM card containing a program developed by CellPoint, which opened up a vast market for us for new location services. Location services for normal mobile phones are the focus of our developments and service offerings today. This type of handset-based technology is in commercial operation with MTN in South Africa, Tele2 in Sweden, EuroTel in the Czech Republic and France Telecom, in each case delivered by us. CT Motion, a location services developer in Israel, claims to have a handset-based positioning technology implemented with Partner Network in Israel.

    We believe that the technology and applications offered by CellPoint have distinct advantages over other systems currently being marketed by other companies. For instance, another handset-based solution is built on Global Positioning System (GPS) which uses satellites to determine an X,Y position. GPS requires free line of sight to a minimum of 3 satellites. We view GPS not as a competing technology but rather complementary to our offerings. We use GPS in our telematics terminals today, but as an optional accessory rather than the only technology for positioning. GPS provides excellent location coordinates, but our engineers' research has shown that it is insufficient as a stand-alone solution for location services for mobile phones.

    Network-assisted GPS enhances GPS availability but it is widely accepted that it still is not sufficient for mass commercial location services because users demand functionality 100% of the time. GPS phones will start to become commercially available in 2001, albeit as a very limited percentage (projected) of the total mobile device market and more of a niche solution. We support GPS today and will continue to do so in the future, as we view GPS as an excellent complement to the CellPoint System.

    LOCATION SERVICES PLATFORM. We view ourselves primarily as enablers of location technology and services. Our location services platform is the "middleware" in the total solution. It is fully GSM compliant, thus works with all GSM networks, regardless of infrastructure supplier, and it also works in multi-vendor infrastructure environments. We believe that there will be multiple positioning technologies available in the future and no single one will be most suitable in all cases. Consequently, our Location Services Platform will support all or most positioning technologies expected to reach commercial success. Middleware vendors, such as SignalSoft, Ericsson and Airflash have begun to market location platform solutions. Many others are expected to come to market in the future, but we believe that our ability to offer an end-to-end solution to GSM operators will give us a significant time advantage in deploying our platform. We also intend to cooperate with these companies to increase the number of applications being offered to the operators.

    APPLICATIONS. Today, we have several applications for commercial use. We also have open API's (Application Programmers Interface) available to partners that are developing location-based applications. We will continue to develop further applications on our own and some in cooperation with third parties. We expect that in the next few years that hundreds of applications will be delivered via our platform, with the majority being developed by other companies using our API's.

TELEMATICS (UNWIRE)

    INDUSTRY OVERVIEW

    Telematics involves wireless remote management and control of machines and equipment. In other words, machines send each other messages over a mobile network without the need for human intervention. For example, electricity meters can send in usage readings rather than requiring someone to come to your house, vending machines can send messages indicating that they are low on products, cars can send automatic messages to emergency services when an airbag is deployed. The field of applications spans all industries and includes, for example, logistics, alarm management, elevator systems, vending machines, container management, meter reading, fleet management, vehicle monitoring and remote control, quality control, cash and ATM terminals, gate and door management, security, supervision and service information. Telematics services combined with our location technology can also be used to monitor location, speed, rpm, distance traveled, time at certain locations, fuel tank content and consumption of fuel.

    HISTORY

    On February 29, 2000, we acquired all of the capital stock of Unwire. Unwire develops systems and equipment for GSM positioning and telematics and holds unique patents for positioning. We paid the purchase price by issuing to the stockholders of Unwire an aggregate of 1,075,000 shares of Common Stock with a market value of approximately $72.2 million. We registered 25% of the shares issued to the former stockholders of Unwire in a registration statement filed with the SEC on August 4, 2000. We are registering all such shares that were not sold pursuant to such registration statement, as well as the balance of the Shares issued to the former stockholders of Unwire, in this Prospectus.

    APPLICATIONS

    Unwire focuses on the worldwide marketing, support, development, distribution and sales of the Company's technologies for telematics. Unwire's hardware terminals, the UP-100, UP-200, GT-1 and GT-3 are GSM telematics terminals that are installed in various industrial equipment, vehicles or machinery with associated application software to manage the operation of the terminals.

    The hardware terminals used for industrial and in-vehicle applications contain a GSM module. These terminals are built to be installed in vehicles and withstand the harsh in-vehicle operating environment, or in industrial environments without constant supervision by personnel. Terminals have input-output devices for telematics functions. One version of the terminal used in positioning applications also includes an optional GPS that is a satellite tracking technology that complements GSM tracking technology. Unwire's products also utilize our proprietary technology in the positioning calculations.

    Unwire's GSM terminals can also be programmed to activate by remote control when, for example, someone reports an item missing, presses a distress button, or when a conventional alarm is triggered. The terminals can also be pre-programmed for movement restriction applications, such as to indicate when a vehicle passes certain limits, for example, being driven on board a ferry or crossing a country border. Tabulation for maintenance purposes can be pre-programmed, such as when an industrial garage door has been opened a certain number of times and thus requires maintenance. The terminal can monitor the performance of a system and automatically send an alarm if performance is deteriorating. The remote configuration will allow the customer to locate an asset, lock doors on a vehicle, make its lights flash, shut off fuel injection, etc. as well as automatically trigger service calls on a wide variety of industrial equipment. These telematics terminals can be installed at the point of manufacture or after the fact.

    Rental companies (e.g., of machinery, vehicles, equipment and containers) can use Unwire's technology and applications for surveillance and allocation purposes. Additionally, they can use the remote control feature to shut off ignition and fuel, lock doors, etc., in case a customer misuses the equipment or does not return the vehicle. Fleet managers can realize these same benefits. In case of theft, the vehicle can also be located and recovered.

    SYSTEM COMPONENTS

    The microprocessor-controlled telematics terminals contains a GSM unit and has a number of inputs and outputs for customized uses. It consists of a GSM transmitter and receiver, a computer circuit board, memory and backup battery power. The battery provides auxiliary power in the event that the primary power source is disconnected. In the case of positioning, the antenna is very small and does not need to be mounted visibly, in the open or at the exterior, so the units can be completely concealed and hidden in the asset or vehicle. Unwire also has a more advanced version of the terminals, with a broader range of GSM functions and additional satellite capability, making it more flexible for extensive fleet management services.

    The Unwire telematics platform is the same core platform used in the CellPoint System which consists of a number of computers that manage the traffic between the GSM network and the application software. It is designed to handle large quantities of messages used in complex applications. The telematics platform manages the communication processes, including routing of messages, database management and bi-directional message confirmation. Remote billing features are also integrated. Point-to-point connections are also available, though an integrated solution using the CellPoint System delivers capacity for large-scale implementations.

    BUSINESS STRATEGY AND APPLICATIONS

    Unwire's business strategy is to provide telematics technology, terminals and applications in target markets around the world. Telematics services are marketed directly to larger industrial users, either directly or through systems integrators, and the GSM terminals are programmed for specific applications such as ventilation system management, container management or for remote management, supervision and control of security systems or automatic door systems. Instructions are programmed in the telematics terminals in advance, allowing for performance of a multitude of tasks from a remote location. Other telematics applications being marketed include wireless remote management and control of machines and equipment, such as for alarm management, elevator systems, vending machines, container management, meter reading, fleet management, quality control, cash and ATM terminals, gate and door management, security, supervision and service information.

    Revenues are realized from (i) sale of telematics terminals, (ii) licensing fees on application software, (iii) professional services such as consulting, education and development, (iv) usage revenues, (v) revenue sharing on phone line usage, and (vi) programming interfaces.

    On August 28, 2000, Unwire announced a contract with PhoneTrans AG of Germany, pursuant to which PhoneTrans has committed to purchase a minimum of 24,000 telematics terminals from Unwire over 29 months. The purchase price under the contract is expected to aggregate $8,000,000. In the vending machine marketplace, Unwire's terminals will automatically notify owners of low stock levels, saving companies time and money by ensuring stock levels are always there. Unwire will earn revenues from the sale of hardware, consulting services and application license fees.

    On September 8, 2000, Unwire announced its agreement with ItsMobile of Ireland to provide telematics terminals for vending machines in Europe. The purchase price under the contract is expected to aggregate $2,800,000 in revenues. Unwire's terminals will notify owners automatically of low stock levels and will provide such owners with remote management information for the vending machines.

    On September 27, 2000, Unwire and CellPoint announced a contract with Car Tracking Company Ltd. of Thailand. This contract combines Unwire's purpose-designed in-vehicle telematics terminals with CellPoint's location technology to provide security and fleet management for police and government vehicles in Thailand. The contract is expected to aggregate $12,000,000 in revenues over three years.

    COMPETITION

    We are aware that other companies and businesses market, promote and develop technologies and products which could be competitive with the Unwire telematics terminals and applications. There may exist other technologies and products that are functionally equivalent or similar the Unwire telematics terminals and applications. We expect that companies or businesses that may have developed or are developing such technologies and products, as well as other companies and businesses that have the expertise that could encourage them to develop and market competitive products and technology, may attempt to develop technology and products directly competitive with Unwire's. Many of these competitors have greater financial and other resources than we have.

    There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any that we are developing or which would render Unwire's technology and applications obsolete or noncompetitive. Many of our competitors have substantially greater experience, financial resources and marketing capabilities than us. Although we believe that the Unwire products are unique, there can be no assurances that other companies will not introduce similar or more advanced technologies.

RESEARCH AND DEVELOPMENT

    In Fiscal 2000, we spent approximately $1,000,000 on development activity. We spent approximately $225,000 on research and development activities in Fiscal 1999, as compared to $7,000 spent on research and development in the previous fiscal year.

    The research and development organizations for CellPoint and Unwire are coordinated between the CellPoint and Unwire subsidiaries in Sweden and South Africa. Our personnel have substantial experience in the areas of GSM and UMTS architecture, SS7 signaling, positioning technologies, WAP, Mobile Internet, Unix and Windows.

    Development projects are carried-out in-line with the time-to-market process that span from pre-studies to first customer application and roll-out. The process provides activity and documentation guidelines, management decision points, configuration management, testing and release control. No product or application development is finalized without a commitment from at least one operator or customer.

EMPLOYEES

    At December 1, 2000, we had 102 full-time employees. We expect to expand technical and marketing resources across all of our operations by hiring 50 additional full-time staff for CellPoint in the next seven months and 33 additional full-time staff for Unwire in the next seven months for a total of 185 full-time staff by June 30, 2001. None of our employees is represented by a labor union. We consider our relations with our employees to be very good.

TRADEMARKS AND PATENTS

    CellPoint and Unwire are maintaining and building a patent portfolio within their defined target markets in order to maximize competitiveness and to avoid infringements on other parties' technical solutions. The existing portfolio consists of approved location technology patents and a number of filed location technology, middleware and application patents. Since 1997, the Company has applied for several patents for the CellPoint System; most of which are currently pending; three of which have been accepted. In addition, we have applied for several additional patents with respect to our CellPoint and Unwire technologies.

    We believe that the complexity involved in developing these technologies offers considerable protection against similar developments. Both our CellPoint and Unwire technologies have been under development for five years and are continually being refined and improved.

PROPERTY

    We maintain our executive offices, consisting of 2,500 square feet of rented furnished office space at 3000 Hillswood Drive, Hillswood Business Park in Chertsey, KT16 0RS Surrey, England. We pay the equivalent of $31,000 per month in rent for those facilities. We also occupy completely furnished facilities consisting of 10,720 square feet of leased office space located at Kronborgsgrand 7, 164 46 Kista, Sweden. We occupy those facilities on a lease basis and pay the equivalent of $14,500 per month in rent for those facilities. The facilities are leased until May 2003. The leased property is covered by a comprehensive insurance policy covering property, fire, theft, business interruption, general and liability, legal and litigation. We believe that the premises will be adequate through the remainder of the lease. Unwire, in Sweden, occupies 5,000 square feet of leased office space located at Solna Torg 13, 171 45 Solna, Sweden. Unwire occupies such space on a lease basis and pays the equivalent of $5,100 per month in rent for those facilities. The lease held by Unwire expires in October 2001. We believe this space will be adequate through the remainder of the lease.

    CellPoint SA occupies 7,800 square feet of leased office space located at Ibhubezi House, Howick Close, Waterfall Park, Midrand, South Africa. The rent expense is equivalent to $5,900 per month for those facilities. The lease held by CellPoint SA expires in May of 2002. The leased property is covered by a comprehensive insurance policy covering fire, theft, business interruption, public liability, electronic equipment, office contents, and accident insurance for staff. We believe this space will be adequate through the remainder of the lease.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Our capital structure consists of 22,000,000 authorized shares of Common Stock, of which 10,548,688 shares were issued and outstanding as of December 14, 2000 and 3,000,000 shares of preferred stock, none of which is outstanding. We believe there are approximately 1,700 beneficial owners of our Common Stock. Each share of Common Stock is entitled to one vote per share.

    The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of December 14, 2000, by (i) each person who is known by us to own beneficially more than 5% of our outstanding Common Stock;
(ii) each of our officers and directors; and (iii) all officers and directors as a group.

                                                     SHARES OF      PERCENT OF
                                                    COMMON STOCK   COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL                      BENEFICIALLY   BENEFICIALLY
OWNERS AND DIRECTORS AND OFFICERS                      OWNED          OWNED
---------------------------------                   ------------   ------------
5% BENEFICIAL OWNERS
Novel Electronics Systems & Technologies .........   2,302,000         21.0%
  5 Duke of Edinburgh Ave
  Port Louis, Mauritius

Castle Creek Technology LLC ......................     526,379(a)      4.99%(a)
  2000 Powell Street, Suite 1625
  Emeryville, California 94608

DIRECTORS AND EXECUTIVE OFFICERS
Stephen Childs ...................................           0(b)         *
  4800 Abbey Road
  Placerville, California 95667
  United States
Lynn Duplessis ...................................   2,150,000(c)     20.00%
  PO Box 1604
  Ascot
  Berks SL5 9EX
  England
Peter Henricsson .................................   2,150,000(d)     20.00%
  PO Box 1604
  Ascot
  Berks SL5 9EX
  England
Mats Jonnerhag ...................................      35,890(e)         *
  Borsinsikt AB
  Box 6044
  S-192 06 Sollentuna
  Sweden
Bengt Nordstrom ..................................      35,000(f)         *
  Northstream AB
  Sjoangsvagen 7
  S-19172 Sollentuna
  Sweden
Lars Persson .....................................           0(g)         *
  Heindalsvagen 10
  SE-162 63 Djursholm
  Sweden

                                                     SHARES OF      PERCENT OF
                                                    COMMON STOCK   COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL                      BENEFICIALLY   BENEFICIALLY
OWNERS AND DIRECTORS AND OFFICERS                      OWNED          OWNED
---------------------------------                   ------------   ------------
Albert van Urk ...................................      75,000(h)         *
  20 Van Rooy Street
  Potchefstroom
  South Africa
Lars Wadell ......................................           0(i)         *
  Artillergatan 50
  5 Tr, SE-114 54 Stockholm
  Sweden
Officers and Directors as a Group (8 persons).....   2,314,740        21.60%

------------------------

*   Less than 1%

(a) Represents shares issuable upon conversion of notes and the exercise of warrants, subject to the limitation that the warrants and the notes are not exercisable or convertible to the extent that, if converted by the holder, such holder would be the beneficial owner of more than 4.99% of the outstanding shares of our Common Stock. The 4.99% limitation may not prevent Castle Creek from converting all of its notes or exercising all of its warrants in a series of transactions such that the 4.99% limitation may not prevent Castle Creek from selling more than 4.99% of our Common Stock in the aggregate. The Castle Creek notes would otherwise be currently convertible into an aggregate of 400,000 shares of our Common Stock, if they are converted before June 5, 2001. If converted on or after June 5, 2001, they are convertible at the lesser of (i) $25 per share, and (ii) 90% of the average of the five lowest Volume Weighted Average Prices of the Common Stock during the 20 consecutive trading days ending on the trading day immediately prior to the date of determination. If the market price of our Common Stock is generally lower than $25 per share, we will be required to issue to the holders of the notes substantially more than 400,000 shares upon conversion. The lower the market price of Common Stock at the time of conversion, the greater the number of shares are issuable upon such conversion. Furthermore, the number of shares of Common Stock issuable upon the exercise of the warrants or conversion of the notes is subject to increases in the event that we issue or sell shares of our Common Stock or other securities convertible into shares of our Common Stock for no consideration or for a price, or at an exercise price, less than the market price of our Common Stock on the date such securities are issued or sold. Because of these terms, holders of our Common Stock face the risk that their holdings will be substantially diluted by the issuance of additional shares of common stock upon the exercise of the warrants and the conversion of the notes. Castle Creek Partners LLC, an Illinois limited liability company managed by its members, is the investment manager of Castle Creek Technology Partners LLC and has the ability to direct the voting and investment decisions of the selling stockholder. Castle Creek Partners LLC and its members disclaim beneficial ownership of the securities owned by Castle Creek Technology Partners LLC.

(b) Mr. Childs holds options to acquire 20,000 shares, none of which is currently exercisable.

(c) Includes (1) 1,500,000 shares beneficially owned by Peter Henricsson, Ms. Duplessis' husband, (2) options to acquire 75,000 shares issued to Ms. Duplessis, and (3) options to acquire 75,000 shares issued to Mr. Henricsson.

(d) Includes (1) 500,000 shares beneficially owned by Lynn Duplessis,
    Mr. Henricsson's wife, (2) options to acquire 75,000 shares issued to Mr. Henricsson and (3) options to acquire 75,000 shares issued to Ms. Duplessis.

(e) Includes (1)12,350 shares held by Borsinsikt AB, of which Mr. Jonnerhag is a 66% stockholder (owning 10,890 shares), and (2) options to acquire 25,000 shares, all of which are currently exercisable.

(f) Mr. Nordstrom holds options to acquire 35,000 shares, all of which are currently exercisable.

(g) Mr. Persson holds options to acquire 90,000 shares, none of which is currently exercisable.

(h) Mr. van Urk holds options to acquire 75,000 shares, all of which are currently exercisable.

(i) Mr. Wadell holds options to acquire 40,000 shares, none of which is currently exercisable.

STOCK INCENTIVE PLAN

    In February 1998, we adopted a stock incentive plan (the "Plan"). Pursuant to the provisions of the Plan, as amended, 2,000,000 shares of our Common Stock are reserved for issuance upon exercise of options. The Plan is designed to retain qualified and competent officers, employees, and directors.

    Our Board of Directors, or a committee thereof, shall administer the Plan and is authorized, in its sole and absolute discretion, to grant options thereunder to all eligible employees, including our officers and directors (whether or not employees). Options will be granted pursuant to the provisions of the Plan on such terms and at such prices as determined by our Board of Directors. The exercise price will not be lower than the closing price on the date the options are issued, or if such price is not available, at the fair market value as determined by the Board of Directors. Options granted under the Plan will be exercisable after the period specified in the option agreement. Options granted under the Plan will not be exercisable after the expiration of ten years from the date of grant. The Plan will also authorize our Board of Directors, in its discretion, to make loans to optionees to enable them to exercise their options. To date, 1,186,000 options have been granted, and 100 have been exercised. To date, we have not issued any stock appreciation rights.

    To date, we have not issued any SARs. With respect to Peter Henricsson, we granted, in Fiscal 1999, no options, and in fiscal 1998, 75,000 options, with an exercise price of $2.75 per share.

STOCK WARRANT PLAN

    In April 2000, we adopted a stock warrant plan (the "Warrant Plan"). Pursuant to the provisions of the Warrant Plan, eligible employees, consultants and affiliates will be given the opportunity to purchase warrants, which warrants can be exercised, upon vesting, to purchase shares of our Common Stock. An aggregate of 1,000,000 shares of our Common Stock have been reserved for issuance pursuant to the Warrant Plan. The Plan is designed primarily to retain qualified and competent officers, employees, and directors.

    Our Board of Directors, or a committee thereof, shall administer the Plan and is authorized, in its sole and absolute discretion, to grant options thereunder to all eligible employees, consultants and affiliates including our officers and directors (whether or not employees). Warrants will be sold to eligible persons at prices determined by independent appraisers to be fair market prices at the time of such sale. Each warrant will have an exercise price equal to no less than 150% of the closing price of our Common Stock on the date immediately preceding the date of sale. Each warrant sold pursuant to the Warrant Plan will be subject to a vesting period as determined by our Board of Directors, and will expire no later than five years from the date of issuance. To date, warrants with respect to an aggregate of 374,000 shares have been sold.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

    The following table sets forth our directors and executive officers:

Stephen Childs.......................  Director
Lynn Duplessis.......................  Director, Vice President, Secretary
                                       and Treasurer
Peter Henricsson.....................  Director, President, Chief Executive
                                         Officer and Chairman of the Board
Mats Jonnerhag.......................  Director
Bengt Nordstrom......................  Director
Lars Persson.........................  Director; President of CellPoint
                                       Europe Ltd.
Albert van Urk.......................  Director; Vice President of CellPoint
                                         Systems AB
Lars Wadell..........................  Chief Financial Officer

    STEPHEN CHILDS, 53, has been a director of the Company since May 2000. He has more than 15 years international experience in the telecom industry and has held senior management positions with Orange from 1997 - 2000 as Group Director--New Business Ventures; Deutsche Telecom from 1995 - 1996 as Vice President, International Business Development; US West International from
1993 - 1995, Assistant Vice President; Pakcom from 1990 - 1993 as CEO and McCaw Cellular from 1986 - 1988 in the United States as General Manager. He has over 20 years of proven success in general management, sales and marketing and an extensive network in the telecom industry.

    LYNN DUPLESSIS, 40, has been Vice President, Secretary, Treasurer and director of the Company since its formation in 1997. She has 19 years of experience in the technology industry. Ms. Duplessis has been employed by Minerva Technology Inc, Vancouver, British Columbia, (1996), director of industry solutions with The Capstan Group, Vancouver, British Columbia,
(1992 - 1993), and was employed in marketing, management and systems engineering by IBM Canada Ltd., Vancouver, British Columbia and Toronto, Ontario, Canada (1981 - 1992). She is also a director of CellPoint SA, Unwire AB, CellPoint Europe Ltd. and CellPoint AB. Ms. Duplessis is married to Peter Henricsson, a director and the President and Chief Executive Officer of the Company.

    PETER HENRICSSON, 48, has been President, Chief Executive Officer, and director of the Company since its formation in 1997. He has over 20 years of experience in executive management, international marketing, venture capital, consulting and financing, with both multinational corporations and emerging companies. Mr. Henricsson has been President of Iform Sverige AB of Sweden, (1996 - 1997), owner of HIM Inc. (Henricsson International Marketing), Vancouver, British Columbia, (1991 - 1996), Senior Vice President with Allied Environmental, Vancouver, British Columbia, (1986 - 1991), and manager at Atlas Copco MCT AB, Stockholm, Sweden, Hong Kong and Indonesia (1980 - 1986). He is also a director of CellPoint SA, and Chairman of the Board and a director of CellPoint AB, Unwire AB and CellPoint Europe Ltd. Mr. Henricsson is married to Lynn Duplessis, a director and Vice President, Secretary and Treasurer of the Company.

    MATS JONNERHAG, 47, has been a director of the Company since December 1998. Mr. Jonnerhag is the founder and majority owner of Borsinsikt AB. He founded Borsinsikt in 1982 and has more than 20 years of experience with the Swedish stock market. Borsinsikt publishes a weekly stock market newsletter. Subsidiary operations include Borsinsikt Broker, which is a brokerage company, and Borsinsikt BorsData AB, which markets analysis software developed in-house and other research products.

    BENGT NORDSTROM, 43, has been a director of the Company since
September 1998. He was the Chief Technology Officer and Executive Director of SmarTone Telecommunications Ltd., a cellular network operator in Hong Kong, until January 1999. He is now the President and Senior Partner of Northstream AB of Sweden, a GSM advisory company specializing in data over GSM. Mr. Nordstrom is a member of the Executive Committee of the GSM Association which represents the interests of over 400 GSM and satellite network operators around the world. He was with SmarTone from 1993 to 1998, and was previously with Comviq GSM AB from 1989 - 1993 and with Ericsson Telecom AB from 1983 - 1989.

    LARS PERSSON, 44, has been a director of the Company since July 2000. He was President of Telia Mobile International and Executive Vice President of Telia, a leading mobile operator in the Nordic countries, from 1997 - 2000. He was the Managing Director for France Telecom in the Nordic countries from 1992 - 1997. From 1986 - 1992, he was the Managing Director of GPI Sweden, a wholly-owned subsidiary of the Norwegian public company GPI A/S. Prior to that he held other senior management positions in telecommunications and technology companies dating back to 1980. Mr. Persson is also on the boards of Wireless Maingate and CyberCom, both Swedish companies.

    ALBERT VAN URK, 33, is co-founder of Wasp International and has been a director of the Company since 1999. He is also a director and Vice President of Technology for CellPoint AB and a director of CellPoint SA. He had been the Director of Research and Development of Wasp International from 1993 to 1999. Mr. van Urk is a director of Wasp SA. He led the development of the CellPoint GSM positioning technology platform and continues research and development activities for the CellPoint System.

    LARS WADELL, 41, was appointed Chief Financial Officer in December 2000. He was Vice President of International Business Management with Telia Mobile with the mission to create value for the Telia Group by investing, developing and nurturing wireless business through deploying Telia's competitive capabilities. He has previously held senior financial positions with Sellberg's
(1993 - 1997), Reuter's Scandinavian department (1988 - 1993) and Merkantildata Communication (1997 - 2000).

    Each of our directors was elected by the stockholders at the stockholders meeting held in December 2000. Each director will serve until the next annual meeting of the stockholders, at which time his or her successor will be elected and duly qualified.

                             EXECUTIVE COMPENSATION

    The following table shows compensation for services rendered to the Company during the fiscal years ended June 30, 2000, 1999 and 1998, respectively, by the Chief Executive Officer and the Vice President. Each executive officer serves under the authority of the Board of Directors. Directors that are also employees of the Company receive no additional compensation for their service on the Board of Directors of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                            ANNUAL COMPENSATION            ---------------------
                                                    ------------------------------------   SECURITIES
                                                                              RESTRICTED   UNDERLYING
                                                               OTHER ANNUAL     STOCK       OPTIONS/      LTIP      ALL OTHER
                               FISCAL     SALARY     BONUS     COMPENSATION    AWARD(S)     SARS(1)     PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR       ($)        ($)          ($)           ($)          (#)         ($)          ($)
---------------------------   --------   --------   --------   ------------   ----------   ----------   --------   ------------
Peter Henricsson,
  President & CEO........       2000     $140,000      0            0              0               0       0          6,500
                                1999       71,000      0            0              0               0       0              0
                                1998       35,500      0            0              0        75,000/0       0              0

Lynn Duplessis,
  Vice President, Secretary
  and Treasurer..........       2000     $125,000      0            0              0               0       0          6,500
                                1999       60,000      0            0              0               0       0              0
                                1998       30,000      0            0              0        75,000/0       0              0

    We have no set bonus policy or plan. Bonuses may be awarded by the independent directors of the Board. The Board has established a Compensation Committee consisting of two independent directors and the Chairman of the Board. The Compensation Committee will review salaries for all senior staff. The directors of the Company do not receive salaries for being directors but do have stock options in the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Since our formation Peter Henricsson and Lynn Duplessis, our founders and directors and executive officers, have made interest-free loans to us to fund our cash needs. During the fiscal year ended June 30, 1997, Mr. Henricsson and Ms. Duplessis paid all of our operating expenses in the amount of $40,100. During the fiscal year ended June 30, 1998, they continued to finance our operations, by extending loans which ranged from a low of $40,000 to a maximum of $180,000 outstanding at any one time. A portion of these loans was also used to fund the initial payment made in connection with the acquisition of our technology. At June 30, 1998, the outstanding amount of our indebtedness to Mr. Henricsson and Ms. Duplessis was $150,000. We have repaid these loans as and when we have sufficient excess cash to do so. At no time, has interest been charged on the outstanding loans. The above loans were repaid in full in November 1998.

    In addition, Mr. Henricsson and Ms. Duplessis have loaned us an aggregate of $300,000 in June and July 1999. Interest of 5% was charged on the outstanding balance of this loan, such interest was repaid in full in December 1999.

    Upon the organization of the Company in 1997, Mr. Henricsson and Ms. Duplessis invested $1,500 and $500, respectively, in consideration of which, we issued to them 1,500,000 shares and 500,000 shares of Common Stock, respectively. These investments were made when we had no assets and no operations.

    In connection with our offering of Common Stock at $4.00 per share pursuant to Regulation S under the Securities Act, we paid a commission of 5% of the purchase price to Mats Jonnerhag, a director of the Company, and Borsinsikt A.B., a company in which Jonnerhag is a 66% stockholder. Mr. Jonnerhag and Borsinsikt placed a total of 260,000 shares, and together they received a total commission of $52,000.

    Effective February 1999, we amended and restated our agreements with Wasp International and Novel Electronics Systems & Technologies, Ltd., in connection with the Company's acquisition of the technology platform supporting the CellPoint System. In May 1998, we issued 1,950,000 shares of our Common Stock as part of the consideration for the license for the technology, and the option to acquire the technology, that was originally granted to us in May 1998. Such shares were applied to the consideration payable to Novel for the acquisition of the technology when such agreements were amended and restated effective as of February 1999. In addition, as part of the February 1999 agreements, in October 1999, we issued to Novel an additional 75,000 shares of Common Stock since, for the twenty trading days immediately prior to September 30, 1999, the average trading price of our Common Stock was less than $16.00 per share.

    As part of the February 1999 transaction, we acquired 10% of the outstanding equity of Wasp SA. One of our directors, Mr. van Urk, is also a director and shareholder of Wasp SA. From time to time, we may purchase from Wasp SA certain hardware for the implementation of the CellPoint System. To date, the amounts paid to Wasp SA for such hardware have not been material. The Company believes that its equipment purchases from Wasp SA have been and will continue to be on terms comparable to those available to unaffiliated third parties.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

    Our Common Stock commenced trading on the NASDAQ Electronic Bulletin Board on January 7, 1998. Our Common Stock began trading on the NASDAQ National Market on July 11, 2000. The Company's fiscal year ends on June 30 of each year. On December 21, 2000, the closing price of our Common Stock was $5.25. Set forth below are the high and low closing prices for our Common Stock for each fiscal quarter during the last two fiscal years:

                                                                 COMMON STOCK
                                                                    PRICES
                                                              -------------------
FISCAL QUARTER                                                  HIGH       LOW
--------------                                                --------   --------
1st Qtr 99..................................................    4.800      2.500
2nd Qtr 99..................................................    6.375      2.750
3rd Qtr 99..................................................    5.375      2.940
4th Qtr 99..................................................    5.000      3.125
1st Qtr 00..................................................   15.875      4.750
2nd Qtr 00..................................................   49.750     13.750
3rd Qtr 00..................................................   94.500     39.500
4th Qtr 00..................................................   57.750     17.000
1st Qtr 01..................................................   44.500     15.250
2nd Qtr 01 (through December 21)............................   21.650      5.250

                           DESCRIPTION OF SECURITIES

    We are authorized to issue 22,000,000 shares of Common Stock and 3,000,000 shares of preferred stock. As of December 14, 2000, 10,548,688 shares of our Common Stock were issued and outstanding and no shares of preferred stock were outstanding.

COMMON STOCK

    The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by those stockholders. There is no cumulative voting with respect to the election of directors of the Company, with the result that the holders of more than 50% of our Common Stock voted for the election of directors can elect all of those directors. The holders of our Common Stock are entitled to receive dividends when, as, and if declared by the Company's Board of Directors from funds legally available therefor. In the event of liquidation, dissolution, or winding up of the Company, the holders of our Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of the Company's liabilities and after provision has been made for each class of stock, if any, having preference over our Common Stock. Holders of shares of our Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. All of the outstanding shares of our Common Stock are fully paid and non-assessable.

    NONCUMULATIVE VOTING

    The holders of shares of our Common Stock will not have cumulative voting rights, which means that the holders of more than 50% of our outstanding Common Stock, voting for the election of directors of the Company, may elect all of the directors of the Company to be elected, if they so desire, and, in such event, the holders of our remaining Common Stock may not be able to elect any of the Company's directors.

    REGISTRATION RIGHTS

    Holders of shares of our Common Stock are not entitled to rights with respect to the registration of such shares under the Securities Act. However, in connection with our private placement of 1,125,000 shares of our Common Stock in October and November 1999, we agreed to file a registration statement with respect to those shares. All such shares were included in a registration statement that became effective on August 4, 2000 and all such unsold shares are included in this Prospectus. Pursuant to the acquisition of Unwire, a portion of the shares issued to former stockholders of Unwire were included in a registration statement that became effective on August 4, 2000 and all such unsold shares, as well as the balance of the shares issued to the former stockholders of Unwire, are included in this Prospectus.

    Pursuant to a Registration Rights Agreement with Castle Creek, we agreed to register the shares that may be issuable upon conversation of the notes and the exercise of the warrants issued to Castle Creek. Accordingly, we intend to register 1,789,473 shares for the benefit of Castle Creek in a Registration Statement on Form S-3. In addition, we agreed to register such number of additional shares as may become issuable pursuant to the anti-dilution provisions of the notes and the warrants issued to Castle Creek, and shares issuable pursuant to warrants that we will be required to issue to Castle Creek upon any prepayment of the notes.

    DIVIDENDS

    Whether or not we pay any dividends in the future will be determined by our Board of Directors, in its discretion, and will depend among other things, upon our earnings, our capital requirements, and our financial condition, as well as other relevant factors. We have not paid or declared any dividends to date. We intend to retain any earnings for the operation and expansion of its business and do not anticipate paying cash dividends in the foreseeable future.

PREFERRED STOCK

    We are authorized to issue preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with liquidation privileges, dividend, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of issuance, our preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

CASTLE CREEK CONVERTIBLE NOTES AND WARRANTS

    On December 6, 2000, the Company and Castle Creek entered into a Securities Purchase Agreement, pursuant to which the Company issued to Castle Creek 6% convertible notes in the aggregate principal amount of $10,000,000 and five-year warrants to purchase up to 210,526 shares of the Company's Common Stock. The convertible notes are due September 30, 2002, and may be prepaid prior to such date upon the satisfaction of certain conditions (including the issuance of additional warrants).

    Interest on the notes is due semi-annually and is payable in cash. The notes are due September 30, 2002 and is convertible into shares of Common Stock (the "Conversion Shares"), at the option of the holders thereof, at the rate of $25 per share if converted prior to June 5, 2001, or, if converted on or after June 5, 2001, at the lesser of (i) $25 per share or (ii) 90% of the average of the five lowest Volume Weighted Average Prices of the Common Stock during the 20 consecutive trading days prior to the trading day immediately prior to the date of determination. We have the option to prepay the notes at any time on 45 days' notice at (i) 115% of the principal amount being prepaid plus all accrued but unpaid interest on such amount, for all prepayments made prior to June 5, 2001, and (ii) 120% of the principal amount being prepaid plus all accrued but unpaid interest on such amount, for all prepayments made on or after June 5, 2001. In the event of such prepayment, we are obligated to issue to the note holder warrants to purchase that number of shares of Common Stock equal to 5% of the aggregate amount of the note prepaid divided by the Prepayment Market Price (as such term is defined in the note).

    The warrants may be exercised at any time prior to 5:59 p.m. New York City time on December 5, 2005 at an exercise price of $11.40 per share. The warrants and the notes are subject to weighted average anti-dilution adjustments, except for shares issued in connection with strategic transactions, underwritten public offerings, acquisitions and the Company's Stock Incentive Plan and Stock Warrant Plan.

    Pursuant to the Securities Purchase Agreement, the aggregate number of Conversion Shares and shares issuable upon exercise of the warrants may not exceed 2,109,717 shares without approval of the Company's stockholders. In the event stockholder approval is required but not obtained, the holders of the note may require the Company to redeem the notes at 120% of their face value plus accrued interest.

STOCK INCENTIVE PLAN

    In February 1998, we adopted a stock incentive plan (the "Plan"). See "Security Ownership of Certain Beneficial Owners and Management--Stock Incentive Plan."

STOCK WARRANT PLAN

    In April 2000, we adopted a stock warrant plan (the "Warrant Plan"). See "Security Ownership of Certain Beneficial Owners and Management--Stock Warrant Plan."

TRANSFER AGENT

    The Transfer Agent for our Common Stock is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Suite 200, Glendale, California 91204, telephone 818-502-1404.

                    RECENT SALES OF UNREGISTERED SECURITIES

    In February 1998, we sold 715,000 shares of our Common Stock at US $1.25 per share, pursuant to Rule 504 of Regulation D under the Securities Act. We received gross proceeds of $893,750 from such offering.

    In June 1998, we sold 775,000 shares of our Common Stock at $4.00 per share, pursuant to Regulation S under the Securities Act. All such shares were sold to "non-U.S. Persons" as defined in Regulation S. We received gross proceeds of $3,100,000 from the offering. We paid a commission of 5% of the purchase price per share to Mats Jonnerhag, a director of the Company, and Borsinsikt A.B., a company in which Mr. Jonnerhag is a 66% stockholder. Mr. Jonnerhag and Borsinsikt placed a total of 260,000 shares, and together they received a total commission of US $52,000.

    In August 1999, we completed a bridge financing of $2,000,000 of 12% promissory notes through Madison Securities, Inc. of Chicago, Illinois. In connection with such bridge financing, we issued an aggregate of 180,000 common stock purchase warrants which have an exercise price of $8.04 per share. On October 29, 1999, we completed the first tranche of our private placement financing, in which it sold an aggregate of 393,750 shares of Common Stock for gross proceeds of $3,500,000. In such offering, $1,200,000 of bridge notes were exchanged for shares of our Common Stock. We used $841,557 of the gross proceeds to repay in full the balance of the bridge notes plus interest accrued on all of the bridge notes. After paying underwriting commissions, we received $1,108,443 in proceeds from the first tranche of the offering. On November 12, 1999, we completed the second and final tranche of the private placement, in which we sold an aggregate of 731,250 shares of Common Stock for gross proceeds of $6,500,000. After paying underwriting commissions, we received $5,850,000 in net proceeds from the second tranche. We believe that these offerings were exempt from registration under the Securities Act pursuant to Section 4(2) and Rule 506 of Regulation D thereunder on August 4, 2000, we registered the shares issued and the shares underlying the warrants issued in these offerings.

    On February 29, 2000, we acquired all of the capital stock of Unwire. Unwire develops systems and equipment for GSM positioning and telematics and holds unique patents for positioning. The purchase price for the Unwire stock was approximately $72 million. We paid the purchase price by issuing to the stockholders of Unwire an aggregate of 1,075,000 shares of Common Stock with a market value of approximately $72.2 million. On August 4, 2000, we registered 268,772 of the shares issued to the former stockholders of Unwire. We agreed to register the remaining Shares under the Securities Act no later than December 31, 2000.

    On December 6, 2000, the Company and Castle Creek entered into a Securities Purchase Agreement, pursuant to which the Company issued to Castle Creek 6% convertible notes in the aggregate principal amount of $10,000,000 and five-year warrants to purchase up to 210,526 shares of the Company's Common Stock. The convertible notes are due September 30, 2002, and may be prepaid prior to such date upon the satisfaction of certain conditions (including the issuance of additional warrants). See "Description of Securities--Castle Creek Convertible Notes and Warrants".

                            THE SELLING STOCKHOLDERS

    The persons listed below are the Selling Stockholders:

                                                                                           AMOUNT OF
                                                               AMOUNT OF                    COMMON
                                                                 COMMON      AMOUNT OF    STOCK TO BE
                                                                 STOCK         COMMON     AFTER HELD
                                                              BENEFICIALLY     STOCK      OFFERING IS
NAME OF SELLING STOCKHOLDER                                      OWNED       REGISTERED    COMPLETE*
---------------------------                                   ------------   ----------   -----------
1999 PRIVATE PLACEMENT SELLING STOCKHOLDERS
Aburano, Timothy and JoEllen................................      3,125         3,125           0
Amelio, Nick R..............................................      5,625         5,625           0
Anderson, Michael and Florence..............................      2,625         2,625           0
Baffoe, Joseph..............................................      6,023         6,023           0
Batterson, Jeff.............................................      2,893         2,893           0
Bemoras, David..............................................      5,625         5,625           0
Benton, Bruce Declaration of Trust..........................     33,750        33,750           0
Bernstein, Alfred E.........................................      5,625         5,625           0
Binder, Jeffrey T...........................................      3,000         3,000           0
Bobb, Robert J..............................................     11,000        11,000           0
Bonello, Philip H...........................................      5,625         5,625           0
Bones, Daniel...............................................        250           250           0
Bonfitto, Joseph............................................     11,250        11,250           0
Bjorklund, Craig A. and Mundt, Kelly M......................      5,625         5,625           0
Bourjaily, Paul and Barbara.................................      5,625         5,625           0
Brent, Jason................................................        350           350           0
Broderick, Dennis and Barbara...............................      5,625         5,625           0
Broman, Donald Scott........................................        263           263           0
Brophy, Michael F...........................................      5,625         5,625           0
Bullough, Shane H...........................................     11,250        11,250           0
Capra, Christopher..........................................      8,942         8,942           0
Carlson, Robert.............................................      1,052         1,052           0
Chhabria, Shakuntala Irrevocable Trust......................      5,625         5,625           0
Clark, James E..............................................      5,625         5,625           0
Clauss, Robert..............................................      5,625         5,625           0
Crawford, Doug..............................................      1,841         1,841           0
Cochrane, Joyce M...........................................      5,625         5,625           0
Eugene E. Cook Trust........................................      5,625         5,625           0
Corkhill Insurance Agency Inc...............................     11,250        11,250           0
Craig, Steven J.............................................     11,250        11,250           0
Del Ghingaro, Robert Sr. and Del Ghingaro, Robert Jr........      2,813         2,813           0
Demnicki, Michael R.........................................      5,625         5,625           0
Dale A. Drake, Trustee for Drs. Drake LTD Pension Plan......      6,000         5,625         375
Constance Dubois, Trustee...................................      5,625         5,625           0
Dunnett, Richard............................................      1,052         1,052           0
Egan, John W................................................      5,625         5,625           0
ELK Realty & Building Co., Inc..............................      5,625         5,625           0
Everett, W. Allan...........................................      5,625         5,625           0
Flynn, Thomas...............................................     15,250        15,250           0
Franks, Malcolm.............................................      5,625         5,625           0
Gary C. Garrett Revocable Trust.............................     11,250        11,250           0
Gedelman, Frank.............................................      5,625         5,625           0

                                                                                           AMOUNT OF
                                                               AMOUNT OF                    COMMON
                                                                 COMMON      AMOUNT OF    STOCK TO BE
                                                                 STOCK         COMMON     AFTER HELD
                                                              BENEFICIALLY     STOCK      OFFERING IS
NAME OF SELLING STOCKHOLDER                                      OWNED       REGISTERED    COMPLETE*
---------------------------                                   ------------   ----------   -----------
Gilpin, Wayne A.............................................     25,000        25,000           0
Gilpin, Marital Trust.......................................      5,219         5,219           0
Gleaves, William............................................      2,104         2,104           0
Gosney, Gregory S...........................................      5,625         5,625           0
Hadley, Peter F.............................................      1,406         1,406           0
Hayes, Robert...............................................     11,250        11,250           0
Hein, Curtis................................................        263           263           0
Hiler, Lawrence.............................................     11,250        11,250           0
John J. Holzer Revocable Living Trust.......................      3,625         3,625           0
Hull, Chris.................................................      3,604         3,604           0
Humphrey, Todd..............................................      7,625         7,625           0
Javier, Ramon and Emma......................................      5,625         5,625           0
Joyner, Courtney K..........................................      5,625         5,625           0
Kilrea, Scott W.............................................      5,625         5,625           0
Kozak, James................................................      2,630         2,630           0
Kozin, David and Renee......................................      5,625         5,625           0
Kromelow, Basil.............................................     11,250        11,250           0
Lamphere, Robert G..........................................     15,250        15,250           0
Lee, C. Glenn and Karen.....................................      5,625         5,625           0
Lehman, John W..............................................      7,625         7,625           0
Macke, Elmer H..............................................      5,625         5,625           0
Madison Securities Inc......................................      5,000         5,000           0
Mann, James L...............................................     11,250        11,250           0
Marassa, Robert.............................................      3,682         3,682           0
Martin, Rex.................................................      2,813         2,813           0
MBS Holdings LLC............................................     11,250        11,250           0
Midwest Investment Group....................................     20,875        20,875           0
Mikels, Ken Wayne...........................................      1,315         1,315           0
Miller, Bradford............................................      5,625         5,625           0
Moore, Gerald and Monica....................................     15,250        15,250           0
Morgan, Scott C.............................................        263           263           0
Morse Sr., James A. Trust...................................     11,250        11,250           0
Morse, Robert J. Trust......................................     11,250        11,250           0
Moss, Jeff..................................................      7,890         7,890           0
Muasher, Issa E.............................................      7,625         7,625           0
Mulack, Virginia W..........................................      4,000         4,000           0
Munden, Evelyn Munden Family LP.............................      5,625         5,625           0
Murphy, Dean and Dawn.......................................      5,625         5,625           0
Orland, Keith B. and Margaret...............................      5,625         5,625           0
Owens, Michael..............................................        250           250           0
Pederson, William Scott.....................................      5,625         5,625           0
Pohl, Michael and Vivian....................................      5,625         5,625           0
Pravecek, Christopher.......................................     30,131        30,131           0
Pruitt, John P..............................................     26,875        26,875           0
Prutzman, George W..........................................      1,944         1,944           0
Rasmussen, James E..........................................      8,000         8,000           0

                                                                                           AMOUNT OF
                                                               AMOUNT OF                    COMMON
                                                                 COMMON      AMOUNT OF    STOCK TO BE
                                                                 STOCK         COMMON     AFTER HELD
                                                              BENEFICIALLY     STOCK      OFFERING IS
NAME OF SELLING STOCKHOLDER                                      OWNED       REGISTERED    COMPLETE*
---------------------------                                   ------------   ----------   -----------
Ridge, James P..............................................      5,625         5,625           0
Robinson, John P............................................      5,625         5,625           0
Rogers, Shaun...............................................      3,419         3,419           0
Ronald Stone, Trustee, Ronald Stone Insurance Trust.........     16,875        16,875           0
Rosenak, Dave...............................................      2,813         2,813           0
Ryan, Michael TTEE Michael Ryan Revocable Trust.............      5,625         5,625           0
Sanders, Helen McKay........................................      4,625         4,625           0
Saunders, Thomas B. and Karen M.............................      5,625         5,625           0
Scheumann, Dennis...........................................     11,250        11,250           0
Schreiber, Marc.............................................      7,031         7,031           0
Shelby Limited Partnership..................................      5,625         5,625           0
Slevin, John F..............................................      5,625         5,625           0
Smithburg, William D........................................      5,625         5,625           0
Spencer, Robert J...........................................      5,625         5,625           0
Sterling CellPoint, LLC.....................................     84,250        84,250           0
Stabus, Brain...............................................      1,713         1,713           0
Straus, Richard R...........................................      2,500         2,500           0
Tenex Investment Club.......................................     11,250        11,250           0
Tenzer, Lee.................................................      8,000         8,000           0
Thompson, Randy.............................................      5,625         5,625           0
Tierney, James and Marita...................................     11,250        11,250           0
Toolamation Inc.............................................      5,625         5,625           0
Trandel, David..............................................      8,260         8,260           0
Tyrone, James...............................................      4,000         4,000           0
Tyrone, James and Nancy.....................................      9,250         9,250           0
Unkel, Robert and Mary......................................      5,625         5,625           0
Weiss, Fred.................................................      5,625         5,625           0
Weiss, Joanna Lee...........................................      1,841         1,841           0
Weiss, Joshua...............................................        500           500           0
Wieseneck Enterprises LP....................................     11,250        11,250           0
Wilbers, David L............................................      5,625         5,625           0
TOTAL.......................................................    898,695       898,320         375

------------------------

*   Assumes all shares covered by this Prospectus are sold.

    Since August 4, 2000, the effective date of the original prospectus issued pursuant to a registration statement that became effective on August 4, 2000, the 1999 Private Placement Selling Stockholders sold an aggregate of 494,935 of Common Stock. These sales have been reflected in the 1999 Private Placement Selling Stockholders information above.

                                                                                           AMOUNT OF
                                                               AMOUNT OF                    COMMON
                                                                 COMMON      AMOUNT OF    STOCK TO BE
                                                                 STOCK         COMMON     AFTER HELD
                                                              BENEFICIALLY     STOCK      OFFERING IS
NAME OF SELLING STOCKHOLDER                                      OWNED       REGISTERED    COMPLETE*
---------------------------                                   ------------   ----------   -----------
UNWIRE SELLING STOCKHOLDERS
AB Basen....................................................      13,023        3,256         9,767

                                                                                           AMOUNT OF
                                                               AMOUNT OF                    COMMON
                                                                 COMMON      AMOUNT OF    STOCK TO BE
                                                                 STOCK         COMMON     AFTER HELD
                                                              BENEFICIALLY     STOCK      OFFERING IS
NAME OF SELLING STOCKHOLDER                                      OWNED       REGISTERED    COMPLETE*
---------------------------                                   ------------   ----------   -----------
Carlson, Roger(1)...........................................       2,441          611         1,830
Dahlin, Anna................................................       4,651        1,164         3,487
eRasmus Management AB.......................................      36,491        9,124        27,367
Foretagspartner AB..........................................      36,491        9,124        27,367
Gellberg, Kaj...............................................       9,767        2,443         7,324
Hoglund, Thomas(2)..........................................       3,276        2,811           465
Johansson, Kent.............................................       9,802            0         9,802
Jundin, Christopher.........................................         465          117           348
Jundin, Per(3)..............................................      30,210        3,000        27,210
Jundin, Peter...............................................       2,325          582         1,743
Karl Stockman AB............................................     275,148       31,996       243,152
Ledstiernan Kapitalforvaltning AB...........................       5,581        1,396         4,185
Ledstiernan BV..............................................      36,491        9,124        27,367
Ledstiernan Business Development AB.........................      36,491        9,124        27,367
Ledstiernan Investment Ltd..................................      36,491        9,124        27,367
Ledstiernan KB..............................................      20,466        5,117        15,349
Ljung, Mats.................................................       1,151          289           862
Lundberg, Jakob(4)..........................................       4,651        1,164         3,487
Lundberg, Per...............................................      56,657       15,116        45,341
Lundberg, Sara..............................................       4,651        1,164         3,487
Norra Brofastet I Sundvall AB...............................      36,491        9,124        27,367
Olesen, Kerstin.............................................       5,180        1,295         3,885
Olesen, Lykke...............................................       5,180        1,295         3,885
Procuritas Investment Partners (PIP) BV.....................     164,211            0       164,211
Rosen, Thomas...............................................      23,611        5,904        17,707
Soderberg, Bertil...........................................     121,400       30,350        91,050
Soderberg, Orjan............................................       3,837          961         2,876
Stenhammar, Olof............................................      11,323        2,831         8,492
Strombom, Krister...........................................       6,102        1,526         4,576
Unium AB....................................................     130,939       16,751       114,188
Wallon, Michael(5)..........................................         465            0           465
TOTAL.......................................................   1,135,459      185,883       953,376

------------------------

*   Assumes all shares covered by this Prospectus are sold.

(1) Roger Carlson is presently part of Senior Technical Management of Unwire.

(2) Thomas Hoglund was a founder of Unwire. He is presently part of the Senior Management of Unwire.

(3) Per Jundin was previously the Managing Director of Unwire.

(4) Per Lundberg was previously a member of the Board of Directors of Unwire.

(5) Michael Wallon was a founder of Unwire and has served as the Interim Managing Director of Unwire. He is presently part of the Senior Management of Unwire.

    With respect to the 1,075,000 shares of Common Stock issued to the Selling Stockholders in connection with the Unwire acquisition, we registered 268,772 of those shares pursuant to a registration statement that became effective on August 4, 2000. The Unwire Selling Stockholders sold an aggregate of 89,500 shares of common stock pursuant to such registration statement.

                              PLAN OF DISTRIBUTION

    We will not receive any of the proceeds of the sale of the Shares offered hereby. Some of the Shares included in this Prospectus have not yet been issued, but are issuable upon the exercise of warrants held by certain of the Selling Stockholders, which warrants have exercise prices ranging from $7.49 to $8.89. In connection with the exercise of such warrants, each warrant holder may elect to pay the exercise price by (i) cash or check or (ii) net issuance; i.e., cashless exercise. To the extent that a warrant holder elects the net issuance method, we would not receive any cash as a result of such exercise. To date, the holders of warrants for 114,750 shares of our Common Stock have exercised their warrants, resulting in the issuance of 83,594 shares of Common Stock. While the majority of the holders of such warrants chose to pay the exercise price by the net issuance method, we received proceeds of $149,800 from holders that paid their exercise price in cash. We have used these proceeds for our working capital. Additional proceeds, if any, that we receive from the exercise of the warrants will be used for working capital.

    The Shares may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Shares through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom they may act as agent. The Selling Stockholders and any such brokers, dealers or agents who participate in the distribution of the Shares may be deemed to be "underwriters", and any profits on the sale of the Shares by them and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Stockholders may be deemed to be underwriters, the Selling Stockholders may be subject to certain statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

    The Shares offered hereby may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The Shares may be sold by one or more of the following methods, without limitation:
(a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; (e) face-to-face transactions between sellers and purchasers without a broker-dealer; (f) through the writing of options; and
(g) other. At any time a particular offer of the Shares is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Shares. In addition, the Common Stock covered by this Prospectus may be sold in private transactions or under Rule 144 rather than pursuant to this Prospectus.

    To our knowledge, the Selling Stockholders do not currently have any plans, arrangements or understandings with any broker, dealer, agent or underwriter regarding the sale of the Shares. There is no assurance that any Selling Stockholder will not sell any or all of the Shares offered by him, her or it hereunder or that any such Selling Stockholder will not transfer, devise or gift such Shares.

    The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other such person. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market activities with respect to the Shares.

    Pursuant to the registration rights set forth in the various subscription agreements between the Company and the Selling Stockholders, each of the Company and the Selling Stockholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Shares to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents, transfer taxes and fees and expenses of Selling Stockholders' counsels.

                                INDEMNIFICATION

    We shall, to the fullest extent permitted by Section 78.7502 of the Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify under said section any director, officer, employee or agent from and against any and all expenses, liabilities or other matters referred in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. We will have the power to purchase and maintain officers' and directors' liability insurance in order to insure against the liabilities for which such officers and directors are indemnified pursuant to our Amended and Restated By-Laws.

    INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE COMPANY IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, WE WILL, UNLESS IN THE OPINION OF OUR COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

    We carry directors' and officers' liability insurance covering losses up to $3,000,000 (subject to certain deductible amounts).

                                 LEGAL OPINIONS

    The law firm of Salans Hertzfeld Heilbronn Christy & Viener, our counsel, 620 Fifth Avenue, New York, New York 10020, has rendered an opinion regarding the validity of the Shares offered hereby.

                                    EXPERTS

    The financial statements of CellPoint for Fiscal year ended June 30, 2000 and 1999 and the financial statements of Unwire AB for the years ended
December 31, 1999 and 1998 included in this Prospectus have been audited by BDO Stoy Hayward, independent accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       FINANCIAL STATEMENTS

                 CELLPOINT INC. AND SUBSIDIARIES
           CONSOLIDATED FINANCIAL STATEMENTS (AUDITED)
        FOR THE FISCAL YEARS ENDED JUNE 30, 2000 AND 1999

Report of BDO Stoy Hayward, Independent Auditors............  F-2

Consolidated Balance Sheets as of June 30, 2000 and 1999....  F-3

Consolidated Statements of Operations for the years ended
  June 30, 2000 and 1999....................................  F-4

Consolidated Statements of Stockholders' Equity and
  comprehensive income/(loss) for the years ended June 30,
  2000 and 1999.............................................  F-5

Consolidated Statements of Cash Flows for the years ended
  June 30, 2000 and 1999....................................  F-7

Notes to the Consolidated Financial Statements..............  F-8

                        UNWIRE SYSTEMS AB
                  FINANCIAL STATEMENTS (AUDITED)
      FOR THE FISCAL YEARS ENDED DECEMBER 31, 1999 AND 1998

(a) Unwire Systems AB

Report of the Independent Accountants.......................  F-22

Balance Sheets as of December 31, 1999 and 1998.............  F-23

Statements of Operations for the years ended December 31,
  1999 and 1998.............................................  F-24

Statements of Stockholders' Equity (deficit) for the years
  ended December 31, 1999 and 1998..........................  F-25

Statements of Cash Flows for the years ended December 31,
  1999 and 1998.............................................  F-26

Notes forming part of the Financial Statements..............  F-27

(b) Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Information......  F-33

Unaudited Pro Forma Consolidated Statement of Operations for
  the Year Ended June 30, 1999..............................  F-34

Unaudited Pro Forma Consolidated Statement of Operations for
  the Nine Months Ended March 31, 2000......................  F-35

                 CELLPOINT INC. AND SUBSIDIARIES
          CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
     AS OF AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000

Consolidated Balance Sheets as of September 30, 2000
  (Unaudited) and June 30, 2000.............................  F-36

Consolidated Statements of Operations for the three month
  period ended September 30, 2000 and September 30, 1999
  (Unaudited)...............................................  F-37

Consolidated Statements of Comprehensive Income for the
  three-month period ended September 30, 2000 and
  September 30, 1999 (Unaudited)............................  F-38

Consolidated Statements of Cash Flows for the three-month
  period ended September 30, 2000 and September 30, 1999
  (Unaudited)...............................................  F-39

Notes to Consolidated Financial Statements..................  F-40

                          INDEPENDENT AUDITORS REPORT

To the Board of Directors and Stockholders
CellPoint Inc. and Subsidiaries

    We have audited the accompanying consolidated balance sheets of CellPoint Inc. and subsidiaries (the Company) as of June 30, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years ended June 30, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CellPoint Inc. and Subsidiaries as of June 30, 2000 and 1999, and the results of their operations and their cash flows for the years ended June 30, 2000 and 1999 in conformity with generally accepted accounting principles in the United States.

\s\ BDO STOY HAYWARD
London,
United Kingdom
September 1, 2000

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

                          CONSOLIDATED BALANCE SHEETS

                                (AMOUNTS IN USD)

                                                                          JUNE 30,      JUNE 30,
                                                                NOTE        2000          1999
                                                              --------   -----------   -----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................             $ 6,624,662   $   180,073
  Accounts receivable, net of allowance for doubtful
    accounts of $36,732 and $Nil, respectively..............                 211,948            --
  Prepaid expenses..........................................      5          160,717        19,597
  Other receivables.........................................                 242,198        20,533
  Inventory.................................................      6          169,635            --
  Other current assets......................................                 371,900        15,990
                                                                         -----------   -----------
TOTAL CURRENT ASSETS........................................               7,781,060       236,193
                                                                         -----------   -----------
LONG-TERM ASSETS
  Acquired technology, net of amortization of $3,415,787 and
    $Nil....................................................      7      $68,801,585   $        --
  Investments in affiliated companies.......................                 500,000       500,000
  Other intangible assets...................................      8        8,993,080    10,910,209
  Furniture, equipment, and motor vehicles net of
    depreciation of $180,108 and $46,142, respectively......      9          630,585       110,140
                                                                         -----------   -----------
TOTAL LONG-TERM ASSETS......................................              78,925,250    11,520,349
                                                                         -----------   -----------
TOTAL ASSETS................................................             $86,706,310   $11,756,542
                                                                         ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accrued expenses and other current liabilities............     10      $ 1,623,441   $   223,633
  Accounts payable..........................................                 786,766        39,518
  Deferred revenue..........................................                      --        58,690
  Due to shareholders.......................................                      --       150,000
  Due to affiliate..........................................     11           55,517       123,799
  Other loans and overdraft.................................     12          140,510            --
                                                                         -----------   -----------
TOTAL CURRENT LIABILITIES...................................               2,606,234       595,640
LONG TERM DEBT, NET OF CURRENT MATURITIES
  Bank loans................................................     13        4,000,000            --
                                                                         -----------   -----------
TOTAL LIABILITIES...........................................               6,606,234       595,640
                                                                         -----------   -----------
STOCKHOLDERS' EQUITY
  Common shares ($0.001 par value; 22,000,000 shares
    authorized; 10,465,000 issued as at June 30, 2000 and
    7,440,000 shares issued and 750,000 shares to be issued
    as of June 30, 1999.....................................                  10,465         8,190
  Additional paid in capital................................              95,434,348    14,961,373
  Cumulative foreign currency translation adjustment........                 292,866        (2,318)
  Accumulated deficit.......................................             (15,637,603)   (3,806,343)
                                                                         -----------   -----------
TOTAL STOCKHOLDERS' EQUITY..................................              80,100,076    11,160,902
                                                                         -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................             $86,706,310   $11,756,542
                                                                         ===========   ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                (AMOUNTS IN USD)

                                                                          YEAR ENDED    YEAR ENDED
                                                                           JUNE 30,      JUNE 30,
                                                                NOTE         2000          1999
                                                              --------   ------------   -----------
Revenues....................................................             $    915,478   $        --
Cost of revenues............................................                 (529,956)           --
                                                                         ------------   -----------
Gross profit................................................                  385,522            --
Selling, general and administrative expenses................               (4,782,099)   (1,637,240)
Professional fees...........................................               (1,742,848)     (534,176)
Depreciation and amortization...............................               (5,647,950)     (702,063)
                                                                         ------------   -----------
Loss from operations........................................              (11,787,375)   (2,873,479)
Financial items, net........................................     15           (43,885)      (96,272)
                                                                         ------------   -----------
Loss before income tax......................................              (11,831,260)   (2,969,751)
Income tax..................................................     16                --            --
                                                                         ------------   -----------
Net loss....................................................             $(11,831,260)  $(2,969,751)
                                                                         ============   ===========
Net loss per common share:
  Basic and diluted.........................................             $      (1.35)  $     (0.40)
Weighted average number of shares outstanding, basic and
  diluted...................................................                8,743,630     7,440,000
                                                                         ============   ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)

(AMOUNTS IN USD)

                                  COMMON SHARES        COMMON SHARES TO BE
                                      ISSUED                 ISSUED
                               --------------------   ---------------------    ADDITIONAL
                                NUMBER                NUMBER OF                  PAID-IN         DEFICIT      SUBSCRIPTIONS
                               OF SHARES    AMOUNT      SHARES      AMOUNT       CAPITAL       ACCUMULATED     RECEIVABLE
                               ---------   --------   ----------   --------   -------------   -------------   -------------
Balance, June 30, 1998.......  4,715,000    $4,715     2,725,000    $2,725    $  11,662,123   $    (836,592)  $    (120,000)
                               ---------    ------    ----------    ------    -------------   -------------   -------------
1998--shares issued..........  2,725,000     2,725    (2,725,000)   (2,725)              --              --              --
Comprehensive income (loss):
Net loss.....................         --        --            --        --               --      (2,969,751)             --
Other comprehensive income
  (loss):
Currency translation.........         --        --            --        --               --              --              --
                               ---------    ------    ----------    ------    -------------   -------------   -------------
Comprehensive loss for fiscal
  year.......................
                               ---------    ------    ----------    ------    -------------   -------------   -------------
Subscriptions paid...........         --        --            --        --               --              --         120,000
Shares to be issued in
  connection with purchased
  technology.................         --        --       500,000       500        2,299,500              --              --
Shares to be issued in
  connection with marketing
  agreement..................         --        --       250,000       250          999,750              --              --
                               ---------    ------    ----------    ------    -------------   -------------   -------------
Balance, June 30, 1999.......  7,440,000    $7,440       750,000    $  750    $  14,961,373   $  (3,806,343)  $          --
                               =========    ======    ==========    ======    =============   =============   =============


                                ACCUMULATED
                                   OTHER
                               COMPREHENSIVE
                               INCOME/(LOSS)      TOTAL
                               -------------   -----------
Balance, June 30, 1998.......     $   363      $10,713,334
                                  -------      -----------
1998--shares issued..........          --               --
Comprehensive income (loss):
Net loss.....................          --       (2,969,751)
Other comprehensive income
  (loss):
Currency translation.........      (2,681)          (2,681)
                                  -------      -----------
Comprehensive loss for fiscal
  year.......................                   (2,972,432)
                                  -------      -----------
Subscriptions paid...........          --          120,000
Shares to be issued in
  connection with purchased
  technology.................          --        2,300,000
Shares to be issued in
  connection with marketing
  agreement..................          --        1,000,000
                                  -------      -----------
Balance, June 30, 1999.......     $(2,318)     $11,160,902
                                  =======      ===========

    The accompanying notes are an integral part of the consolidated financial statements.

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)
    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                               (LOSS)(CONTINUED)

(AMOUNTS IN USD)

                                                              COMMON SHARES TO
                                    COMMON SHARES ISSUED         BE ISSUED
                                    ---------------------   --------------------   ADDITIONAL
                                      NUMBER                NUMBER OF                PAID-IN       DEFICIT      SUBSCRIPTIONS
                                    OF SHARES     AMOUNT     SHARES      AMOUNT      CAPITAL     ACCUMULATED     RECEIVABLE
                                    ----------   --------   ---------   --------   -----------   ------------   -------------
Balance, June 30, 1998............   7,440,000   $ 7,440     750,000     $ 750     $14,961,373   $ (3,806,343)    $      --
November 1999 private placement
  (net of issuance costs).........   1,125,000     1,125          --        --       8,998,875             --            --
1999--shares issued...............     750,000       750    (750,000)     (750)             --             --            --
Shares issued in connection with
  with the acquisition of Unwire
  AB..............................   1,075,000     1,075          --        --      70,680,175             --            --
Original issue debt discount......          --        --          --        --         660,000             --            --
Shares issued in connection with
  purchased technology (note 3)...      75,000        75          --        --             (75)            --            --
Sale of warrants to employees
  (note 17).......................          --        --          --        --         134,000             --            --
Comprehensive income (loss)
Net loss..........................          --        --          --        --              --    (11,831,260)           --
Other comprehensive income (loss):
Currency translation..............          --        --          --        --              --             --            --
                                    ----------   -------    --------     -----     -----------   ------------     ---------
Comprehensive loss for fiscal
  year............................
                                    ----------   -------    --------     -----     -----------   ------------     ---------
Balance, June 30, 2000............  10,465,000   $10,465          --     $  --     $95,434,348   $(15,637,603)    $      --
                                    ==========   =======    ========     =====     ===========   ============     =========


                                     ACCUMULATED
                                        OTHER
                                    COMPREHENSIVE
                                    INCOME/(LOSS)      TOTAL
                                    -------------   -----------
Balance, June 30, 1998............     $ (2,318)    $11,160,902
November 1999 private placement
  (net of issuance costs).........           --       9,000,000
1999--shares issued...............           --              --
Shares issued in connection with
  with the acquisition of Unwire
  AB..............................           --      70,681,250
Original issue debt discount......           --         660,000
Shares issued in connection with
  purchased technology (note 3)...           --              --
Sale of warrants to employees
  (note 17).......................           --         134,000
Comprehensive income (loss)
Net loss..........................           --     (11,831,260)
Other comprehensive income (loss):
Currency translation..............      295,184         295,184
                                       --------     -----------
Comprehensive loss for fiscal
  year............................                  (11,536,076)
                                       --------     -----------
Balance, June 30, 2000............     $292,866     $80,100,076
                                       ========     ===========

    The accompanying notes are an integral part of the consolidated financial statements.

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (AMOUNTS IN USD)

                                                               YEAR ENDED    YEAR ENDED
                                                                JUNE 30,      JUNE 30,
                                                                  2000          1999
                                                              ------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $(11,831,260)  $(2,969,751)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES (NET OF ACQUISITION OF BUSINESS)
  Depreciation..............................................       133,966        39,282
  Amortization..............................................     5,513,984       662,781
  Increase in other current assets..........................       (49,437)      (15,990)
  Increase in accounts receivable...........................      (207,042)           --
  Increase in prepaid expenses..............................      (324,710)       21,056
  Increase in other receivables.............................       (87,665)       50,281
  Increase in accrued expenses and other current
    liabilities.............................................        31,223        11,425
  Increase/(decrease) in accounts payable...................       636,764      (207,522)
  (Decrease)/increase in due to affiliate...................       (51,319)      123,799
  (Decrease) in advance from employee.......................            --      (151,554)
  Increase in inventory.....................................       (73,382)           --
                                                              ------------   -----------
NET CASH USED IN OPERATING ACTIVITIES.......................    (6,308,878)   (2,436,193)
                                                              ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of shares in affiliate...........................            --      (500,000)
  Purchase of fixed assets..................................      (443,647)      (12,320)
                                                              ------------   -----------
NET CASH USED IN INVESTING ACTIVITIES.......................      (443,647)     (512,320)
                                                              ------------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Advances(payments) of stockholders' loans.................      (150,000)     (100,000)
  Net proceeds from issuance of shares......................     9,000,000     2,466,667
  Advances of bank loans....................................     4,000,000            --
  Net cash acquired through acquisition of Unwire AB........         8,499            --
                                                              ------------   -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................    12,858,499     2,366,667
                                                              ------------   -----------
Effects of exchange rate changes on cash....................       338,615        (2,684)
                                                              ------------   -----------
Net increase in cash and cash equivalents...................     6,444,589      (584,530)
Cash and cash equivalents at beginning of period............       180,073       764,603
                                                              ------------   -----------
Cash and cash equivalents at end of period..................  $  6,624,662   $   180,073
                                                              ============   ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                (AMOUNTS IN USD)

1  THE BUSINESS

    CellPoint, Inc. and Subsidiaries (formerly Technor International, Inc.) ("the Company" or "CellPoint"), was incorporated in the state of Nevada on February 28, 1997. CellPoint owns a GSM (Global System for mobile communications) positioning system technology which can be used for a variety of positioning and telematics applications including positioning standard mobile phones for resource management, information, safety and security, locating vehicles, management of security and alarm systems, surveillance of rented objects as well as for remote control of industrial equipment.

    On January 16, 1998 CellPoint formed a wholly-owned subsidiary in Sweden, CellPoint Systems AB. This is CellPoint's commercial arm focusing primarily on, but not limited to, Europe.

    Effective February 28, 1999, CellPoint acquired 100% of Wasp International
(Pty) Limited, a South African Company ("Wasp") (see note 3).

    Effective February 29, 2000 CellPoint acquired 100% of Unwire AB, a Swedish Company ("Unwire") (see note 4). Unwire focuses on the worldwide marketing development and sales of products for telematics. Telematics involves wireless remote management and control of machines and equipment.

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the financial statements of CellPoint and all its subsidiaries and have been prepared in accordance with United States generally accepted accounting principles and are presented in US dollars. All material inter-Company transactions and balances have been eliminated.

    (B) CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all highly liquid investments with original maturities of three months or less.

    (C) INVENTORY

    Inventory consists primarily of purchased parts and subassemblies and are valued at the lower of cost (on a first in first out basis) and net realisable value.

    (D) ACQUIRED TECHNOLOGY

    Acquired technology is the difference between the value of the consideration paid and the value of the assets and liabilities acquired. It is amortised through the statement of operations over a period of seven years, which is management's best estimate of its useful economic life.

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (AMOUNTS IN USD)

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (E) INVESTMENT IN AFFILIATE

    The investment in an affiliate is recorded at the lower of cost or net realizable value, as no significant influence is exercised over the financial and operating decisions of that affiliate.

    (F) DEVELOPED TECHNOLOGY AND PATENTS

    Patent costs represent the expense of preparing and filing applications to patent the Company's proprietary technologies, in addition to certain patent and license rights obtained in the Company's acquisitions. Such costs are amortized over a period of three years, beginning on the date the patents or rights are issued or acquired. Amortization expense for fiscal 2000 and 1999 was $62,905 and $Nil, respectively.

    Developed technology costs for products and certain product enhancements are capitalized subsequent to the establishment of their technological feasibility (as defined in Statement of Financial Accounting Standards No. 86) based upon the existence of working models of the products which are ready for initial customer testing. Costs incurred prior to such technological feasibility or subsequent to a product's general release to customers are expensed as incurred. During fiscal 2000 and 1999, the Company capitalized costs of $58,761 and $Nil, respectively. Amortization of these costs commenced in fiscal 2000 when the related product was released to customers. Amortization expense reported for the fiscal years 2000 and 1999, was $46,953 and $Nil, respectively. The development technology is amortized over it estimated life of three years.

    (G) OTHER INTANGIBLE ASSETS

    Other intangible assets are amortized on a straight-line basis over their estimated lives, as follows: purchased technology seven years, the Matrix franchising concept, the term of the agreement, which is three years, and employment contracts, the length of the employment contracts, which is two years.

    (H) FURNITURE, EQUIPMENT AND MOTOR VEHICLES

    Furniture and equipment are recorded at acquisition cost less accumulated depreciation. Depreciation is calculated using a straight-line method over the estimated useful lives of the related assets. Computer equipment is depreciated over three years and other furniture and equipment over five years. Furniture and equipment acquired during the year is depreciated from the date the assets are put to service. Motor vehicles are depreciated over three years. Expenditures for normal maintenance and repairs are charged to income. Significant improvements are capitalized.

    (I) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company periodically evaluates potential impairment of long-lived assets based upon cash flows. A loss relating to an impairment of assets occurs when the aggregate of the estimated undiscounted future cash inflows to be generated by the Company's assets groups (including any salvage values) are less than the related assets' carrying value. Impairment is measured based on the difference between the higher of the fair value of the assets or present value of the discounted

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (AMOUNTS IN USD)

2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) expected future cash flows and the assets' carrying value. No impairment has been recorded through June 30, 2000.

    (J) DEFERRED REVENUE

    Income arises from contracts with cellular service providers. Contracts consist of a basic monthly fee and a performance related element. Where the period related to the performance related element exceeds the balance sheet date an estimate, based upon available information of the amount earned to date is made.

    (K) INCOME TAXES

    The Company utilizes the asset and liability method to account for income taxes whereby deferred tax assets and liabilities are recognized to reflect the future tax consequences attributable to temporary differences between the financial reporting basis of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered and settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period in which the change is enacted.

    (L) MAJOR CUSTOMERS

    The Company's two largest customers accounted for 68% and 22% of the group's sales for the fiscal year ended June 30, 2000. Accounts receivable from these two customers represented 81% and Nil% of accounts receivables at June 30, 2000 and 1999, respectively.

    (M) EARNINGS PER SHARE

    The Company calculated its earnings per share pursuant to SFAS No. 128, "Earnings per Share", which requires the presentation of both basic and fully diluted earnings per share (EPS). Assumed exercise of options has not been included in the calculation of diluted EPS since the effect would be anti-dilutive. Accordingly, basic and diluted net loss per share do not differ for any period presented. EPS is computed based on the loss to common stockholders and the weighted average number of shares outstanding. The weighted average number of shares outstanding were 8,743,630 and 7,440,000 for the periods ended of June 30, 2000 and 1999, respectively.

    (N) FOREIGN CURRENCY TRANSLATION

    Assets and liabilities of foreign units are translated at balance sheet date rates to USD. Income statements are translated at the average exchange rate for the period. Translation differences that arise are recorded directly as a component of stockholders' equity.

    Receivables and liabilities denominated in foreign currencies are translated at balance sheet date rates. Unrealized exchange gains and losses on translation are reported in the income statement.

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (AMOUNTS IN USD)

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (O) USE OF ESTIMATES

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

    (P) STOCK COMPENSATION

    The Company accounts for stock options granted to employees under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), as permitted by SFAS No. 123
("SFAS 123"),"Accounting for Stock-Based Compensation". APB 25 provides for compensation cost to be recognized over the vesting period of the options based on the difference, if any, between the fair market value of the Company's stock and the option price on the grant date. SFAS No. 123 requires the Company to provide pro forma disclosures of net income and earnings per share as if the optional fair value method had been applied to determine compensation costs for the Company's stock option plans.

    (Q) RECLASSIFICATIONS

    Certain numbers relating to the fiscal year ended June 30, 1999 have been reclassified to conform to the current year presentation.

    (R) EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board ("FASB") issued
SFAS No. 133, as amended by SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities," which requires the Company to value derivative financial instruments, including those used for hedging foreign currency exposures, at current market value with the impact of any change in market value being charged against earnings in each period. SFAS No. 133 will be effective for and adopted by the Company in the first quarter of the fiscal year ended
May 31, 2002. The Company has not in the past nor does it anticipate that it will engage in transactions involving derivative instruments, and therefore does not expect this pronouncement to have any effect on the financial statements.

    In December 1999, the Securities Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition". This bulletin summarizes views of the Staff on applying generally accepted accounting principles to revenue recognition in financial statements. The Company will be required to adopt SAB No. 101 in the fourth quarter of fiscal 2001. Management believes that the current revenue recognition policy complies with the guidelines in SAB No. 101 and, therefore, does not believe the adoption of SAB No. 101 will have a material impact on the financial position or results of operations.

    In March 2000, the FASB issued Financial Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation an interpretation of APB Opinion 25". Interpretation No. 44 is effective July 1, 2000. Interpretation No. 44 clarifies the application of APB Opinion 25 for

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (AMOUNTS IN USD)

2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) various matters, specifically: the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequence of various modifications to the terms of a previously fixed stock option or award; and the accounting for an exchange of stock compensation awards in a business combination. Management believes that the adoption of Interpretation No. 44 note will not have a material impact on the Company's financial position or results of operations.

    In March 2000, the FASB's Emerging Issue Task Force ("EITF") reached a consensus on EITF 00-2, "Accounting for Web Site Development Costs". EITF 00-2 discusses how an entity should account for costs incurred to develop a web site. The EITF is effective in the first quarter of fiscal 2001. Management believes that the adoption of EITF 00-2 will not have a material impact on the Company's financial position or results of operations.

3 TRANSACTIONS WITH NOVEL ELECTRONIC SYSTEMS & TECHNOLOGIES("NOVEL"), WASP INTERNATIONAL (PTY) LIMITED ("WASP"), MATRIX VEHICLE TRACKING (PTY) LIMITED ("MATRIX") AND WASP SA (PTY) LIMITED ("WASP SA")SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    On May 26, 1998, the Company entered into a license agreement with Wasp for Wasp's positioning system technology and a two step option to purchase 100% of the shares in Wasp in exchange for a combination of shares of the Company and cash.

    On June 20, 1998, the Company exercised the first option and purchased 25% of the shares of Wasp.

    The total transaction amounted to a share transfer of 1,950,000 shares of CellPoint's stock valued at $4.00 per share and $500,000 in cash.

    The original agreements we amended and restated effective February 28, 1999 as follows:

    CellPoint acquired:

    - 100% of Wasp International including, the development team (18 persons, as at the date of the transaction, were employed in Wasp International).

    - Intellectual Property Rights (IPR) and total ownership of the technology for use throughout the world, except Africa, south of the Sahara, which had previously been acquired form the owners of the technology by Novel.

    - 10% of the common stock of Wasp SA--Wasp SA is the Company with the current operations in South Africa and Intellectual Property Rights (IPR) for Africa, south of the Sahara.

    The total consideration in the above transactions was as follows:

    - 2,450,000 shares in CellPoint at the then current market price of $4 per share which amounted to $9,800,000 plus a $50,000 cash payment to Novel for the Intellectual Property Rights. (Of the above shares, 1,950,000 shares had already been issued under the previous agreements before the amendment).

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (AMOUNTS IN USD)

3 TRANSACTIONS WITH NOVEL ELECTRONIC SYSTEMS & TECHNOLOGIES("NOVEL"), WASP INTERNATIONAL (PTY) LIMITED ("WASP"), MATRIX VEHICLE TRACKING (PTY) LIMITED ("MATRIX") AND WASP SA (PTY) LIMITED ("WASP SA")SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    - $950,000 to the stockholders of Wasp International (Pty) Limited (subsequently renamed CellPoint Systems SA (Pty) Limited) comprising $450,000 for the acquisition of Wasp International (Pty) Limited and $500,000 for the 10% interest in Wasp SA (of the above amount, $500,000 had already been paid under the previous agreements before the amendment).

    The acquisition of Wasp International and the technology have been accounted for at fair value since neither the former shareholders of Wasp International nor Novel were promoters of CellPoint. The investment in Wasp SA is accounted for under the cost method since CellPoint does not exercise significant influence over he financial or operating decisions of Wasp SA.

    In accordance with the agreements, CellPoint was required to issue an additional 75,000 shares during the current fiscal year since certain stock price targets were not met. The cost of shares was recorded at market value at the time of the agreement of $4.00 per share with a corresponding credit to additional paid-in capital. Under the terms of the agreements CellPoint could have been required to pay a maximum of $750,000 at the end of 1999 if certain stock price targets were not met. These targets were met and the additional consideration did not fall due.

    In connection with the acquisitions, the Company also concluded an agreement with Matrix Vehicle Tracking (Pty) Limited ("Matrix"), the company that has commercialized the technology in South Africa. Matrix received 250,000 shares in CellPoint, with a market value of $4.00 per share (the then current market price), for services Matrix performed in the acquisition of the technology and the development team and its transfer of know-how and procedures of vehicle tracking. Matrix will also continue to provide its services to CellPoint for three years under the current agreement commencing March 1, 1999.

    In connection with the acquisition of Wasp International, the excess purchase price over the book value of assets acquired amounted to $422,990 which was allocated to employment contracts.

    This intangible asset will be amortized over the term of the agreements which is two years. The purchased technology will be amortized over its estimated useful life of seven years and the Matrix Service agreement will be amortized over three years, the term of the agreement.

4  ACQUISITION

    On February 29, 2000, the Company acquired all of the outstanding shares of Unwire AB for 1,075,000 shares of the Company's common stock, having a fair market value of approximately $72.2 million. Such fair market value was determined based on the average of the closing prices of the Company's common stock for the two days immediately prior to the Company's announcement of the transaction on February 17, 2000. The Company accounted for this acquisition as a purchase. The excess cost over fair market value of the net tangible liabilities acquired was approximately $72.2 million and was allocated to acquired technology which will be amortized over seven years. Results of operations have been included in the Company's consolidated financial statements for the period from March 1, 2000 through June 30, 2000.

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (AMOUNTS IN USD)

4  ACQUISITION (CONTINUED)
    The pro forma unaudited results of operations for the years ended June 30, 2000 and 1999, combining the acquisition of Unwire AB as though it was acquired by the Company as of July 1, 1998, are as follows:

                                                               JUNE 30,      JUNE 30,
                                                                 2000          1999
                                                              -----------   ----------
Revenue.....................................................  $ 1,053,989   $  186,546
Net loss....................................................  $12,665,312   $4,083,273
Net loss per common share...................................  $     (1.35)  $    (0.40)

    The purchase price of $71,341,250 has been allocated to assets acquired and liabilities assessed based on the fair market value of the date of acquisition as follows:

Current assets..............................................                $  564,372
Acquired technology.........................................                72,217,372
Current liabilities.........................................                (1,440,494)
                                                              -----------   ----------
                                                                            $71,341,250
                                                              ===========   ==========

5  PREPAID EXPENSES

                                                               JUNE 30,      JUNE 30,
                                                                 2000          1999
                                                              -----------   ----------
Rent........................................................       96,636           --
Other general prepayments...................................       64,081       19,597
                                                              -----------   ----------
                                                              $   160,717   $   19,597
                                                              ===========   ==========

6  INVENTORY

                                                              JUNE 30,      JUNE 30,
                                                                2000          1999
                                                             -----------   -----------
Work in progress...........................................  $    86,879   $        --
Finished goods.............................................       82,756            --
                                                             -----------   -----------
                                                             $   169,635   $        --
                                                             ===========   ===========

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (AMOUNTS IN USD)

7  ACQUIRED TECHNOLOGY

    Acquired technology at June 30, 2000 and 1999 consisted of the following:

                                                              JUNE 30,      JUNE 30,
                                                                2000          1999
                                                             -----------   -----------
Arising on the acquisition of Unwire AB....................  $72,217,372   $        --
Amortization...............................................   (3,415,787)           --
                                                             -----------   -----------
                                                             $68,801,585   $        --
                                                             ===========   ===========

8  OTHER INTANGIBLE ASSETS

                                                              JUNE 30,      JUNE 30,
                                                                2000          1999
                                                             -----------   -----------
Purchased technology, net of amortization of $1,933,338 and
  $483,336 respectively....................................  $ 8,216,662   $ 9,666,664
Matrix franchising concept, net of amortization of $444,445
  and $111,112, respectively...............................      555,555       888,888
Employment contracts, net of amortization of $273,331 and
  $68,333, respectively....................................      149,659       354,657
Patents, net of amortization of $62,905 and $Nil,
  respectively.............................................       59,396            --
Developed technology, net of amortization of $46,953 and
  $Nil, respectively.......................................       11,808            --
                                                             -----------   -----------
                                                             $ 8,993,080   $10,910,209
                                                             ===========   ===========

9  FURNITURE, EQUIPMENT AND MOTOR VEHICLES

    Furniture, equipment and motor vehicles at June 30, 2000 and 1999 consisted of the following:

                                                              JUNE 30,      JUNE 30,
                                                                2000          1999
                                                             -----------   -----------
Furniture and equipment....................................  $   835,011   $   156,282
Motor vehicles.............................................       18,538            --
                                                             -----------   -----------
                                                                 853,549       156,282
Accumulated depreciation...................................     (222,964)      (46,142)
                                                             -----------   -----------
                                                             $   630,585   $   110,140
                                                             ===========   ===========

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (AMOUNTS IN USD)

10  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                                               JUNE 30,    JUNE 30,
                                                                 2000        1999
                                                              ----------   ---------
Professional fees...........................................  $  660,000   $ 76,636
Accrued vacation pay........................................     389,558    112,541
Payroll taxes and social security costs.....................     204,930     18,580
Other.......................................................     368,953     15,876
                                                              ----------   --------
                                                              $1,623,441   $223,633
                                                              ==========   ========

11  RELATED PARTIES

    Included within balance due to affiliates is the following balance

                                                              JUNE 30,
                                                                2000
                                                              ---------
Amounts due to Wasp SA (Pty) Ltd............................  $ 55,517
                                                              ========

    The company has incurred expenses of $55,517 for services provided by an affiliated company.

12  OTHER LOANS AND OVERDRAFTS

                                                              JUNE 30,    JUNE 30,
                                                                2000        1999
                                                              ---------   ---------
Overdraft...................................................  $ 54,995     $    --
Other loans.................................................    85,515          --
                                                              --------     -------
                                                              $140,510     $    --
                                                              ========     =======

    The bank overdraft is secured by a floating charge over the assets of a Unwire AB. Interest is charged at 8.7%.

    The bank loan is secured by a floating charge over the assets of Unwire AB. Interest is charged at 10.2% per annum. The loan is repayable by quarterly instalment.

13  BANK LOANS

                                                               JUNE 30,     JUNE 30,
                                                                 2000         1999
                                                              -----------   ---------
Bank loans..................................................  $ 4,000,000    $    --
                                                              ===========    =======

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (AMOUNTS IN USD)

13  BANK LOANS (CONTINUED)
    Interest on the loan is payable quarterly in arrears and is charged at 9% per annum. Security for the loan is given by items of corporate governance as may reasonably by required by the tenders attorneys. The loan is required to be repaid in total no later than July 31, 2001.

14  SEGMENT INFORMATION

    The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" for fiscal 2000 year end reporting. The statement requires disclosure of certain financial information related to operating segments. The Company has determined that it operates in two reportable segments, positioning technology/location services and telematics. The positioning segment is primarily engaged in the development, manufacture and sales of its proprietary positioning systems to provide identifiable locations for specific cellphone handsets. The telematics segment is engaged in the development manufacture and sales of telematics based applications. Its equipment and process innovations are used in a broad range of industries and applications including credit transfer for financial instructions.

    The accounting policies of the reportable segments are the same as those described in note 2, "Summary of significant accounting policies". The segments are measured on operating profits or losses before net interest income and income taxes.

    A summary of the Company's operations by segment for the years ended June 30, 2000 and 1999, respectively are as follows:

                                              POSITIONING     TELEMATICS       TOTAL
                                              ------------   ------------   ------------
YEAR ENDED JUNE 30, 2000
Revenues....................................  $    839,003   $     76,475   $    915,478
Loss from operations........................    (7,614,318)    (4,173,057)   (11,787,375)
Total assets................................    16,560,540     70,145,770     86,706,310
Depreciation and amortization...............     2,418,978      3,228,972      5,647,950

YEAR ENDED JUNE 30, 1999
Revenues....................................            --             --             --
Loss from operations........................    (2,873,475)            --     (2,873,475)
Total assets................................    11,756,542             --     11,756,542
Depreciation and amortization...............       702,063             --        702,063

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (AMOUNTS IN USD)

15  FINANCIAL ITEMS, NET

                                                              JUNE 30,    JUNE 30,
                                                                2000        1999
                                                              ---------   ---------
Interest income.............................................  $ 144,221   $  33,895
Interest expense............................................   (190,122)         --
Unrealized exchange losses..................................         --     (22,755)
Realized exchange gains/(losses)............................      2,016    (107,412)
                                                              ---------   ---------
                                                              $ (43,885)  $ (96,272)
                                                              =========   =========

16  INCOME TAXES

                                                              JUNE 30,    JUNE 30,
                                                                2000        1999
                                                              ---------   ---------
Current tax expenses:
  Federal...................................................  $      --   $      --
  State.....................................................         --          --
  Foreign...................................................         --          --

Deferred tax expense:
  Federal...................................................         --          --
  State.....................................................         --          --
  Foreign...................................................         --          --
                                                              ---------   ---------
Total tax provision.........................................  $      --   $      --
                                                              =========   =========

    CellPoint's wholly-owned subsidiaries, CellPoint Systems AB, Unwire AB and CellPoint Systems SA, had net operating losses for the year ended June 30, 2000 and were not subject to tax in Sweden and South Africa, respectively.

    The significant components of the Company's deferred income tax assets are as follows:

                                                              JUNE 30,      JUNE 30,
                                                                2000          1999
                                                             -----------   -----------
Deferred income tax assets:
  Net operating losses.....................................  $ 4,022,628   $ 1,294,000
  Unrealized currency gain.................................      (99,600)       (7,700)
  Valuation allowance......................................   (3,923,028)   (1,286,300)
                                                             -----------   -----------
Net deferred income tax asset..............................  $        --   $        --
                                                             ===========   ===========

    The Company's combined net operating tax losses carried forward amount to approximately US $11,831,260 at June 30, 2000.

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (AMOUNTS IN USD)

16  INCOME TAXES (CONTINUED)
    Reconciliation of the effective tax rate to the statutory rate is as follows:

                                                              JUNE 30,      JUNE 30,
                                                                2000          1999
                                                             -----------   -----------
Tax expense at average statutory rate for group
  companies................................................        (30.7)%       (34.0)%
Permanent differences......................................          0.5           0.5
Change in valuation allowance..............................         30.2          33.5
                                                             -----------   -----------
Effective tax rate.........................................           -- %          -- %
                                                             ===========   ===========

17  STOCK OPTIONS AND WARRANTS

    (A) STOCK INCENTIVE PLAN

    In 1998, the Company adopted a Stock Incentive Plan ("the Stock Incentive Plan") for its employees, officers and directors (whether or not employees). The Stock Incentive Plan provides for the grant of non-qualified stock options. The Stock Incentive Plan provides that for each option granted under the Stock Incentive Plan, the exercise price shall not be less than 100% of the fair market value of the common share on the date before the option is granted. The Stock Incentive Plan provides that options granted vest in one, two or three installments: the first being six to twelve months, the second being one year to two years, and the third being eighteen months to twenty-eight months after the anniversary of the date of grant, and expire no later than 10 years subsequent to the grant date.

    The number of shares authorized for grants under the Share Option Plan is 1,500,000 and the number of options granted at June 30, 2000 was 1,126,000. As of June 30, 2000, no options had been exercised.

    The following table summarizes information about stock options outstanding at June 30, 2000.

                                      WEIGHTED
                       OUTSTANDING     AVERAGE     WEIGHTED                    WEIGHTED
      RANGE OF            AS OF       REMAINING    AVERAGE    EXERCISABLE AS   AVERAGE
      EXERCISE          JUNE 30,     CONTRACTUAL   EXERCISE    OF JUNE 30,     EXERCISE
       PRICES             2000          YEARS       PRICES         2000         PRICES
---------------------  -----------   -----------   --------   --------------   --------
$1.00                     125,000         8.2        1.00             --        $   --
$2.50-$2.75               335,000         7.8        2.70        125,000          2,65
$3.00-$3.88                60,000         8.2        3.25         60,000          3.25
$4.00-$4.63               180,000         8.4        4.29        100,000          4.03
$7.00                     130,000         9.2        7.00             --            --
$13.63-$14.94             115,000         9.2       14.45             --            --
$17.00-$23.88             175,000         9.9       19.13             --            --
$64.00                      6,000         9.7       64.00             --            --
                        ---------                                -------
                       1,126,000..                               285,000
                        =========                                =======

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (AMOUNTS IN USD)

17  STOCK OPTIONS AND WARRANTS (CONTINUED)
    Information concerning the Stock Incentive Plan is summarized as follows:

                                                                                        WEIGHTED
                                                    YEAR ENDED          OPTION           AVERAGE
                                                      OPTION          PRICE PER         PRICE PER
                                                      SHARES            SHARE             SHARE
                                                    ----------   --------------------   ---------
Outstanding at June 30, 1998......................     405,000            $1.00-$2.75    $ 2.21
Granted...........................................     435,000             2.50-$4.63      3.63
Exercised.........................................          --                     --        --
Cancelled/expired.................................          --                     --        --
                                                    ----------   --------------------    ------
Outstanding at June 30, 1999......................     840,000            $1.00-$4.63    $ 2.94
Granted...........................................     661,000           $7.00-$74.00     18.97
Exercised.........................................          --                     --        --
Cancelled/expired.................................    (375,000)          $3.38-$74.00     26.15
                                                    ----------   --------------------    ------
Outstanding at June 30, 2000......................   1,126,000           $1.00-$64.00    $ 7.02
                                                    ==========   ====================    ======

    (B) WARRANTS

    In May, 2000 the Company instituted a warrant plan whereby warrants may be granted to employees, officers and directors. The warrant plan provides that the exercise price of each warrant granted will be 150% or 125% of the market price of the company's shares on the day such warrants are granted. Such warrants are purchased by the employee, officer or director at a price equal to the fair market value of the warrant on the date of the grant. The fair market value is determined using the Black Scholes valuation method. The plan provides for half of the warrants to vest two years or three years after the date of grant, and have a life of six months from the vesting date.

    The following table summarizes information about the warrant plan at June 30, 2000:

                                                        OUTSTANDING   WEIGHTED
                                             RANGE OF      AS OF      AVERAGE     EXERCISABLE
                                             EXERCISE    JUNE 30,     EXERCISE       AS OF
                                              PRICES       2000        PRICES    JUNE 30, 2000
                                             --------   -----------   --------   --------------
                                              $25.50      322,000      $25.50            --
                                                          =======                    ======

                                                        YEAR ENDED    WARRANT    EXERCISABLE
                                                         WARRANT     PRICE PER    PRICE PER
                                                          SHARES       SHARE        SHARE
                                                        ----------   ---------   -----------
Granted...............................................   322,000      $ 0.40       $25.50
                                                         -------      ------       ------
Outstanding at June 30, 2000..........................   322,000      $ 0.40       $25.50
                                                         =======

                        CELLPOINT, INC. AND SUBSIDIARIES
                     (FORMERLY TECHNOR INTERNATIONAL, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (AMOUNTS IN USD)

17  STOCK OPTIONS AND WARRANTS (CONTINUED)
    The Company has used the Black Scholes pricing model to determine fair value of each option and warrant, as follows:

                                                                    OPTIONS              WARRANTS
                                                              -------------------   -------------------
                                                                2000       1999       2000       1999
                                                              --------   --------   --------   --------
Risk free interest rate.....................................   6.10        4.97       6.10         --
Expected option life........................................   3.0          3.0        0.5         --
Volatility..................................................   45.8 %      65.0%      45.8%        --
Dividends expected..........................................    --           --         --         --

    SFAS 123 requires the Company to provide pro forma disclosures of net loss and net loss per share as if the fair value method had been used to determine compensation costs.

    The following represents the Company's net loss and net loss per share under the fair value method of accounting for stock compensation.

                                                                       JUNE 30,      JUNE 30,
                                                                         2000          1999
                                                                     ------------   -----------
Net loss        As reported........................................  $(11,831,260)  $(2,961,751)
                Compensation--options..............................      (766,500)     (630,900)
                Compensation--warrants.............................            --            --
                                                                     ------------   -----------
                Pro forma..........................................   (12,597,760)   (3,592,651)
                                                                     ============   ===========
Loss per share  As reported........................................         (1.35)        (0.40)
                Compensation--options..............................         (0.09)        (0.08)
                Compensation--warrants.............................            --            --
                                                                     ------------   -----------
                Pro forma..........................................         (1.44)        (0.48)
                                                                     ============   ===========

18  COMMITMENTS AND CONTINGENCIES

    A significant portion of the Company's business is conducted in currencies other than the US dollar (the currency in which its financial statements are stated), primarily the Swedish krona. The Company incurs a significant portion of its expenses in Swedish krona and South African Rand, including all of its product development expenses and a substantial portion of its general and administrative expenses. As a result, the value of the Swedish krona and South African Rand relative to the other currencies in which the Company generates revenues, particularly the US dollar, could adversely affect operating results. The Company does not currently undertake hedging transactions to cover its currency.

    The Company rents an office under an operating lease agreement, on a month by month basis. Rental expense amounted to $49,855 and $4,612 for 2000 and 1999, respectively. On July 1, 1999 the Company signed a lease for nine months with future minimum rental payments of $35,714.

    The Company is obligated under various employment agreements with certain officers, which provide for base annual compensation aggregating $378,959. All agreements are for two years with two expiring May 31, 2001 and two expiring July 31, 2001.

                                   UNWIRE AB
                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Unwire AB

    We have audited the accompanying balance sheets of Unwire AB (the "Company") as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with US generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unwire AB as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with US generally accepted accounting principles.

/s/ BDO Stoy Hayward

London, England
May 9, 2000

                                   UNWIRE AB
                                 BALANCE SHEETS

                                     ASSETS

                                                                       DECEMBER 31,    DECEMBER 31,
                                                              NOTE         1999            1998
                                                              ----     -------------   -------------
Current assets:
  Cash and cash equivalents...............................              $    11,251     $   89,076
  Stock subscriptions receivable..........................                       --        352,224
  Trade receivables, net of allowance
    for losses of $1,732 and $6,052 in 1999 and 1998,
    respectively                                                             81,544         46,323
  Prepaid expenses........................................                   36,185         38,639
  Other receivables.......................................                   71,577        102,240
  Inventories.............................................                  188,334          8,459
                                                                        -----------     ----------
    Total current assets..................................                  388,891        636,961
                                                                        -----------     ----------
Other assets:
  Software development costs, net.........................      4           109,841         67,379
  Patents and trademarks, net.............................      5           164,443         97,556
  Furniture and equipment, net............................      6            39,054         35,827
                                                                        -----------     ----------
    Total other assets....................................                  313,338        200,762
                                                                        -----------     ----------
Total Assets..............................................              $   702,229     $  837,723
                                                                        ===========     ==========

                           LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
  Trade payables..........................................              $   375,941     $  205,846
  Factor borrowings.......................................                   44,281         63,203
  Notes payable bank......................................      7           147,758         18,506
  Notes payable- stockholders.............................      8            46,822             --
  Accrued expenses........................................                  208,236         99,263
                                                                        -----------     ----------
    Total current liabilities.............................                  823,038        386,818
                                                                        -----------     ----------
Non current liabilities:
  Convertible debentures..................................      9           585,480             --
  Long term debt, net of current portion..................      7            70,233        166,553
                                                                        -----------     ----------
    Total non-current liabilities.........................                  655,713        166,553
                                                                        -----------     ----------
Stockholders' (deficit) equity:
  Common shares ($0.08 par value; 1,805,900 shares
    authorised; 1,000,000 shares issued and
    outstanding)..........................................                   81,556         81,556
  Additional paid in capital..............................                1,243,017      1,243,017
  Cumulative foreign currency translation adjustment......                   29,850          1,831
  Accumulated deficit.....................................               (2,130,945)    (1,042,052)
                                                                        -----------     ----------
    Total stockholders' (deficit) equity..................                 (776,522)       284,352
                                                                        -----------     ----------
Total liabilities and stockholders' (deficit) equity......              $   702,229     $  837,723
                                                                        ===========     ==========

    The accompanying notes are an integral part of the financial statements

                                   UNWIRE AB

                            STATEMENTS OF OPERATIONS

                                                                          YEAR ENDED      YEAR ENDED
                                                                         DECEMBER 31,    DECEMBER 31,
                                                                NOTE         1999            1998
                                                              --------   -------------   -------------
REVENUES, NET...............................................              $   712,067     $   160,331
Cost of revenues............................................                 (764,254)       (579,009)
                                                                          -----------     -----------
GROSS LOSS..................................................                  (52,187)       (418,678)
Selling expenses............................................                 (335,076)       (256,638)
Administrative expenses.....................................                 (541,112)       (327,469)
Research and development costs..............................                 (133,305)       (156,229)
Other operating income......................................                   15,090          27,638
                                                                          -----------     -----------
LOSS FROM OPERATIONS........................................               (1,046,590)     (1,131,376)
Financial items, net........................................     10           (42,303)         (6,866)
                                                                          -----------     -----------
LOSS BEFORE INCOME TAXES....................................               (1,088,893)     (1,138,242)
Provision for income taxes..................................      3                --              --
                                                                          -----------     -----------
NET LOSS....................................................              $(1,088,893)    $(1,138,242)
                                                                          ===========     ===========

BASIC AND DILUTED LOSS PER SHARE............................              $    (1.089)    $    (1.476)
                                                                          ===========     ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND
  DILUTED...................................................                1,000,000         771,041
                                                                          ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                                   UNWIRE AB

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                      ACCUMULATED
                                                                                                         OTHER
                                                     COMMON SHARES       ADDITIONAL                  COMPREHENSIVE
                                                  --------------------    PAID IN     ACCUMULATED       INCOME
                                                   SHARES      AMOUNT     CAPITAL       DEFICIT         (LOSS)          TOTAL
                                                  ---------   --------   ----------   ------------   -------------   -----------
BALANCE, JANUARY 1, 1998........................    714,000   $58,232    $ 318,318    $    96,190            --      $   472,740
                                                                                                                     -----------

Comprehensive income loss:
    Net loss....................................         --        --           --     (1,138,242)           --       (1,138,242)
    Other comprehensive income loss
      Foreign currency translation..............         --        --           --             --         1,831            1,831
                                                                                                                     -----------
    Comprehensive loss for fiscal year..........                                                                      (1,136,411)
                                                                                                                     -----------
September 1998 share subscription at SEK29.167
  per share net of offering costs...............     60,000     4,893      214,683             --            --          219,576
November 1998 subscription at SEK26.316 per
  share.........................................     95,000     7,748      305,930             --            --          313,679
November 1998 subscription at SEK21.126 per
  share net of offering costs...................     71,000     5,790      182,409             --            --          188,198
November 1998 subscription at SEK20.833 per
  share net of offering costs...................     60,000     4,893      158,087             --            --          162,980
Shareholders contributions......................         --        --       63,590             --            --           63,590
                                                  ---------   -------    ----------   -----------       -------      -----------

BALANCE, DECEMBER 31, 1998......................  1,000,000    81,556    1,243,017     (1,042,052)        1,831          284,352
Comprehensive income loss:
    Net loss....................................         --        --           --     (1,088,893)           --       (1,088,893)
    Other comprehensive income loss
      Foreign currency translation..............         --        --           --             --        28,019           28,019
                                                                                                                     -----------
    Comprehensive loss for fiscal year..........         --        --           --             --            --       (1,060,874)
                                                  ---------   -------    ----------   -----------       -------      -----------
BALANCE, DECEMBER 31, 1999......................  1,000,000   $81,556    $1,243,017   $(2,130,945)      $29,850      $  (776,522)
                                                  =========   =======    ==========   ===========       =======      ===========

    The accompanying notes are an integral part of the financial statements.

                                   UNWIRE AB

                              CASH FLOW STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                (AMOUNTS IN USD)

                                                               YEAR ENDED      YEAR ENDED
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1999            1998
                                                              -------------   -------------
CASH INFLOW FROM OPERATING ACTIVITIES
  Net loss..................................................   $(1,088,893)    $(1,138,242)
  Depreciation..............................................        10,268           8,706
  Amortization..............................................       162,432          98,175

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED IN
OPERATING ACTIVITIES:
  Increase in accounts receivable...........................       (35,221)        (44,190)
  (Increase)/decrease in prepaid expenses...................         2,454            (717)
  Decrease in other receivables.............................        30,663           8,865
  Increase in inventories...................................      (179,875)         (8,459)
  Increase in accounts payable..............................       170,159         177,759
  Increase/(decrease) in factor borrowings..................       (18,922)         63,203
  Increase/(decrease) in accrued expenses...................       108,973         (39,282)
                                                               -----------     -----------
  NET CASH USED IN OPERATING ACTIVITIES.....................      (837,962)       (874,182)
                                                               -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of furniture and equipment.......................       (13,559)        (44,468)
  Additions to patents and trademarks.......................      (138,798)       (146,334)
  Software development costs................................      (132,983)       (116,776)
                                                               -----------     -----------
  NET CASH USED IN INVESTING ACTIVITIES.....................      (285,340)       (307,578)
                                                               -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock....................       352,224         975,031
  Proceeds from bank loan...................................        32,932         185,059
  Proceeds from stockholders' loans.........................        46,822              --
  PROCEEDS FROM ISSUANCE OF CONVERTIBLE DEBENTURES..........       585,480              --
                                                               -----------     -----------
  NET CASH PROVIDED BY FINANCING ACTIVITIES.................     1,017,458       1,160,090
                                                               -----------     -----------

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH.................        28,019           1,831
                                                               -----------     -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS...................       (77,825)        (19,839)
CASH AND CASH EQUIVALENTS, AT THE BEGINNING OF THE YEAR.....        89,076         108,915
                                                               -----------     -----------

CASH AND CASH EQUIVALENTS, AT THE END OF THE YEAR...........   $    11,251     $    89,076
                                                               ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                                   UNWIRE AB

             NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

1  THE COMPANY

    Unwire AB ("the Company", Unwire), was incorporated in Sweden July 28, 1997. Unwire has produced a GSM (Global System for mobile communications) positioning system technology (the Technology) which can be used for a variety of positioning and telematics applications including positioning standard mobile phones for resource management, information, safety and security, locating vehicles, management of security and alarm systems, surveillance of rented objects as well as for remote control of industrial equipment.

    Unwire is marketing and further developing the positioning and telematics applications. Unwire's systems consists of a UP Platform with a powerful processor and a large flash memory that makes it possible to use in virtually any communication task, mobile or fixed.

    On November 3, 1997, Unwire acquired a wholly-owed subsidiary in Sweden, Unwire Positioning AB ("Positioning"), Positioning is now dormant with the trade and intangible assets having been transferred to the Company.

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying financial statements represent the financial statements of Unwire and have been prepared in accordance with US generally accepted accounting principles and are presented in US dollars.

    REVENUE RECOGNITION

    The Company records revenues on product sales at the time of shipment.

    FOREIGN CURRENCY TRANSLATION

    Monetary assets and liabilities are translated at the rates prevailing at the balance sheet date to US dollars. Non-monetary assets and liabilities have been translated at the date of transaction. Income statements are translated at average exchange rate for the period. Translation differences that arise are recorded directly as a component of stockholders' equity. Receivables and liabilities denominated in foreign currencies are translated at the rates prevailing at the balance sheet date. Unrealised exchange gains and losses on translation are reported in the income statement.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all highly liquid investments with original maturities of three months or less. The majority of the Company's cash and cash equivalents reside with high quality Swedish financial institutions. Therefore, the cash balances are not insured by the US Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts.

    INVENTORIES

    Inventories are valued at the lower of cost or market value, with cost determined using the first-in, first-out method. At December 31, 1999 and 1998, inventories consisted of work in process which amounted to $188,334 and $8,459, respectively.

                                   UNWIRE AB

             NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE
               YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FURNITURE AND EQUIPMENT

    Furniture and equipment are recorded at acquisition cost less accumulated depreciation. Depreciation is calculated using a straight line method over the estimated useful lives of the related assets. Furniture and equipment is depreciated over 5 years. Furniture and equipment acquired during the year are depreciated from the date the assets are put to service. Expenditures for normal maintenance and repairs are charged to income. Significant improvements are capitalised.

    PATENTS AND TRADEMARKS

    Patent and trademark costs represent the cost of preparing and filing applications to patent the Company's proprietary technologies. Such costs are amortized over the shorter of the life of the patent or the economic lives of the assets, generally three years, beginning on the date the patents or rights are issued. Amortization expense for 1999 and 1998 was $71,911 and $48,788, respectively.

    SOFTWARE DEVELOPMENT COSTS

    Software development costs for products and certain product enhancements are capitalised subsequent to the establishment of their technological feasibility (as defined in Statement of Financial Accounting Standards No. 86) based upon the existence of working models of the products which are ready for initial customer testing. Costs incurred prior to such technological feasibility or subsequent to a product's general release to customers are expensed as incurred. During 1999 and 1998, the Company incurred and capitalized $137,892 and $116,776 of Software development costs. Amortization expense reported for the years 1999 and 1998 was $90,521 and $49,397, respectively. Amortization expense is based upon the ratio that current gross revenues bear to total estimated gross revenues which was an amount approximating the amortization on a straight line method over the estimated economic life of the product of three years.

    IMPAIRMENT OF LONG-LIVED ASSETS

    The Company periodically evaluates potential impairment of long-lived assets based upon cash flows. A loss relating to an impairment of assets occurs when the aggregate of the estimated undiscounted future cash inflows to be generated by the Company's assets (including any salvage values) are less than the related assets' carrying value. Impairment is measured based on the difference between the higher of the fair value of the assets or present value of the discounted expected future cash flows and the assets' carrying value. No impairment was recorded in fiscal 1999 and 1998.

    INCOME TAXES

    The Company utilizes the assets and liability method to account for income taxes whereby deferred tax assets and liabilities are recognized to reflect the future tax consequences attributable to temporary differences between the financial reporting basis of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered and settled. The effect of exchange in tax rates on deferred tax assets and liabilities is recognized in the period in which the change is enacted.

                                   UNWIRE AB

             NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE
               YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    EARNINGS PER SHARE

    The Company calculated its earnings per share pursuant to SFAS No. 128, "Earnings per Share", which requires the presentation of both basic and fully diluted earnings per share (EPS). Assumed exercise of options and conversion of debt have not been included in the calculation of diluted EPS since the effects would be anti-dilutive. Accordingly, basic and diluted net loss per share do not differ for any period presented. EPS is computed based on the loss to common stockholders and the weighted average number of shares outstanding. The weighted average number of shares outstanding was 1,000,000 and 771,041 as of December 31, 1999 and 1998, respectively.

    USE OF ESTIMATES

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

    EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998 the Financial Accounting Standards Board FASB issued
SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting requirements for derivative instruments SFAS No. 133, as amended by SFAS No.137 is effective for fiscal years beginning after June 30, 2000. The Company has not in the past nor does it anticipate that it will engage in transactions involving derivative instruments, and therefore does not expect this pronouncement to have any effect on the financial statements.

    The Company adopted Statement of Financial Accounting Standards ("SFAS")
No. 130 "Reporting Comprehensive Income" in the first quarter of fiscal 1998. SFAS No 130 sets standards for the reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is comprised of net income and all changes in stockholders' equity except those due to investments by owners and distributions to owners, which for the Company includes unrealized gains (losses) on marketable securities. The Company has elected to disclose comprehensive income in its Statement of Changes in Stockholders' Equity.

    STOCK SPLIT

    During November 1998, the Company completed a 1,000 for 1 stock split of its common stock. Accordingly, all shares and per share amounts have been retroactively restated in the financial statements to reflect this split.

                                   UNWIRE AB

             NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE
               YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)

3  INCOME TAXES

                                                                1999       1998
                                                              --------   --------
Current tax expenses:.......................................        --         --
  Federal...................................................        --         --
  State.....................................................        --         --
  Foreign...................................................        --         --

Deferred tax expenses:
  Federal...................................................        --         --
  State.....................................................        --         --
  Foreign...................................................        --         --
                                                              --------   --------
  Total tax provision.......................................        --         --
                                                              ========   ========

    Unwire AB did not have taxable income for the period from January 1 1998 and therefore does not have any current income tax expenses.

    The significant components of the company's deferred income tax assets are as follows:

    Deferred income tax assets:

                                                          1999        1998
                                                        ---------   ---------
Net operating losses..................................  $ 596,000   $ 292,000
Valuation allowance...................................   (596,000)   (292,000)
                                                        ---------   ---------
Net deferred income tax asset.........................  $      --   $      --
                                                        =========   =========

    The Swedish net operating losses amount to approximately US$2,100,000 at December 31, 1999. These net operating losses do not expire.

    Reconciliation of the effective tax rate to the US statutory rate is as follows:

                                                                1999           1998
                                                              --------       --------
Tax expense at Swedish statutory rate.......................    (28)%          (28)%
Change in valuation allowances..............................    28%            28%
                                                                ---            ---
Effective income tax rate...................................     --             --
                                                                ===            ===

4  SOFTWARE DEVELOPMENT COSTS, NET

    Software development costs at December 31, 1999 and 1998 consisted of the following:

                                                            1999       1998
                                                          --------   --------
Software development costs..............................  $200,362   $116,776
Less accumulated amortization...........................   (90,521)   (49,397)
                                                          --------   --------
                                                          $109,841   $ 67,379
                                                          ========   ========

                                   UNWIRE AB

             NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE
               YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)

5  PATENTS AND TRADEMARKS, NET

    Patents and trademarks at December 31, 1999 and 1998 consisted of the following:

                                                          1999        1998
                                                        ---------   ---------
Patents and trademarks................................  $ 285,132   $ 146,334
Less accumulated amortization.........................   (120,689)    (48,778)
                                                        ---------   ---------
                                                        $ 164,443   $  97,556
                                                        =========   =========

6  FURNITURE AND EQUIPMENT

    Furniture and equipment at December 31, 1999 and 1998 consisted of the following:

                                                            1999       1998
                                                          --------   --------
Furniture and equipment.................................  $ 49,322   $ 44,533
Less accumulated depreciation...........................   (10,268)    (8,706)
                                                          --------   --------
                                                          $ 39,054   $ 35,827
                                                          ========   ========

7  LONG-TERM DEBT

    Long-term debt consisted of the following at December 31, 1999 and 1998

                                                            1999       1998
                                                          --------   --------
Note payable--bank......................................  $217,991   $185,059
Less: current maturities................................   147,758     18,506
                                                          --------   --------
                                                          $ 70,233   $166,553
                                                          ========   ========

    Note payable--bank is payable in quarterly principal installments of $4,627.00, with a balloon payment in June 2001. The note bears interest at 9.85% and is due June, 2000. The note is collateralized by the assets of the Company.

8  NOTES PAYABLE--STOCKHOLDERS

    All of the stockholders of the Company, lent the Company $46,822 during the year. The notes are payable on demand and are non-interest bearing.

9  CONVERTIBLE DEBENTURES

    During the year the company issued an aggregate of $585,480 convertible debentures ("the Debentures") to stockholders of the Company. The Debentures are immediately convertible at the option of the holders into 500,000 shares of the Company's common stock. The Debentures are non interest bearing.

                                   UNWIRE AB

             NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE
               YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)

10  FINANCIAL ITEMS NET

                                                            1999       1998
                                                          --------   --------
Interest income.........................................  $  1,082   $  4,580
Interest expenses.......................................   (43,385)   (11,446)
                                                          --------   --------
                                                          $(42,303)  $ (6,866)
                                                          ========   ========

11  SUBSEQUENT EVENTS

    In January 2000, the Company issued 805,900 shares for cash of approximately $650,000.

    On February 29, 2000 all of the capital stock of the company was acquired by another entity; CellPoint Inc ("CellPoint"), a US corporation. The purchase price was paid by the issuance of an aggregate of 1,075,000 shares of common stock in CellPoint. CellPoint is a US company with subsidiary operations in Sweden, the United Kingdom and South Africa delivering positioning and telematic services in co-operation with cellular operators worldwide.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The following unaudited pro forma consolidated financial information ("the Unaudited Pro Forma Consolidated Financial Information") has been derived from the application of pro forma adjustments to the historical financial statements of CellPoint Inc. ("CellPoint"), as included elsewhere herein, and the unaudited historical financial statements for the nine months ended March 31, 2000 as included elsewhere herein.

    The Unaudited Pro Forma Consolidated Financial Information gives effect to the acquisition of Unwire AB as if such event had occurred as of July 1, 1998 for purposes of the Unaudited Pro Forma Consolidated Statements of Operations for the year ended June 30, 1999 and the nine months ended March 31, 2000. A Pro Forma balance sheet has not been presented since the transaction is already reflected in the historical Consolidated Balance Sheet of CellPoint Inc. as of March 31, 2000 presented elsewhere herein.

    The Unaudited Pro Forma Consolidated Financial Information is presented for information purposes only and does not purport to represent what CellPoint's financial position and results of operations would actually have been if the aforementioned event had occurred on the dates specified, or to project CellPoint's results of operations for any future periods. The Unaudited Pro Forma Consolidated Financial Information should be read in conjunction with the consolidated historical financial statements of CellPoint Inc. as included elsewhere herein.

                                 CELLPOINT INC.

            UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1999

                                              CELLPOINT INC.   UNWIRE AB                   PRO FORMA
                                                HISTORICAL     HISTORICAL   ADJUSTMENTS   CONSOLIDATED
                                              --------------   ----------   -----------   ------------
Revenue.....................................            --        497,212                     497,212
Cost of goods sold..........................            --       (565,957)                   (565,957)
                                                ----------     ----------                 -----------
Gross Profit (Loss).........................            --        (68,745)                    (68,745)
                                                ----------     ----------                 -----------
Selling, general and administrative
  expenses..................................    (1,637,240)      (697,097)                 (2,334,337)
Professional fees...........................      (534,176)      (117,549)                   (651,725)
Depreciation and amortization...............      (702,063)      (150,784)  (10,208,253)  (11,061,100)
                                                ----------     ----------   -----------   -----------
Operating loss..............................    (2,873,479)    (1,034,175)  (10,208,253)  (14,115,907)
Financial items, net........................       (96,272)       (20,391)                   (116,663)
                                                ----------     ----------                 -----------
Net loss before taxes.......................    (2,969,751)    (1,054,566)  (10,208,253)  (14,232,570)
Income taxes................................            --             --                          --
                                                ----------     ----------   -----------   -----------
NET LOSS....................................    (2,969,751)    (1,054,566)  (10,208,253)  (14,232,570)
                                                ==========     ==========   ===========   ===========

  ADJUSTMENTS REFLECT TWELVE MONTHS OF AMORTIZATION OF GOODWILL ARISING ON THE
                             ACQUISITION OF UNWIRE.
                THE GOODWILL WILL BE AMORTIZED OVER SEVEN YEARS.

                                 CELLPOINT INC.

            UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2000

                                                                    UNWIRE
                                                 CELLPOINT INC.       AB                      PRO FORMA
                                                   HISTORICAL     HISTORICAL   ADJUSTMENTS   CONSOLIDATED
                                                 --------------   ----------   -----------   ------------
Revenue........................................       605,808       352,818                      958,626
Cost of goods sold.............................       (61,027)     (701,327)                    (762,354)
                                                   ----------      --------                  -----------
Gross Profit (Loss)............................        54,460      (348,509)                     196,272
                                                   ----------      --------                  -----------
Selling, general and administrative expenses...    (2,459,142)     (541,572)                  (3,000,714)
Professional fees..............................    (1,247,634)     (185,676)                  (1,422,310)
Depreciation and amortization..................    (1,543,336)     (181,321)   (7,635,750)    (9,360,407)
                                                   ----------      --------    ----------    -----------
Operating loss.................................    (4,705,511)     (908,569)   (7,635,750)   (13,794,431)
Financial items, net...........................      (815,573)      (38,884)                    (854,457)
                                                   ----------      --------                  -----------
Net loss before taxes..........................    (5,521,084)     (947,453)   (7,635,750)   (14,648,888)
Income taxes...................................            --            --
                                                   ----------      --------    ----------    -----------
NET LOSS.......................................    (5,521,084)     (947,453)   (7,635,750)   (14,648,888)
                                                   ==========      ========    ==========    ===========

Adjustments reflect six months of amortization of goodwill arising on the acquisition of Unwire. The goodwill will be amortized over seven years.

                        CELLPOINT INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                (AMOUNTS IN US$)

                                                              SEPTEMBER 30, 2000    JUNE 30, 2000
                                                              -------------------   --------------
                                                                  (UNAUDITED)         (AUDITED)
                                              ASSETS
CURRENT ASSETS:
Cash and cash equivalents...................................     $  3,600,302        $  6,624,662
Accounts receivable, net of allowance for doubtful accounts
  of $nil and $36,732, respectively.........................          998,059             211,948
Other assets................................................          268,333             371,900
Prepaid expenses............................................          163,137             160,717
Other receivables...........................................           32,843             242,198
Inventory (Note 2)..........................................          219,232             169,635
                                                                 ------------        ------------
TOTAL CURRENT ASSETS........................................        5,281,906           7,781,060

LONG-TERM ASSETS:
Other intangible assets, net of amortization of $3,306,426
  and $2,760,972, respectively..............................        8,397,105           8,993,080
Investment in affiliated company............................          500,000             500,000
Acquired technology, net of amortization of $5,994,979 and
  $3,415,787, respectively..................................       66,222,393          68,801,585
                                                                 ------------        ------------
Furniture, equipment and motor vehicles, net of depreciation
  of $228,482 and $180,108, respectively....................          725,715             630,585
                                                                 ------------        ------------
TOTAL LONG-TERM ASSETS......................................       75,845,213          78,925,250
                                                                 ------------        ------------
TOTAL ASSETS................................................     $ 81,127,119        $ 86,706,310
                                                                 ============        ============

                               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued expenses and other current liabilities..............     $  1,539,140        $  1,623,441
Accounts payable............................................          830,463             786,766
Due to affiliate............................................               --              55,517
Other loans and overdrafts..................................            7,384             140,510
                                                                 ------------        ------------
TOTAL CURRENT LIABILITIES...................................     $  2,376,987        $  2,606,234
                                                                 ------------        ------------
LONG TERM DEBT, NET OF CURRENT MATURITIES...................        4,000,000           4,000,000
                                                                 ------------        ------------
TOTAL LIABILITIES...........................................     $  6,376,987        $  6,606,234
                                                                 ------------        ------------
STOCKHOLDERS' EQUITY:
Common Stock ($0.001 par value; 22,000,000 shares
  authorized, 10,485,000 shares issued and 10,465,000 shares
  issued, respectively).....................................     $     10,485        $     10,465
Additional paid-in capital..................................       95,584,128          95,434,348
Cumulative translation adjustment...........................         (140,420)            292,866
Accumulated deficit.........................................      (20,984,901)        (15,637,603)
                                                                 ------------        ------------
TOTAL STOCKHOLDERS' EQUITY..................................       74,750,132          80,100,076
                                                                 ------------        ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................     $ 81,127,119        $ 86,706,310
                                                                 ============        ============

          See accompanying notes to consolidated financial statements

                        CELLPOINT INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                (AMOUNTS IN US$)

                                                                         THREE MONTHS ENDED
                                                              -----------------------------------------
                                                              SEPTEMBER 30, 2000    SEPTEMBER 30, 1999
                                                              -------------------   -------------------
                                                                  (UNAUDITED)           (UNAUDITED)
Sales, net..................................................      $   978,121           $    81,319

Cost of sales...............................................          253,935                    --
                                                                  -----------           -----------

Gross profit................................................          724,186                81,319
                                                                  -----------           -----------

Selling, general and administrative expenses................       (2,565,310)             (668,054)

Professional fees...........................................         (229,249)             (181,255)

Depreciation and amortization...............................       (3,124,646)             (509,235)

  TOTAL OPERATING EXPENSES..................................       (5,919,205)           (1,358,544)
                                                                  -----------           -----------

Loss from operations........................................       (5,195,019)           (1,277,225)

Interest expense, net of interest income and other..........         (152,279)             (510,760)

NET LOSS....................................................      $(5,347,298)          $(1,787,985)
                                                                  ===========           ===========

Net loss per share basic and diluted........................            (0.61)                (0.22)
                                                                  ===========           ===========

Weighted average shares outstanding basic and diluted.......        8,743,630             8,190,000

          See accompanying notes to consolidated financial statements

                        CELLPOINT INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                (AMOUNTS IN US$)

                                                               THREE MONTH
                                                               PERIOD ENDED
                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                   2000             1999
                                                              --------------   --------------
                                                               (UNAUDITED)      (UNAUDITED)
Net loss....................................................    $(5,347,298)    $(1,787,985)
Other comprehensive income (loss), cumulative foreign
  exchange adjustments......................................       (152,446)         (2,841)
                                                                -----------     -----------
Comprehensive loss for fiscal year..........................    $(5,194,852)    $(1,790,826)
                                                                ===========     ===========

          See accompanying notes to consolidated financial statements

                        CELLPOINT INC. AND SUBSIDIARIES

                                                                    THREE MONTHS ENDED
                                                              -------------------------------
                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                   2000             1999
                                                              --------------   --------------
                                                               (UNAUDITED)      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................   $(5,347,503)     $(1,787,985)
Adjustments to reconcile net loss to net cash used in
  operating activities:
Depreciation and amortization...............................     3,124,646          509,235
Noncash financing costs.....................................            --          330,000

CHANGES IN OPERATING ASSETS AND LIABILITIES:
Increase in accounts receivable.............................      (786,111)         (39,118)
(Increase) decrease in inventory............................       (49,597)              --
Decrease in other assets....................................       103,567             (193)
Increase in prepaid expenses................................       206,935          (33,504)
Increase in accrued expenses and other current
  liabilities...............................................      (217,427)         177,463
Increase (decrease) in accounts payable.....................        43,697          119,603
Decrease in advances from employee..........................            --               --
(Decrease) increase in due from affiliate...................       (55,517)          20,932
                                                               -----------      -----------
NET CASH USED IN OPERATING ACTIVITIES.......................    (2,977,105)        (703,567)
                                                               ===========      ===========
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets....................................       (44,609)         (26,517)
                                                               -----------      -----------
NET CASH USED IN INVESTING ACTIVITIES.......................       (44,609)         (26,517)
                                                               ===========      ===========
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of stockholders' loans...........................            --         (150,000)
Proceeds from notes payable.................................            --        2,000,000
Net proceeds from issuance of shares........................       149,800               --
                                                               -----------      -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................       149,800        1,850,000
                                                               ===========      ===========
Effect of changes in exchange rates on cash.................      (152,446)          (2,841)
                                                               -----------      -----------
Increase (decrease) in cash and cash equivalents............    (3,024,360)       1,117,075

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............     6,624,662          180,073
                                                               -----------      -----------
CASH AND CASH EQUIVALENT, END OF PERIOD.....................   $ 3,600,302      $ 1,297,148
                                                               ===========      ===========

          See accompanying notes to consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

    NATURE OF REPORT. The consolidated balance sheet at the end of the preceding fiscal year has been derived from the audited consolidated balance sheet contained in the Company's Annual Report on Form 10-KSB, on file with the Securities and Exchange Commission, and is presented for comparative purposes. All other financial statements are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and changes in cash flows, for all periods presented, have been made. The results of operations for interim periods are not necessarily indicative of the operating results for the full year.

    INVENTORIES. Inventories are valued at the lower of cost or market value, with cost determined using First-in, First-out method.

    PATENTS AND TRADEMARKS. Patent and trademark costs represent the cost of preparing and filing applications to patent the Company's proprietary technologies. Such costs are amortized over shorter of the life of the patent or the economic "lives" of the assets, generally three years, beginning on the date the patents or rights are issued.

    SOFTWARE DEVELOPMENT COSTS. Software development costs for products and certain product enhancements are capitalized subsequent to the establishment of their technological feasibility (as defined in Statement of Financial Accounting Standards No. 86) based upon the existence of working models of the products which are ready for initial customer testing. Costs incurred prior to such technological feasibility or subsequent to a product's general release to customers are expensed as incurred. Amortization expense is based on the ratio that current gross revenues bear to total estimated gross revenues, which was an amount approximating the amortization on a straight-line method over the estimated economic life of the product of three years.

    FOOTNOTES. Certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB, on file with the Securities and Exchange Commission.

    ESTIMATES AND UNCERTAINTIES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates. Estimates relate primarily to recoverability of the Company's tangible and intangible assets.

    PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                                  (UNAUDITED)

2.  INVENTORIES

                                                              SEPTEMBER 30, 2000    SEPTEMBER 30, 1999
                                                              -------------------   -------------------
                                                                  (UNAUDITED)           (UNAUDITED)
Work in progress............................................       $     --              $ 86,879

Finished goods..............................................        219,232                82,756
                                                                   --------              --------

                                                                   $219,232              $169,635

3.  ACQUISITION

    On February 29, 2000, the Company acquired all of the outstanding shares of unwire AB for 1,075,000 shares of the Company's Common Stock, having a fair market value of approximately $72 million. Such fair market value was determined based on the average of the closing prices of the Company's common stock for the two days immediately prior to the Company's announcement of the transaction on February 17, 2000. The Company accounted for this acquisition as a purchase. The excess cost over fair market value of the net tangible assets acquired was approximately $72 million and was allocated to acquired technology which will be amortized over seven years. Results of operations have been included in the Company's consolidated financial statements for the period from July 1, 2000 through September 30, 2000.

    The pro forma unaudited results of operations for the three months ended September 30, 1999, combining the acquisition of Unwire AB as though it was acquired by the Company as of July 1, 1999, are as follows:


Revenue.....................................................  $  150,886

Net Loss....................................................  $2,028,697

4.  SEGMENT INFORMATION

    The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" for fiscal 2000 year end reporting. The statement requires disclosure of certain financial information related to operating segments. The Company has determined that it operates in two reportable segments, positioning technology/location services and telematics. The positioning segment is primarily engaged in the development, manufacture and sales of its proprietary positioning systems to provide identifiable locations for specific cellphone handsets. The telematics segment is engaged in the development manufacture and sales of telematics based applications. Its equipment and process innovations are used in a broad range of industries and applications including credit transfer for financial instructions.

    The accounting policies of the reportable segments are the same as those described in the financial statements. The segments are measured on operating profits or losses before net interest income and income taxes.

                                  (UNAUDITED)

4.  SEGMENT INFORMATION (CONTINUED)
    A summary of the Company's operations by segment for the three months ended September 30, 2000 as follows:

                                                        POSITIONING   TELEMATICS       TOTAL
                                                        -----------   -----------   -----------
THREE MONTHS ENDED SEPTEMBER 30, 2000

Revenues..............................................  $   925,553   $    52,568   $   978,121
Loss from operations..................................    2,181,951     3,013,068     5,195,019
Total assets..........................................   14,439,993    66,687,124    81,127,119
Depreciation and amortization.........................      523,095     2,601,551     3,124,646

THREE MONTHS ENDED SEPTEMBER 30, 1999

Revenues..............................................  $    81,319            --   $    81,319
Loss from operations..................................    1,227,225            --     1,227,225
Total assets..........................................   12,483,714            --    12,483,714
Depreciation and amortization.........................      509,235            --       509,235

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    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS ON BEHALF OF THE COMPANY NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 --------
CELLPOINT INC..................................      3
WHERE YOU CAN FIND MORE INFORMATION ABOUT US...      3
FORWARD-LOOKING STATEMENTS.....................      3
SUMMARY INFORMATION............................      4
SUMMARY CONSOLIDATED FINANCIAL INFORMATION AND
  OTHER DATA...................................      6
RISK FACTORS...................................      7
USE OF PROCEEDS................................     14
DIVIDEND POLICY................................     14
CAPITALIZATION.................................     15
SELECTED CONSOLIDATED FINANCIAL INFORMATION....     16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
  OPERATION....................................     17
BUSINESS.......................................     25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT...............................     35
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
  CONTROL PERSONS..............................     38
EXECUTIVE COMPENSATION.........................     39
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS.................................     40
MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
  EQUITY AND OTHER STOCKHOLDER MATTERS.........     42
DESCRIPTION OF SECURITIES......................     42
RECENT SALES OF UNREGISTERED SECURITIES........     44
THE SELLING STOCKHOLDERS.......................     45
PLAN OF DISTRIBUTION...........................     50
INDEMNIFICATION................................     51
LEGAL OPINIONS.................................     51
EXPERTS........................................     51
FINANCIAL STATEMENTS...........................    F-1

                                1,883,801 SHARES
                                       OF
                                  COMMON STOCK

                                 CELLPOINT INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                           August 4, 2000, as amended
                            as of December 29, 2000

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